Exhibit 10.1

$75,000,000 REVOLVING CREDIT FACILITY

$40,000,000 TERM LOAN

CREDIT AGREEMENT

by and among

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

and

THE OTHER BORROWERS PARTY HERETO

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

PNC CAPITAL MARKETS LLC, as Lead Arranger and Sole Bookrunner

Dated as of August 18, 2011

CUSIP # 91383LAA7

TABLE OF CONTENTS

				Page
1.	CERTAIN DEFINITIONS			1

1.1	Certain Definitions			1

1.2	Construction			26

1.3	Accounting Principles; Changes in GAAP			26

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			27
	2.1	Revolving Credit Commitments		27
		2.1.1	Revolving Credit Loans	27
		2.1.2	Swing Loan Commitment	27
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans		27
	2.3	Commitment Fees		28
	2.4	Revolving Credit Loan Requests; Swing Loan Requests		28
		2.4.1	Revolving Credit Loan Requests	28
		2.4.2	Swing Loan Requests	29
	2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans		29
		2.5.1	Making Revolving Credit Loans	29
		2.5.2	Presumptions by the Administrative Agent	29
		2.5.3	Making Swing Loans	30
		2.5.4	Repayment of Revolving Credit Loans	30
		2.5.5	Borrowings to Repay Swing Loans	30
		2.5.6	Swing Loans Under Cash Management Agreements	30
	2.6	Notes		31
	2.7	Use of Proceeds		31
	2.8	Letter of Credit Subfacility		31
		2.8.1	Issuance of Letters of Credit	31
		2.8.2	Letter of Credit Fees	32
		2.8.3	Disbursements, Reimbursement	32
		2.8.4	Repayment of Participation Advances	33
		2.8.5	Documentation	34
		2.8.6	Determinations to Honor Drawing Requests	34
		2.8.7	Nature of Participation and Reimbursement Obligations	34
		2.8.8	Indemnity	36
		2.8.9	Liability for Acts and Omissions	36
		2.8.10	Issuing Lender Reporting Requirements	37
	2.9	Defaulting Lenders		38

- i -

	2.10	Increase in Revolving Credit Commitments		39

3.	TERM LOANS			41
	3.1	Term Loan Commitments		41
	3.2	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms		41

4.	INTEREST RATES			41
	4.1	Interest Rate Options		41
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate	42
		4.1.2	Term Loan Interest Rate Options	42
		4.1.3	Rate Quotations	42
	4.2	Interest Periods		42
		4.2.1	Amount of Borrowing Tranche	43
		4.2.2	Renewals	43
	4.3	Interest After Default		43
		4.3.1	Letter of Credit Fees, Interest Rate	43
		4.3.2	Other Obligations	43
		4.3.3	Acknowledgment	43
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		43
		4.4.1	Unascertainable	43
		4.4.2	Illegality; Increased Costs; Deposits Not Available	44
		4.4.3	Administrative Agent’s and Lender’s Rights	44
	4.5	Selection of Interest Rate Options		45

5.	PAYMENTS			45
	5.1	Payments		45
	5.2	Pro Rata Treatment of Lenders		45
	5.3	Sharing of Payments by Lenders		46
	5.4	Presumptions by Administrative Agent		46
	5.5	Interest Payment Dates		47
	5.6	Voluntary Prepayments		47
		5.6.1	Right to Prepay	47
		5.6.2	Replacement of a Lender	48
	5.7	Mandatory Prepayments		48
		5.7.1	Borrowing Base Exceeded	48
		5.7.2	Sale of Assets	49
		5.7.3	Insurance or Condemnation Proceeds	49
		5.7.4	Additional Indebtedness	49
		5.7.5	Application Among Loans and Interest Rate Options	49
	5.8	Increased Costs		50
		5.8.1	Increased Costs Generally	50
		5.8.2	Capital Requirements	51
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	51

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		5.8.4	Delay in Requests	51
	5.9	Taxes		51
		5.9.1	Payments Free of Taxes	51
		5.9.2	Payment of Other Taxes by the Borrowers	52
		5.9.3	Indemnification by the Borrowers	52
		5.9.4	Evidence of Payments	52
		5.9.5	Status of Lenders	52
	5.10	Indemnity		53
	5.11	Settlement Date Procedures		54
	5.13	Collections; Administrative Agent’s Right to Notify Account Debtors		54

6.	REPRESENTATIONS AND WARRANTIES			55
	6.1	Representations and Warranties		55
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	55
		6.1.2	Subsidiaries and Owners; Investment Companies	55
		6.1.3	Validity and Binding Effect	56
		6.1.4	No Conflict; Material Agreements; Consents	56
		6.1.5	Litigation	56
		6.1.6	Financial Statements	57
		6.1.7	Margin Stock	57
		6.1.8	Full Disclosure	58
		6.1.9	Taxes	58
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc	58
		6.1.11	Liens in the Collateral	58
		6.1.12	Insurance	58
		6.1.13	ERISA Compliance	59
		6.1.14	Environmental Matters	59
		6.1.16	Acquisition Documents	59
	6.2	Updates to Schedules		60

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			60
	7.1	First Loans and Letters of Credit		60
		7.1.1	Deliveries	60
		7.1.2	Payment of Fees	63
	7.2	Each Loan or Letter of Credit		63

8.	COVENANTS			64
	8.1	Affirmative Covenants		64
		8.1.1	Preservation of Existence, Etc	64
		8.1.2	Payment of Liabilities, Including Taxes, Etc	64
		8.1.3	Maintenance of Insurance	64
		8.1.4	Maintenance of Properties and Leases	65
		8.1.5	Visitation Rights	65
		8.1.6	Keeping of Records and Books of Account	66
		8.1.7	Compliance with Laws; Use of Proceeds	66

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		8.1.8	Further Assurances	66
		8.1.9	Anti-Terrorism Laws	66
		8.1.10	Exercise of Rights	66
	8.2	Negative Covenants		67
		8.2.1	Indebtedness	67
		8.2.2	Liens; Lien Covenants	67
		8.2.3	Guaranties	67
		8.2.4	Loans and Investments	68
		8.2.5	Dividends and Related Distributions	68
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions	68
		8.2.7	Dispositions of Assets or Subsidiaries	70
		8.2.8	Affiliate Transactions	70
		8.2.9	Subsidiaries, Partnerships and Joint Ventures	70
		8.2.10	Continuation of or Change in Business	71
		8.2.11	Fiscal Year	71
		8.2.12	Issuance of Stock	71
		8.2.13	Changes in Organizational Documents	71
		8.2.14	Prepayment of Indebtedness and Modification of Material Contracts	72
		8.2.15	Seller Note Payments	72
		8.2.16	Negative Pledges	72
		8.2.18	Minimum Fixed Charge Coverage Ratio	72
		8.2.19	Maximum Leverage Ratio	73
	8.3	Reporting Requirements		73
		8.3.1	Quarterly Financial Statements	73
		8.3.2	Annual Financial Statements	73
		8.3.3	Certificate of the Borrowers	73
		8.3.4	Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables	73
		8.3.5	Notices	74

9.	DEFAULT			75
	9.1	Events of Default		75
		9.1.1	Payments Under Loan Documents	75
		9.1.2	Breach of Warranty	75
		9.1.3	Breach of Negative Covenants or Visitation Rights	75
		9.1.4	Breach of Other Covenants	75
		9.1.5	Defaults in Other Agreements or Indebtedness	75
		9.1.6	Final Judgments or Orders	75
		9.1.7	Loan Document Unenforceable	75
		9.1.8	Uninsured Losses; Proceedings Against Assets	76
		9.1.9	Events Relating to Plans and Benefit Arrangements	76
		9.1.10	Change of Control	76
		9.1.11	Material Adverse Change	76
		9.1.12	Relief Proceedings	76
	9.2	Consequences of Event of Default		76

- iv -

		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	76
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	77
		9.2.3	Set-off	77
		9.2.4	Application of Proceeds	78

10.	THE ADMINISTRATIVE AGENT			78
	10.1	Appointment and Authority		78
	10.2	Rights as a Lender		78
	10.3	Exculpatory Provisions		79
	10.4	Reliance by Administrative Agent		80
	10.5	Delegation of Duties		80
	10.6	Resignation of Administrative Agent		80
	10.7	Non-Reliance on Administrative Agent and Other Lenders		81
	10.8	No Other Duties, etc		82
	10.9	Administrative Agent’s Fee		82
	10.10	Authorization to Release Collateral and Guarantors		82
	10.11	No Reliance on Administrative Agent’s Customer Identification Program		82

11.	MISCELLANEOUS			82
	11.1	Modifications, Amendments or Waivers		82
		11.1.1	Increase of Commitment	82
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment	83
		11.1.3	Release of Collateral or Guarantor	83
		11.1.4	Miscellaneous	83
	11.2	No Implied Waivers; Cumulative Remedies		83
	11.3	Expenses; Indemnity; Damage Waiver		84
		11.3.1	Costs and Expenses	84
		11.3.2	Indemnification by the Loan Parties	84
		11.3.3	Reimbursement by Lenders	85
		11.3.4	Waiver of Consequential Damages, Etc	85
		11.3.5	Payments	85
	11.4	Holidays		85
	11.5	Notices; Effectiveness; Electronic Communication		86
		11.5.1	Notices Generally	86
		11.5.2	Electronic Communications	86
		11.5.3	Change of Address, Etc	86
	11.6	Severability		86
	11.7	Duration; Survival		87
	11.8	Successors and Assigns		87
		11.8.1	Successors and Assigns Generally	87
		11.8.2	Assignments by Lenders	87
		11.8.3	Register	89
		11.8.4	Participations	89

- v -

	11.8.5	Limitations upon Participant Rights Successors and Assigns Generally	90
	11.8.6	Certain Pledges; Successors and Assigns Generally	90
11.9	Confidentiality		90
	11.9.1	General	90
	11.9.2	Sharing Information With Affiliates of the Lenders	90
11.10	Counterparts; Integration; Effectiveness		91
	11.10.1	Counterparts; Integration; Effectiveness	91
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		91
	11.11.1	Governing Law	91
	11.11.2	SUBMISSION TO JURISDICTION	91
	11.11.3	WAIVER OF VENUE	92
	11.11.4	SERVICE OF PROCESS	92
	11.11.5	WAIVER OF JURY TRIAL	92
11.12	USA Patriot Act Notice		92
11.13	Payment of Debt; Joint and Several Obligations; Borrowing Agency		93
	11.13.1	Borrowers	93
	11.13.2	Designation of Borrowing Agent; Nature of Borrowing Agency	93
11.14	Additional Waivers of Borrowers		93
11.15	Relative Priority of Security Interests; Limitation of Certain Liabilities		94
11.16	Joinder		95

- vi -

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID (INTEREST AND LETTER OF CREDIT FEE)
SCHEDULE 1.1(B)	-	PRICING GRID (COMMITMENT FEE)
SCHEDULE 1.1(C)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(D)	-	QUALIFIED ACCOUNTS
SCHEDULE 1.1(E)	-	QUALIFIED INVENTORY
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.13	-	ERISA
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-	BORROWER JOINDER
EXHIBIT 1.1(C)	-	COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)	-	INDEMNITY
EXHIBIT 1.1(I)(2)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(L)	-	ASSIGNMENT OF RENTS AND LEASES
EXHIBIT 1.1(M)	-	MORTGAGE
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	TERM NOTE
EXHIBIT 1.1(P)(1)	-	PLEDGE AGREEMENT (MEMBERSHIP INTERESTS)
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT (STOCK)
EXHIBIT 1.1(S)(1)	-	SECURITY AGREEMENT
EXHIBIT 1.1(S)(2)	-	SELLER SUBORDINATION AGREEMENT
EXHIBIT 2.4.1	-	LOAN REQUEST
EXHIBIT 2.4.2	-	SWING LOAN REQUEST
EXHIBIT 7.1.1(A)	-	CLOSING COMPLIANCE CERTIFICATE
EXHIBIT 7.1.1(B)	-	SOLVENCY CERTIFICATE
EXHIBIT 8.2.6	-	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 8.3.4	-	BORROWING BASE CERTIFICATE

- vii -

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of August 18, 2011 and is made by and among UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (“Universal”) and each of the other BORROWERS (as hereinafter defined), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

The Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed Seventy Five Million and 00/100 Dollars ($75,000,000.00) and (ii) a Forty Million and 00/100 Dollar ($40,000,000.00) term loan facility. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by a Loan Party. All Accounts, whether Qualified Accounts or not, shall be subject to the Administrative Agent’s Prior Security Interest.

Account Debtor shall mean any Person who is or who may become obligated to a Loan Party under, with respect to, or on account of, an Account.

Acquisition shall mean the acquisition by North Jackson of substantially all of the assets of the Sellers pursuant to the Acquisition Agreement, which acquisition shall occur simultaneously with the Closing.

Acquisition Agreement shall mean that certain Asset Purchase Agreement, dated as of June 10, 2011, by and among Patriot Special Metals, Inc., an Ohio corporation, RSM Real Estate Holding, Inc., an Ohio corporation (collectively, the “Sellers”), John Dimitrieff, an individual, Gordon Dimitrieff, an individual, Robert Dimitrieff, an individual (collectively, the “Sellers”) and Universal.

Acquisition Assignment Agreement shall mean that certain Assignment and Assumption Agreement, dated August 18, 2011, by and between Universal and North Jackson with respect to the assignment by Universal to North Jackson of certain rights and obligations under the Acquisition Agreement.

Acquisition Documents shall mean collectively, the Acquisition Agreement, the Acquisition Assignment Agreement, the Seller Notes and all other agreements, documents, schedules, exhibits and instruments executed or to be executed or delivered in connection therewith or in support thereof.

Adjustment Date shall have the meaning specified in Schedule 1.1(B).

Administrative Agent shall have the meaning specified in the Preamble hereof.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting or other equity interests of such Person, or (iii) ten percent (10%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

Agreement shall have the meaning specified in the Preamble hereof.

Alternate Source shall have the meaning specified in the definition of LIBOR Rate.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Average Revolving Facility Usage then in effect according to the pricing grid on Schedule 1.1(B) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”,

(B) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Base Rate Spread”,

(C) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”, or

(D) the percentage spread to be added to the LIBOR Rate applicable to Term Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan LIBOR Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrowing Agent, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowing Agent may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Average Revolving Facility Usage shall mean, as of any date of determination, the average daily Revolving Facility Usage for the fiscal quarter most recently ended.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus one half of one percent (0.50%), and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus one percent (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in either Section 4.1.1(i) [Revolving Credit Interest Rate Options] or Section 4.1.2(i) [Term Loan Interest Rate Options], as applicable.

Borrower or Borrowers shall mean, singularly or collectively as the context may require, Universal, Dunkirk, North Jackson and each other Person which joins this Agreement as a Borrower after the date hereof pursuant to Section 11.16 [Joinder].

Borrower Joinder shall mean a joinder by a Person as a Borrower under this Agreement, the Notes and the other Loan Documents in substantially the form of Exhibit 1.1(B).

Borrowing Agent shall mean Universal.

Borrowing Base shall mean at any time the sum of (i) eighty five percent (85%) of Qualified Accounts, plus (ii) fifty five percent (55%) of Qualified Inventory. Notwithstanding anything to the contrary herein, the Administrative Agent may, in its Permitted Discretion, or shall at the direction of the Required Lenders in their commercially reasonable discretion, at any time hereafter, decrease the advance percentage for Qualified Accounts and Qualified Inventory, or increase the level of any reserves or ineligibles, or define or maintain such other reserves or ineligibles, as the Administrative Agent or Required Lenders, as applicable, may deem necessary or appropriate. Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrowing Agent for the purpose of calculating the Borrowing Base hereunder.

Borrowing Base Certificate shall mean a certificate in substantially the form of Exhibit 8.3.4 pursuant to which the Borrowers shall compute the Borrowing Base. The Borrowers shall deliver the Borrowing Base Certificate at the time specified in Section 8.3.4 [Borrowing Base Certificates, Etc.].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Cash Management Agreements shall have the meaning specified in Section 2.5.6 [Swing Loans Under Cash Management Agreements].

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Closing Compliance Certificate shall have the meaning assigned to that term in Section 7.1.1(viii) [Deliveries].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be August 18, 2011.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the collateral under (i) the Security Agreement (ii) each Pledge Agreement, (iii) the Collateral Assignment, (iv) any Patent, Trademark and Copyright Security Agreement, (v) the Lease Assignment and (vi) the Mortgage.

Collateral Assignment or Collateral Assignments shall mean (i) the Collateral Assignment of Representations, Warranties, Covenants, Indemnity, Escrow and Purchase Price Adjustment Rights in substantially the form of Exhibit 1.1 (C), executed and delivered by North Jackson to the Administrative Agent (for its benefit and for the benefit of the Lenders), and (ii) each Collateral Assignment executed and delivered by the applicable Loan Party to the Administrative Agent (for its benefit and for the benefit of the Lenders) in connection with any Permitted Acquisition, in form and substance satisfactory to the Administrative Agent.

Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].

Consideration shall mean with respect to any Permitted Acquisition, without duplication, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, in connection therewith, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, non-cash impairment charges and other non-cash charges to net income, interest expense, income tax expense, Transaction Expenses paid during the fiscal quarter ended December 31, 2010 in an amount not to exceed Six Hundred Sixty Nine Thousand and 00/100 Dollars ($669,000.00), Transaction Expenses paid during the fiscal quarter ended March 31, 2011 in an amount not to exceed Two Hundred Nineteen Thousand and 00/100 Dollars ($219,000.00), Transaction Expenses paid during the fiscal quarter ended June 30, 2011 in an amount not to exceed Four Hundred Ninety-Six Thousand and 00/100 Dollars ($496,000.00), non-recurring Transaction Expenses incurred after June 30, 2011 which are expensed and not capitalized in an amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00) minus (ii) non-cash credits to net income, in each case of Universal and its Subsidiaries for such period determined and consolidated in accordance with GAAP. For purposes of calculating Consolidated EBITDA, (a) with respect to any Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties in accordance with and as permitted by the terms and provisions of the final loan documentation, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

Consolidated Funded Indebtedness shall mean, for any period of determination, the principal balance of the Loans and all obligations of Universal and its Subsidiaries for borrowed money (including, without limitation, capitalized leases), plus (without duplication) contingent liabilities related to letters of credit and guaranties of Universal and its Subsidiaries, in each case determined and consolidated for Universal and its Subsidiaries in accordance with GAAP.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Loan Party or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.9 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Person shall mean an entity organized under the laws of any state of the United States of America or the District of Columbia.

Drawing Date shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Dunkirk shall mean Dunkirk Specialty Steel, LLC, a Delaware limited liability company.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with any Loan Party and are treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan for which notice is not waived; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification is received by a Loan Party or any ERISA Affiliate that a Multiemployer Plan is in reorganization under Section 4241(a) of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section4041 of ERISA, or the receipt of notice by a Loan Party or any ERISA Affiliate that an amendment to any Multiemployer Plan constitutes a termination of the Multiemployer Plan under Section 4041A of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or receipt of notice by a Loan Party or any ERISA Affiliate of the insolvency of a Multiemployer Plan under Section 4245 of ERISA; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

ERISA Group shall mean, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, are treated as a single employer under Section 414 of the Internal Revenue Code.

Eurocurrency Liabilities shall have the meaning specified in the definition of LIBOR Reserve Percentage.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 5.9.1 [Payment Free of Taxes].

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, August 18, 2016.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100th of one percent (1.00%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, a “Federal Funds Open Rate Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Federal Funds Open Rate Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Federal Funds Open Rate Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

Federal Funds Open Rate Alternate Source shall have the meaning specified in the definition of Federal Funds Open Rate.

Fixed Charge Coverage Ratio shall mean the ratio of (i) Consolidated EBITDA to (ii) Fixed Charges.

Fixed Charges shall mean for any period of determination the sum of interest expense, cash income taxes, scheduled principal installments on Indebtedness (without giving effect to any voluntary prepayments of such Indebtedness), capital expenditures (excluding Specified North Jackson Capital Expenditures) and payments under capitalized leases, in each case of Universal and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.16 [Joinder].

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement or Guaranty Agreements shall mean, singularly or collectively, as the context may require, (i) the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2), executed and delivered by USAP Holdings to the Administrative Agent (for its benefit and for the benefit of the Lenders) and (ii) any other Guaranty and Suretyship Agreement made by any Guarantor to the Administrative Agent (for its benefit and for the benefit of the Lenders), in form and substance satisfactory to the Administrative Agent.

Increasing Lender shall have the meaning assigned to that term in Section 2.10(i) [Increasing Lenders and New Lenders].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Loan Parties].

Indemnity shall mean the Indemnity Agreement in substantially the form of Exhibit 1.1(I)(1) executed and delivered by the Loan Parties to the Administrative Agent (for its benefit and for the benefit of the Lenders) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in substantially the form attached hereto as Exhibit 1.1(I)(2).

Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3) or six (6) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowers are renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date or the Maturity Date, as applicable.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Inventory shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by any Loan Party which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in the such Loan Party’s business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Loan Party, and (b) all packing, shipping and advertising materials relating to all or any such property. All Inventory, whether Qualified Inventory or not, shall be subject to the Lenders’ Prior Security Interest.

IRS shall mean the Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lease Assignment shall mean the Assignment of Rents and Leases in substantially the form of Exhibit 1.1(L) executed and delivered by North Jackson to the Administrative Agent (for its benefit and for the benefit of the Lenders) with respect to the Mortgaged Premises.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(C) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.8.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of the date of determination, the ratio of (i) Senior Indebtedness to (ii) Consolidated EBITDA.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

London interbank offered rates quoted by Bloomberg
LIBOR Rate	=	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option] or Section 4.1.2(ii) [Term Loan LIBOR Rate Option], as applicable.

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Assignment, each Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Lease Assignment, the Mortgage, the Notes, each Patent, Trademark and Copyright Security Agreement, each Pledge Agreement, the Security Agreement, the Seller Subordination Agreement, the Waivers and any other instruments, certificates or documents delivered in connection herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning specified in Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Maturity Date shall mean, with respect to the Term Loan Commitments, August 18, 2016.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Mortgage shall mean the Mortgage in substantially the form of Exhibit 1.1(M) executed and delivered by North Jackson to the Administrative Agent (for its benefit and for the benefit of the Lenders) with respect to the Mortgaged Premises.

Mortgaged Premises shall mean those certain premises and improvements owned by North Jackson and located in Jackson Township, Mahoning County, Ohio.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or an ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

New Lender shall have the meaning assigned to that term in Section 2.10(i) [Increasing Lenders and New Lenders].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

North Jackson shall mean North Jackson Specialty Steel, LLC, a Delaware limited liability company.

Notes shall mean, collectively, the promissory notes in substantially the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in substantially the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and substantially in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

NY Loan Documents shall mean, collectively, (a) that certain Promissory Note, dated February 13, 2002, made by Dunkirk Acquisition, LLC (predecessor to Dunkirk) in favor of New York Job Development Authority, d/b/a Empire State Development Corporation in the principal amount of One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00), (b) that certain Guaranty, dated February 13, 2002, made by Universal in favor of New York Job Development Authority, d/b/a Empire State Development Corporation ($1,900,000 Loan), (c) that certain Security Agreement, dated February 13, 2002, by and between Dunkirk Acquisition, LLC (predecessor to Dunkirk) and New York Job Development Authority, d/b/a Empire State Development Corporation ($1,900,000 Loan), (d) that certain Promissory Note, dated February 14, 2002, made by Dunkirk Acquisition, LLC (predecessor to Dunkirk) in favor of New York Job Development Authority, d/b/a Empire State Development Corporation in the principal amount of One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00), (e) that certain Guaranty, dated February 14, 2002, made by Universal in favor of New York Job Development Authority, d/b/a Empire State Development Corporation ($1,100,000 Loan) and (f) any and all other promissory notes, security agreements, mortgages, purchase agreements or other documentation entered into in connection with any of the foregoing.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge and (iii) any Other Lender Provided Financial Service Product.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

PA Loan Documents shall mean, collectively, (a) that certain BID Note, dated as of March 1, 1996, made by Universal in favor of the Commonwealth of Pennsylvania (Economic Development Fund), and (b) any and all other promissory notes, security agreements, mortgages, purchase agreements or other documentation entered into in connection with the foregoing.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Patent, Trademark and Copyright Security Agreement shall mean any Patent, Trademark and Copyright Security Agreement in form and substance satisfactory to the Administrative Agent executed and delivered by each of the Loan Parties to the Administrative Agent (for its benefit and for the benefit of the Lenders).

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean, at any time, any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, (including a “multiple employer plan,” as described in Sections 4063 and 4064 of ERISA but not a Multiemployer Plan), that is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code and is either (i) sponsored or maintained by any Loan Party or any ERISA Affiliate for employees of any Loan Party or any ERISA Affiliate or (ii) to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition shall have the meaning specified in Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Discretion shall mean a determination made by the Administrative Agent in good faith in the exercise of its reasonable business judgment based on how a lender with similar rights providing a credit facility of the type set forth herein would act, in the circumstances then applicable to the Loan Parties at the time with the information then available to it.

Permitted Investments shall mean any of the following: (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) commercial paper maturing in one hundred eighty (180) days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above; and

(v) investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);

(vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix) Purchase Money Security Interests and capitalized leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

(x) Statutory and common law banker’s Liens and rights of setoff on bank deposits;

(xi) Subject to Sections 6.1.17 and 8.1.11 below, any Lien existing on the date of this Agreement granted under the PA Loan Documents or the NY Loan Documents; and

(xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders].

Permitted Prepayment Conditions shall mean, with respect to any voluntary prepayment by the applicable Loan Party of principal under any Seller Note pursuant to Section 8.2.14 [Prepayment of Indebtedness, Etc.], (a) satisfaction of any conditions set forth in such Seller Note and (b) satisfaction of the following conditions, as demonstrated by the Loan Parties immediately prior to and after giving effect to any such prepayment: (i) no Potential Default or Event of Default has occurred and is continuing, (ii) Undrawn Availability of at least Thirty Million and 00/100 Dollars ($30,000,000.00), and (iii) after giving effect to such prepayment, a pro forma Leverage Ratio not to exceed 0.50 below the then applicable Leverage Ratio required pursuant to Section 8.2.18 [Maximum Leverage Ratio] for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of such prepayment.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement or Pledge Agreements shall mean, singularly or collectively, as the context may require, (i) the Pledge Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by Universal to the Administrative Agent (for its benefit and for the benefit of the Lenders) with respect to all of the membership interests of Dunkirk and North Jackson owned by Universal, (ii) the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by Universal to the Administrative Agent (for its benefit and for the benefit of the Lenders) with respect to all of the capital stock of USAP Holdings owned by Universal, and (iii) any other Pledge Agreement executed and delivered by any Loan Party to the Administrative Agent (for its benefit and for the benefit of the Lenders), in form and substance satisfactory to the Administrative Agent.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.

Projections shall have the meaning specified in Section 6.1.6(ii) [Financial Projections].

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified Accounts shall mean any Accounts which the Administrative Agent in its Permitted Discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(D).

Qualified Inventory shall mean any Inventory which the Administrative Agent in its Permitted Discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(E).

Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.9 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

Reimbursement Obligation shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Required Lenders shall mean

(A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(C) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.8.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Schedule of Accounts shall mean a detailed aged trial balance of all then existing Accounts in form and substance satisfactory to Administrative Agent, specifying in each case the names, addresses, face amount and dates of invoice(s) for each Account Debtor obligated on an Account so listed and, if requested by the Administrative Agent, copies of proof of delivery and customer statements and the original copy of all documents, including, without limitation, repayment histories and present status reports, and such other matters and information relating to the status of the Accounts and/or the Account Debtors so scheduled as the Administrative Agent may from time to time reasonably request.

Schedule of Inventory shall mean a current schedule of Inventory in form and substance satisfactory to the Administrative Agent on an average cost value basis, itemizing and describing the kind, type, quality and quantity of Inventory, as determined by physical counts, the Borrowers’ costs therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto.

Schedule of Payables shall mean a detailed listing of the Borrowers’ existing accounts payable, specifying the names of each creditor and the amount owed to such creditor and such matters and information relating to the status of the Borrowers’ accounts payable so scheduled as the Administrative Agent may from time to time reasonably request.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S)(1) executed and delivered by each of the Loan Parties to the Administrative Agent (for its benefit and for the benefit of the Lenders).

Seller Notes shall mean, collectively, (i) that certain Convertible Note, dated of even date herewith, delivered by Universal to Gorbert Inc., a corporation incorporated under the laws of the province of Ontario, Canada, in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00), (ii) that certain Convertible Note, dated of even date herewith, delivered by Universal to Gorbert Inc., a corporation incorporated under the laws of the province of Ontario, Canada, in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00), (iii) that certain Convertible Note, dated of even date herewith, delivered by Universal to Gorbert Inc., a corporation incorporated under the laws of the province of Ontario, Canada, in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) and (iv) that certain Convertible Note, dated of even date herewith, delivered by Universal to Gorbert Inc., a corporation incorporated under the laws of the province of Ontario, Canada, in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00).

Sellers shall have the meaning specified in the definition of Acquisition Agreement.

Seller Subordination Agreement shall mean the Subordination Agreement, in the form attached hereto as Exhibit 1.1(S)(2), by and among the holders of the Seller Notes, the Administrative Agent and North Jackson.

Senior Indebtedness shall mean, as of any date of determination, (i) Consolidated Funded Indebtedness minus (ii) the sum of (a) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement and (b) Indebtedness under the Seller Notes, as such Indebtedness is subordinated pursuant to the terms of the Seller Subordination Agreement.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent or Solvency shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified North Jackson Capital Expenditures shall mean capital expenditures made to complete construction at the Mortgaged Premises and the installation and commissioning of equipment to be installed at the Mortgaged Premises in connection with Universal’s purchase of the Business (as such term is defined in the Acquisition Agreement) pursuant to the Acquisition Agreement; provided, however, that (i) with respect to such capital expenditures made in fiscal year 2011 in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), such excess amounts shall not be considered Specified North Jackson Capital Expenditures for the applicable period during which such expenditures were made and shall accordingly be included in the calculation of Fixed Charges, (ii) with respect to such capital expenditures made in fiscal year 2012 in excess of the sum of (a) Five Million and 00/100 Dollars ($5,000,000.00), plus (b) the positive difference, if any, between (y) Twenty-Five Million and 00/100 Dollars ($25,000,000.00), minus (z) the amount of such capital expenditures made in fiscal year 2011, such excess amounts shall not be considered Specified North Jackson Capital Expenditures for the applicable period during which such expenditures were made and shall accordingly be included in the calculation of Fixed Charges and (iii) with respect to such capital expenditures made after fiscal year 2012, such capital expenditures shall not be considered Specified North Jackson Capital Expenditures for the applicable period during which such expenditures were made and shall accordingly be included in the calculation of Fixed Charges.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Suretyship Portion shall have the meaning specified in Section 11.15 [Relative Priority of Security Interests; Limitation of Certain Liabilities].

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to Seven Million and 00/100 Dollars ($7,000,000.00).

Swing Loan Note shall mean the Swing Loan Note of the Borrowers in substantially the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(C) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Transaction Expenses shall mean any expenses incurred by any Loan Party in connection with the consummation of the transactions contemplated by the Acquisition Documents and the Loan Documents.

Undrawn Availability shall mean, as of any date of determination, an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Revolving Credit Commitments, minus (b) the sum of (i) the Revolving Facility Usage plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding beyond normal trade terms (excluding any such amounts being disputed by the applicable Borrower in good faith but only to the extent of such dispute), plus (iii) fees and expenses then due from the Borrowers hereunder which have not been paid or charged to the account of the Borrowers.

Universal shall have the meaning specified in the Preamble hereof.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

USAP Holdings shall mean USAP Holdings, Inc., a Delaware corporation.

Waivers shall mean, collectively, any and all landlord’s waivers, warehouse or processing facility waivers and mortgagee waivers, in form and substance satisfactory to the Administrative Agent, executed and delivered in connection with this Agreement.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time. All certificates and other required submissions made by any Authorized Officer of any Loan Party pursuant to the terms of this Agreement or any other Loan Document shall be deemed for all purposes as made by such Person solely in such Person’s capacity as such Authorized Officer.

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the foregoing, (A) all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements], and (B) if the Loan Parties notify the Administrative Agent in writing that the Loan Parties wish to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the

Administrative Agent notifies the Borrowing Agent in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Loan Parties and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they delivers their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of Seven Million and 00/100 Dollars ($7,000,000.00), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving

Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, PNC’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the Revolving Facility Usage; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 Revolving Credit Loan Requests; Swing Loan Requests.

2.4.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) for each Borrowing Tranche under the Base Rate Option.

2.4.2 Swing Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than One Hundred Thousand and 00/100 Dollars ($100,000.00).

2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.5.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.1 [Presumptions by the Administrative Agent].

2.5.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, [Swing Loan Requests] fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 o’clock p.m. on the Borrowing Date.

2.5.4 Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.5.5 Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.5.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between any Borrower and such Swing Loan Lender relating to such Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of such Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in such

Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.6 Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

2.7 Use of Proceeds. The Letters of Credit and the proceeds of the Loans shall be used (a) to provide working capital to the Borrowers, (b) for general corporate purposes of the Borrowers, including Permitted Acquisitions and costs and expenses associated with the Closing and the Acquisition, (c) to fund the Acquisition, and (d) to refinance certain existing Indebtedness of the Borrowers.

2.8 Letter of Credit Subfacility.

2.8.1 Issuance of Letters of Credit. Borrowers may at any time prior to the Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (provided that, subject to the following clause (B), the expiration date thereof may be subject to automatic extension), and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, Ten Million and 00/100 Dollars ($10,000,000.00) (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of (x) the Revolving Credit Commitments and (y) the Borrowing Base. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrowing Agent and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.8.2 Letter of Credit Fees. The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to one quarter of one percent (0.25%) per annum (in each case computed on the basis of a year of three hundred sixty (360) days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.8.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.8.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowing Agent and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.8.3.2 Each Lender shall upon any notice pursuant to Section 2.8.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.8.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8.3.2.

2.8.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8.3.

2.8.4 Repayment of Participation Advances.

2.8.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of

Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.8.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.8.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.8.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by the Borrowers, unless the Issuing Lender has received written notice from the Borrowers of such failure within three (3) Business Days after the Issuing Lender shall have furnished the Borrowing Agent and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.8.8 Indemnity. The Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.8.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.

2.8.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c) if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.8.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.8.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other

Lender hereunder, all Letter of Credit Fees payable under Section 2.8.2 with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be one hundred percent (100%) covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.9(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.9(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.10 Increase in Revolving Credit Commitments.

(i) Increasing Lenders and New Lenders. The Borrowers may, at any time prior to the fourth (4th) anniversary of the Closing Date, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(A) Requesting Increase. The Borrowers may make no more than two (2) requests to increase the Revolving Credit Commitments pursuant to this Section 2.10.

(B) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(C) Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(D) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed One Hundred Million and 00/100 Dollars ($100,000,000.00).

(E) Minimum Increase. The amount of any increase to the aggregate Revolving Credit Commitments requested pursuant to this Section 2.10 shall be at least Ten Million and 00/100 Dollars ($10,000,000.00).

(F) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries (or sole member or manager, if applicable) with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(G) Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

(H) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent in its Permitted Discretion.

(I) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(J) New Lenders—Joinder. Each New Lender shall execute a lender joinder in form and substance satisfactory to the Administrative Agent pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

(ii) Treatment of Outstanding Loans and Letters of Credit.

(A) Repayment of Outstanding Loans; Borrowing of New Loans. On the on the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers’ indemnity obligations under Section 5.10 [Indemnity]; provided that they may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.10.

(B) Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

3. TERM LOANS

3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrowers on the Closing Date in such principal amount as the Borrowers shall request up to, but not exceeding such Lender’s Term Loan Commitment.

3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Borrowers shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrowers, but each Lender’s Term Loan to the Borrowers shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans shall be payable in sixteen (16) consecutive quarterly installments each in the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), which installments are due and payable by the Borrowers beginning July 1, 2012 and on each Payment Date thereafter, with the final installment of the remaining principal balance and accrued and unpaid interest due and payable on the Maturity Date.

4. INTEREST RATES

4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2 Term Loan Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan LIBOR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

4.1.3 Rate Quotations. The Borrowing Agent may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods. At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative

Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00); and

4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by two percent (2.0%) per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and

4.3.3 Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowing Agent thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowing Agent. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowing Agent, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 12:00 noon on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 noon by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.5.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary of a Borrower (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) for any Swing Loan or Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.7 Mandatory Prepayments.

5.7.1 Borrowing Base Exceeded. Whenever the Revolving Facility Usage exceeds the Borrowing Base, the Borrowers shall make, within one (1) Business Day after the Borrowers learn of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the Revolving Facility Usage over the Borrowing Base, together with accrued interest on such principal amount.

5.7.2 Sale of Assets. Within five (5) Business Days of any sale of assets authorized by Section 8.2.7(v) [Disposition of Assets or Subsidiaries] by any Loan Party or any of its Subsidiaries when the net proceeds of such sale or the aggregate net proceeds of all such sales in any fiscal year exceed Four Million and 00/100 Dollars ($4,000,000.00), the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.5 [Application Among Loans and Interest Rate Options] equal to such excess after-tax net proceeds of such sale (as estimated in good faith by the Borrowing Agent), together with accrued interest on such principal amount, unless (i) no Event of Default or Potential Default then exists, and (ii) the Borrowers provide written notice to the Administrative Agent that such Loan Party and/or such Subsidiary intends to reinvest such net proceeds for the purchase of replacement assets within one hundred eighty (180) days after receipt of such net proceeds. The Borrowers shall evidence to the Administrative Agent’s satisfaction the replacement of such assets. In the event that such replacement has not occurred within one hundred eighty (180) days after the receipt of such net proceeds, the Borrowers shall immediately make a mandatory prepayment of principal on the Loans as required above. The foregoing shall not be deemed to be implied consent to any such sale of assets otherwise prohibited by the terms and conditions hereof.

5.7.3 Insurance or Condemnation Proceeds. Within five (5) Business Days of any receipt of insurance or condemnation proceeds by any Loan Party or any of its Subsidiaries when such proceeds or the aggregate amount of such proceeds in any fiscal year exceed Five Million and 00/100 Dollars ($5,000,000.00), the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.5 [Application Among Loans and Interest Rate Options] equal to such excess after-tax proceeds (as estimated in good faith by the Borrowing Agent), together with accrued interest on such principal amount, unless (i) no Event of Default or Potential Default then exists, and (ii) the Borrowers provide written notice to the Administrative Agent that such Loan Party and/or such Subsidiary intends to reinvest the insurance or condemnation proceeds for the purchase or rebuilding of replacement assets within three hundred sixty-five (365) days after receipt of the insurance or condemnation proceeds. The Borrowers shall evidence to the Administrative Agent’s satisfaction the rebuilding or replacement of such assets. In the event that such rebuilding or replacement has not occurred within three hundred sixty-five (365) days after the receipt of such insurance or condemnation proceeds, the Borrowers shall immediately make a mandatory prepayment of principal on the Loans as required above.

5.7.4 Additional Indebtedness. Within five (5) Business Days of any Loan Party’s or any of its Subsidiaries’ receipt of the proceeds of Indebtedness incurred by such Loan Party and/or such Subsidiary other than Indebtedness permitted under Section 8.2.1 [Indebtedness], the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.5 [Application Among Loans and Interest Rate Options] equal to such after-tax proceeds (as estimated in good faith by the Borrowing Agent), together with accrued interest on such principal amount. The foregoing shall not be deemed to be implied consent to any such incurrence of Indebtedness otherwise prohibited by the terms and conditions hereof.

5.7.5 Application Among Loans and Interest Rate Options. All prepayments required pursuant to Section 5.7.2 [Sale of Assets] through Section 5.7.4 [Additional

Indebtedness] with respect to: (i) the Mortgaged Premises (as defined in the Mortgage), shall first be applied to the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to the Revolving Credit Loans; and (ii) with respect to any property other than the Mortgaged Premises, shall first be applied to the Revolving Credit Loans, and then to the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. After giving effect to the allocations in the immediately preceding sentence, all prepayments required pursuant to this Section 5.7 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to the LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable LIBOR Interest Period.

5.8 Increased Costs.

5.8.1 Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

The obligations of the Borrowers pursuant to this Section 5.8.1 [Increased Costs Generally] are subject to the following: no Lender or the Issuing Lender shall enforce the provisions solely against any Borrower or against a few of such Lender’s or the Issuing Lender’s customers without in each case generally enforcing these (or similar provisions in other contracts) with respect to similarly situated borrowers (provided that, anything herein to the contrary notwithstanding, no Lender or the Issuing Lender shall be required to disclose to any Borrower the identity of, or the nature of such Lender’s or the Issuing Lender’s relationship with, any other of such Lender’s or the Issuing Lender’s customers).

5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified

Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.9.2 Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.9.3 Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

5.9.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to an Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowing Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of each Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii) default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of any Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowing Agent of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on [Mandatory Prepayment Dates] and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Collections; Administrative Agent’s Right to Notify Account Debtors. The Borrowers hereby authorize the Administrative Agent, now and at any time or times hereafter during the continuance of an Event of Default, to (i) notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Borrowers upon the Accounts directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. The Administrative Agent shall promptly furnish the Borrowing Agent with a copy of any such notice sent. Any such notice, in the Administrative Agent’s sole discretion, may be sent on any Borrower’s stationery, in which event the applicable Borrower shall co-sign such notice with the Administrative Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, the Borrowers agree to give such notice or obtain such approval.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the corporate, partnership or limited liability company power, as applicable, to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except to the extent the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change, (iv) has full corporate, partnership or limited liability company power, as applicable, to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not reasonably be expected to result in a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.

6.1.2 Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of Universal’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), and (ii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) (collectively the “Equity Interests”). Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary

Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any such Loan Document may be limited by bankruptcy, including, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performances.

6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement, the other Loan Documents or the Acquisition Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change. Except for the filing of financing statements, the Mortgage and the Lease Assignment in the state, county or other applicable filing or recordation offices and filings under the Hart Scott Rodino Antitrust Act, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

6.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

6.1.6 Financial Statements.

(i) Historical Statements. Universal has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal years ended December 31, 2009 and December 31, 2010. In addition, Universal has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2011 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by Universal’s management, are correct and complete and fairly represent the consolidated financial condition of Universal and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii) Financial Projections. Universal has delivered to the Administrative Agent projected financial statements (including, without limitation, statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of Universal and its Subsidiaries for the period from the Closing Date through December 31, 2016 derived from various assumptions of Universal’s management (the “Projections”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Universal’s management, it being understood that such Projections are (a) as to future events and not to be viewed as facts, (b) are subject to significant uncertainties and contingencies, many of which are beyond Universal’s control, and (c) no assurance can be given that the Projections will be realized. The Projections accurately reflect the approximate liabilities of Universal and its Subsidiaries upon consummation of the transactions contemplated hereby and under the Acquisition Documents as of the Closing Date.

(iii) Accuracy of Financial Statements. Neither Universal nor any Subsidiary of Universal has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto that would be required to be disclosed under GAAP, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Universal or any Subsidiary of Universal that would be required to be disclosed under GAAP and which could reasonably be expected to cause a Material Adverse Change. Since December 31, 2010, no Material Adverse Change has occurred.

6.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than twenty five percent (25%) of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any of the Acquisition Documents, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) the amount thereof is not individually or in the aggregate material, or (b) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without actual knowledge of possible, alleged or actual conflict with the rights of others.

6.1.11 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignments, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreements, the Security Agreement, the Lease Assignment and the Mortgage (collectively, the “Collateral Documents”) constitute and will continue to constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers.

6.1.12 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

6.1.13 ERISA Compliance.

(i) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Multiemployer Plan and each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(ii) Except as set forth in Schedule 6.1.13, no ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.14 Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed could not in the aggregate reasonably be expected to result in a Material Adverse Change.

6.1.15 Solvency. Before and after giving effect to the transactions contemplated by this Agreement, the Loan Documents and the Acquisition Documents, including all Indebtedness incurred thereby, the Liens granted by the Loan Parties in connection therewith and the payment of all fees related thereto, each of the Loan Parties is Solvent.

6.1.16 Acquisition Documents. The Administrative Agent has received complete copies of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, in form and substance satisfactory to the Administrative Agent. None of such documents and agreements shall have been amended or supplemented, nor shall any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent.

6.1.17 NY and PA Loan Documents. (a) All Indebtedness and any other obligations, whether matured or contingent, direct or indirect, of any Loan Party owing under any NY Loan Document or any PA Loan Document, has been fully and indefeasibly paid and satisfied in full and all financing arrangements between any Loan Party and the New York Job Development Authority and/or the Commonwealth of Pennsylvania (Economic Development Fund) have been terminated, and (b) all Indebtedness and any other obligations, whether matured or contingent, direct or indirect, secured by certain Collateral identified in (i) that certain UCC-1 Financing Statement, listing Universal as debtor and Department of Community and Economic Development/BID as secured party, filed on November 28, 2005 with the Delaware Department of State as File No. 53724284 and (ii) that certain UCC-1 Financing Statement, listing Universal as debtor and PA Dept. of Commerce – BID as secured party, filed on March 21, 1996 with the Recorder of Deeds of Allegheny County, Pennsylvania as File No. 52464, has been fully and indefeasibly paid and satisfied in full.

6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their commercially reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrowers may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of Universal and its Subsidiaries delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary, sole Member or Manager, as applicable, of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office;

(iii) A good standing certificate for each Loan Party dated not more than sixty (60) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization, and each jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification;

(iv) A tax lien certificate for each Loan Party (other than North Jackson) dated not more than sixty (60) days prior to the Closing Date, issued by the Department of Revenue or other appropriate office of such Loan Party’s jurisdiction of organization, as the case may be, and each jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification;

(v) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock and limited liability company powers and certificates evidencing the pledged Collateral;

(vi) Written opinions of (a) counsel for the Loan Parties (including Ohio local counsel), dated the Closing Date for the benefit of the Administrative Agent and each Lender, and (b) counsel for the Sellers in connection with the Acquisition, which opinion shall either be addressed to the Administrative Agent and the Lenders, or be delivered together with a letter permitting the Administrative Agent and the Lenders to rely on such opinion, in each case dated the Closing Date;

(vii) Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee;

(viii) A certificate prepared as of the Closing Date in substantially the form of Exhibit 7.1.1(A) (the “Closing Compliance Certificate”), showing: (a) trailing twelve month Leverage Ratio of not greater than 2.50 to 1.00 for the period ended as of June 30, 2011 (provided that for purposes of this calculation, Senior Indebtedness shall be calculated on a pro forma basis as of such date after giving effect to the consummation of the Acquisition (and the incurrence of Indebtedness under the Acquisition Documents) and the Loans and Letters of Credit to be made or issued on the Closing Date), and (b) trailing twelve month Consolidated EBITDA for the period ended as of June 30, 2011 in an amount at least equal to Thirty Million and 00/100 Dollars ($30,000,000.00);

(ix) A certificate of an Authorized Officer of each Loan Party in the form of Exhibit 7.1.1(B) hereto as to the Solvency of each of the Loan Parties after giving effect to the transactions contemplated by this Agreement and the Acquisition Documents;

(x) Evidence that (a) no litigation, investigation or proceeding before or by any arbitrator or Official Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (1) in connection with this Agreement, the other Loan Documents, the Acquisition Documents, or any of the transactions contemplated thereby and which, in the reasonable opinion of the Administrative Agent, is deemed material or (2) which, in the reasonable opinion of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change; and (b) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business shall have been issued by any Official Body;

(xi) Fully executed copies of all Acquisition Documents;

(xii) Evidence, in form and substance satisfactory to the Administrative Agent, that the Acquisition has occurred subject only to the funding of Loans necessary to pay a portion of the purchase price;

(xiii) A Borrowing Base Certificate calculating Qualified Accounts and Qualified Inventory as of July 31, 2011;

(xiv) The Statements and the Projections;

(xv) All material consents required to effectuate the transactions contemplated hereby and under the Acquisition Documents;

(xvi) Evidence that the Loan Parties have received all licenses and permits necessary to the operation of the Loan Parties’ businesses;

(xvii) (a) UCC Lien Searches with respect to each Loan Party and each Seller (at the state level only) in their respective jurisdictions of formation, (b) judgment and tax lien searches with respect to each Loan Party and each Seller (at the state and county level) at each of their respective locations and in their respective jurisdictions of formation, and (c) intellectual property lien searches with respect to each Loan Party and each Seller, in each case with acceptable results;

(xviii) Evidence that all Indebtedness not permitted under Section 8.2.1 [Indebtedness] shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent);

(xix) Executed Waivers required by the Administrative Agent with respect to the inventory and/or equipment of each Loan Party;

(xx) A title insurance policy or policies or binder or binders in favor of the Administrative Agent (for its benefit and for the benefit of the Lenders), in customary ALTA current mortgagee’s form, insuring the Mortgage as a valid first priority Lien upon the Mortgaged Premises;

(xxi) A.L.T.A. Survey with respect to the Mortgaged Premises with the signature and seal of a registered engineer or surveyor certified to the Administrative Agent and the title company;

(xxii) Phase I Environmental Assessment and, if required by the Administrative Agent, Phase II Environmental Assessment of the Mortgaged Premises;

(xxiii) Legal Description of the Mortgaged Premises;

(xxiv) Occupancy, zoning and all other certificates, permits and licenses required with respect to the operation of the Mortgaged Premises;

(xxv) Flood Certificates with respect to all of the Loan Parties’ owned or leased real property;

(xxvi) Evidence that the Loan Parties are in compliance with all pertinent Federal, State and local regulations including, but not limited to, those with respect to EPA, OSHA and ERISA, as applicable;

(xxvii) Copies of all material contracts of the Borrowers including, but not limited to, (a) all indentures and related documents, if any, (b) union contracts, (c) employment contracts of key management, (d) loan documents, (e) leases of real property, and (f) warehouse agreements;

(xxviii) All documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(xxix) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.1.2 Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] and except to the extent that the failure to be so licensed or qualified and in good standing would not reasonably be expected to result in a Material Adverse Change.

8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices), including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain endorsements, in form and substance reasonably acceptable to the Administrative Agent, which shall (i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen’s compensation insurance, that all insurance proceeds for losses shall be adjusted with and payable to the Administrative Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds or condemnation proceeds (a) to the extent not required to be made as a mandatory prepayment by the Borrowers in accordance with Section 5.7.3 [Insurance or Condemnation Proceeds], shall be remitted by the Administrative Agent to the Borrower, and (b) to the extent required to be made as a mandatory prepayment by the Borrowers in accordance with Section 5.7.3 [Insurance or Condemnation Proceeds], may, at the option of the Administrative Agent, (1) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may determine, or (2) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

8.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that so long as an Event of Default has not occurred, each Lender shall provide the Borrowing Agent and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such visit contemporaneously with any visit to be performed by the Administrative Agent.

8.1.6 Keeping of Records and Books of Account. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable such Loan Party and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Loan Party or any Subsidiary of any Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.

8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its Permitted Discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9 Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

8.1.10 Exercise of Rights. North Jackson shall enforce all of its rights under the Acquisition Documents including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

8.1.11 NY and PA Loan Documents. Within thirty (30) days after the Closing Date, the Loans Parties shall provide evidence to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, that all necessary UCC-3 and other termination statements, release statements, mortgage releases and other releases in connection with all Liens referenced in clause (xi) of the definition of Permitted Liens have been filed and that all such Liens have been released.

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

(iii) Indebtedness incurred with respect to Purchase Money Security Interests and capitalized leases as and to the extent permitted under clause (ix) of the definition of “Permitted Liens” in Section 1.1 [Certain Definitions];

(iv) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v) Indebtedness under the Seller Notes as they exist on the date of this Agreement (including any extensions, renewals or refinancings thereof as permitted pursuant to the terms of this Agreement and the Seller Subordination Agreement), provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Administrative Agent;

(vi) Any (i) Lender Provided Interest Rate Hedge , (ii) other Interest Rate Hedge approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge only for hedging (rather than speculative) purposes; and

(vii) unsecured Indebtedness not otherwise permitted pursuant to this Section 8.2.1 which does not exceed Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any time outstanding; provided that any such Indebtedness shall be evidenced by documentation satisfactory to the Administrative Agent in its Permitted Discretion.

8.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (a) Guaranties of Indebtedness of the Loan Parties permitted hereunder and (b) performance guaranties in favor of third parties with respect to contractual obligations arising in such Loan Party’s or such Subsidiary’s ordinary course of business, so long as such contractual obligations are not prohibited by the terms of this Agreement.

8.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i) trade credit extended on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii) Permitted Investments;

(iv) Permitted Acquisitions; and

(v) loans, advances and investments in other Loan Parties.

8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party and (ii) dividends or other distributions payable by Universal in the form of its common stock.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or, other than in connection with the Acquisition, acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that:

(i) upon prior written notice by the Borrowing Agent, any Loan Party that is not a Borrower may consolidate or merge with or into another Loan Party that is not a Borrower so long as the Administrative Agent shall have been provided with any and all documents, agreements, searches, filings or other items required by the Administrative Agent to maintain the Administrative Agent’s Prior Security Interest in the assets and Lien on the property of such surviving entity and such surviving entity shall have assumed all obligations of such merged or consolidated Loan Party; and

(ii) any Loan Party may acquire (by purchase or other acquisition) (x) all of the ownership interests of another Domestic Person or (y) all or substantially all of the assets of another Domestic Person or of a business or division of another Domestic Person (each, a “Permitted Acquisition”); provided that each of the following requirements is met:

(A) if such Loan Party is acquiring the ownership interests in such Person, such Person shall join this Agreement as a Borrower or Guarantor pursuant to Section 11.16 [Joinder] and the Administrative Agent shall have received all documents and other items required by Section 11.16 [Joinder];

(B) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties also shall have delivered to the Administrative Agent and the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(C) each applicable Official Body shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Administrative Agent and the Lenders written evidence of the approval of such Official Body or such Permitted Acquisition;

(D) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(E) the Borrowers shall demonstrate the following, each after giving effect to such Permitted Acquisition, by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.6 evidencing such compliance: (w) the aggregate Consideration (excluding any Consideration in the form of equity) paid for all Permitted Acquisitions in any fiscal year does not exceed Fifty Million and 00/100 Dollars ($50,000,000.00), (x) Undrawn Availability of at least Thirty Million and 00/100 Dollars ($30,000,000.00), (y) after giving effect to such Permitted Acquisition and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, a pro forma Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio required pursuant to Section 8.2.17 [Minimum Fixed Charge Coverage Ratio] for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of such Permitted Acquisition and (z) after giving effect to such Permitted Acquisition and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, a pro forma Leverage Ratio not to exceed 0.50 below the then applicable Leverage Ratio required pursuant to Section 8.2.18 [Maximum Leverage Ratio] for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of such Permitted Acquisition;

(F) the Loan Parties shall deliver to the Agent at least ten (10) Business Days before such Permitted Acquisition copies of (x) any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition, (y) such other information about such Person or its assets as the Administrative Agent or any Lender may reasonably require, including but not limited to, historical financial statements of such Person prepared by independent certified public accounts reasonably satisfactory to the Administrative Agent, and (z) pro forma projections (including a pro forma balance sheet, statements of operations and cash flow) and assumptions used by the Loan Parties to prepare such projections and all such items shall be in form and substance satisfactory to the Administrative Agent; and

(G) no Event of Default or Potential Default shall exist immediately prior to or after giving effect to such Permitted Acquisition.

8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required or useful in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii) any sale, transfer or lease of assets by (a) any wholly owned Subsidiary of such Loan Party to another Loan Party or (b) a Loan Party to another Loan Party;

(iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of this Agreement; provided such substitute assets are subject to the Lenders’ Prior Security Interest; or

(v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrowing Agent) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.7.2 [Sale of Assets] above.

8.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

8.2.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries, except (a) any Subsidiary that has joined this Agreement as a Borrower or

Guarantor on the Closing Date, (b) any Subsidiary incorporated or otherwise formed after the Closing Date so long as such Subsidiary is a Domestic Person and joins this Agreement as a Borrower or Guarantor pursuant to Section 11.16 [Joinder] and (c) any Subsidiary acquired after the Closing Date in accordance with Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions]. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a party to a Joint Venture; provided, however, notwithstanding the foregoing, so long as, both immediately before and immediately after giving effect to any such Joint Venture: (w) the aggregate investment by the Loan Parties or any of them in all such Joint Ventures does not at any time exceed Fifteen Million and 00/100 Dollars ($15,000,000.00), (x) Undrawn Availability is at least Thirty Million and 00/100 Dollars ($30,000,000.00), (y) after giving effect to the consummation of such Joint Venture and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, pro forma Fixed Charge Coverage Ratio is not less than the Fixed Charge Coverage Ratio required pursuant to Section 8.2.17 [Minimum Fixed Charge Coverage Ratio] for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of consummation of such Joint Venture and (z) after giving effect to the consummation of such Joint Venture and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, pro forma Leverage Ratio does not exceed 0.50 below the then applicable Leverage Ratio required pursuant to Section 8.2.18 [Maximum Leverage Ratio] for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of consummation of such Joint Venture.

8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the production, conversion and marketing of specialty and low alloy steels, and other businesses complementary, similar or reasonably related, ancillary or incidental thereto, in each case substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and as intended to be conducted by North Jackson using assets to be purchased pursuant to the Acquisition, and such Loan Party or Subsidiary shall not permit any material change in such business.

8.2.11 Fiscal Year. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12 Issuance of Stock. Each of the Loan Parties (other than Universal) shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

8.2.13 Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

8.2.14 Prepayment of Indebtedness and Modification of Material Contracts. No Loan Party shall, and shall not permit any of its Subsidiaries to (a) make any prepayment of any Indebtedness, other than (i) the prepayment of the Loans in accordance with the terms of this Agreement, or (ii) voluntary prepayments of principal under the Seller Notes so long as the Permitted Prepayment Conditions are satisfied prior to the making of any such payment (notwithstanding the foregoing, the applicable Loan Party shall not be prohibited at any time from sending a voluntary prepayment notice pursuant to Section 1(c) of any Seller Note; provided that all of the Permitted Prepayment Conditions must be met immediately prior to and after giving effect to any such prepayment to be made pursuant to such prepayment notice), and (b) enter into any amendment, waiver or modification of (i) any Seller Note, except as expressly permitted in the Seller Subordination Agreement, or (ii) any of the Acquisition Documents (other than the Seller Notes), without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

8.2.15 Seller Note Payments. No Loan Party shall, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any of the Indebtedness outstanding under the Seller Notes, except as expressly permitted in the Seller Subordination Agreement.

8.2.16 Negative Pledges. No Loan Party shall directly or indirectly enter into or assume or become bound by, or permit any Subsidiary to enter into or assume or become bound by, any agreement (other than this Agreement and the other Loan Documents), or any provision of any certificate or article of incorporation, bylaws, partnership agreement, operating agreement or other organizational formation or governing document prohibiting the creation or assumption of any Lien or encumbrance upon any such Loan Party’s or Subsidiary’s properties, whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by any Law or by any Loan Document, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement but only to the extent such restriction or condition is limited to the specific assets subject to a Permitted Lien, or (iii) customary provisions in leases or other agreements restricting assignment thereof.

8.2.17 Minimum Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.20 to 1.00, calculated as of September 30, 2011 and the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended.

8.2.18 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio to exceed (i) 3.25 to 1.00, calculated as of September 30, 2011, December 31, 2011 and March 31, 2012, in each case for the four (4) fiscal quarters then ended, (ii) 3.00 to 1.00, calculated as of June 30, 2012 for the four (4) fiscal quarters then ended, (iii) 2.75 to 1.00, calculated as of September 30, 2012 and December 31, 2012, in each case for the four (4) fiscal quarters then ended and (iv) 2.50 to 1.00, calculated as of March 31, 2013 and the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended.

8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Universal and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Universal as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of Universal and its Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

8.3.3 Certificate of the Borrowers. Concurrently with the financial statements of Universal and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of each Borrower, in the form of Exhibit 8.3.3.

8.3.4 Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables. As soon as available and in any event within twenty (20) calendar days after the end of each calendar month, in each case calculated as of the last day of the immediately preceding calendar month, (i) a Borrowing Base Certificate in the form of Exhibit 8.3.4 hereto, appropriately completed, executed and delivered by an Authorized Officer of the Borrowers, (ii) a Schedule of Accounts and Schedule of Inventory; and (iii) a Schedule of Payables.

8.3.5 Notices.

8.3.5.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of Four Million and 00/100 Dollars ($4,000,000.00) or which would reasonably be expected to have a Material Adverse Change.

8.3.5.3 Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.5.4 Erroneous Financial Information. Immediately in the event that any Loan Party or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

8.3.5.5 ERISA Event. Immediately upon the occurrence of any ERISA Event.

8.3.5.6 Other Reports. Promptly upon their becoming available to the Loan Parties:

(i) Annual Budget. The annual budget of Universal and its Subsidiaries, to be supplied not later than thirty (30) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(ii) Management Letters. Any reports including management letters submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit,

(iii) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrower with the Securities and Exchange Commission.

(iv) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents. The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights] or Section 8.2 [Negative Covenants];

9.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days;

9.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

9.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of Five Million and 00/100 Dollars ($5,000,000.00) or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.9 Events Relating to Pension Plans and Multiemployer Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of Five Million and 00/100 Dollars ($5,000,000.00), or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of Five Million and 00/100 Dollars ($5,000,000.00);

9.1.10 Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) thirty five percent (35%) or more of the voting capital stock of Universal; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of Universal on the first day of such period shall cease to constitute a majority of the board of directors of Universal; provided however, that persons who replace directors of Universal who cease to be directors as a result of death, disability or personal reasons unrelated to the business of Universal shall be deemed to have been directors of Universal at all times during the relevant twelve (12) month period;

9.1.11 [Reserved].;

9.1.12 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowing Agent, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowing Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents (excluding Obligations under agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations), whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, for the account of each Lender or Affiliate in accordance with its pro rata share of such Obligations;

(iii) third, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise, for the account of each Lender or Affiliate in accordance with its pro rata share of such Obligations; and

(iv) the balance, if any, as required by Law.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative

Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowing Agent (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative

Agent shall notify the Borrowing Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger or Sole Bookrunner listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrowers and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowing Agent, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrowers shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Loan Parties under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

11.3.3 Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Loan Parties] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Loan Parties] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(C).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowing Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of (x) the Commitments (which for this purpose includes Loans outstanding thereunder) or, (y) if any applicable Commitment is not then in effect, the principal outstanding balance of the Loans made under such Commitment plus the aggregate amount of any other Commitments (which for this purpose includes Loans outstanding thereunder), in each case of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than Five Million and 00/100 Dollars ($5,000,000.00), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A) the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Loan Parties. No such assignment shall be made to any Loan Party or any Affiliates or Subsidiaries of any Loan Party.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowing Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]). Subject to Section 11.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.

11.8.5 Limitations upon Participant Rights Successors and Assigns Generally. A Participant shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs], 5.9 [Taxes] or 11.3 [Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowing Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrowing Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.

11.8.6 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Confidentiality.

11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowing Agent or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10 Counterparts; Integration; Effectiveness.

11.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to is conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13 Payment of Debt; Joint and Several Obligations; Borrowing Agency.

11.13.1 Borrowers. The Borrowers shall be jointly and severally liable for the Obligations under this Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, each of the Borrowers hereby acknowledges and agrees that any and all actions, inactions or omissions by any one or more, or all, of the Borrowers in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents are the obligations of, and inure to and are binding upon, each and all of the Borrowers, jointly and severally.

11.13.2 Designation of Borrowing Agent; Nature of Borrowing Agency. Each Borrower hereby irrevocably designates the Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes the Administrative Agent, the Lenders and the Issuing Lender to pay over or credit all loan proceeds hereunder in accordance with the request of the Borrowing Agent. The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. The Administrative Agent, the Lenders and the Issuing Lender shall incur no liability to the Borrowers as a result thereof. To induce the Administrative Agent, the Lenders and the Issuing Lender to do so and in consideration thereof, each Borrower hereby indemnifies the Administrative Agent, the Lenders and the Issuing Lender and holds each of them harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Administrative Agent, the Lenders or the Issuing Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by Administrative Agent, the Lenders or the Issuing Lender on any request or instruction from the Borrowing Agent or any other action taken by the Administrative Agent, the Lenders or the Issuing Lender with respect to this Section 11.13.2 [Designation of Borrowing Agent, Etc.] except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

11.14 Additional Waivers of Borrowers. Each Borrower hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations based on any contention that its liability hereunder and under the other Loan Documents is limited and not joint and several. Each Borrower acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Agreement. The undertakings of each Borrower hereunder secure the Obligations of itself and the other Borrowers. Each Borrower further agrees that:

(i) the Administrative Agent and the Lenders may do any of the following with notice to such Borrower and without adversely affecting the validity or enforceability of this Agreement or the Obligations (or any portion thereof): (i) release, surrender, exchange, compromise or settle the Obligations or any portion thereof, with respect to any other Borrower; (ii) change, renew or waive the terms of the Obligations, or any part thereof with respect to any other Borrower; (iii) change, renew or waive the terms of any of the Loan Documents or any other agreements relating to the Obligations, or any portion thereof, with respect to any other Borrower; (iv) grant any extension or indulgence with respect to the payment or performance of the Obligations, or any portion thereof, with respect to any other Borrower; (v) enter into any agreement of forbearance with respect to the Obligations, or any portion thereof, with respect to any other Borrower; and (vi) release, surrender, exchange, impair or compromise any security of any other Borrower held by the Administrative Agent or any Lender for the Obligations or any portion thereof. Each Borrower agrees that the Administrative Agent and the Lenders may do any of the above as the Administrative Agent and the Lenders deem necessary or advisable, in the Administrative Agent’s and the Lenders’ sole discretion, without giving notice to any other Borrower, and that such Borrower will remain liable for full payment and performance of the Obligations; and

(ii) each Borrower waives and agrees not to enforce any of the rights of the Administrative Agent or the Lenders against any other Borrower or any other obligor of the Obligations, or any portion thereof, or any Collateral securing the same unless and until all of the Obligations shall have been indefeasibly paid in full and the Borrowers’ rights to borrow hereunder have terminated, including but not limited to any right of such Borrower to be subrogated in whole or in part to any right or claim of the Administrative Agent and the Lenders with respect to the Obligations or any portion thereof. Each Borrower hereby irrevocably agrees that following the occurrence of any Event of Default which has not been waived by the Administrative Agent or the Lenders, such Borrower shall not enforce any rights of contribution, indemnity or reimbursement from any other Borrower on account of such Borrower’s payment of the Obligations, or any portion thereof, unless and until all of the Obligations shall have been indefeasibly paid in full and the Borrowers’ rights to borrow hereunder have terminated. Each of the Borrowers hereby waives any defenses based on suretyship or impairment of Collateral or the like.

11.15 Relative Priority of Security Interests; Limitation of Certain Liabilities. To the extent any portion of the Obligations of a Borrower may be determined by final order of a court of competent jurisdiction to be in the nature of the obligations of a surety (the “Suretyship Portion”), any security interests in the assets of such Borrower securing the Suretyship Portion shall be subordinate to the security interests in the assets securing the remaining portion of the Obligations. If the Suretyship Portion would otherwise be held or determined to be void, invalid or unenforceable on account of its amount, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or the Lenders, the Borrowers or any other Persons, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

11.16 Joinder. Any Subsidiary of any Loan Party which is required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions] shall execute and deliver to the Administrative Agent (i) a Borrower Joinder or a Guarantor Joinder, as determined by the Administrative Agent, and (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] that the Administrative Agent may reasonably require, modified as appropriate to relate to such Subsidiary, including, without limitation, organizational documents, legal opinions and documents necessary to grant and perfect Prior Security Interests to the Administrative Agent (for its benefit and for the benefit of the Lenders) in all Collateral held by such Subsidiary; provided, however, to the extent such Subsidiary becomes a Borrower, none of such assets which become Collateral shall be included in the Borrowing Base in accordance with the terms of this Agreement until such time as the Administrative Agent makes such a determination in its sole discretion. In addition, the applicable Loan Party forming or acquiring such Subsidiary shall pledge the capital stock, shares of beneficial interest, partnership interests or limited liability company interests, as applicable, of such Subsidiary owned by such Loan Party to the Administrative Agent for the benefit of the Lenders pursuant to a Pledge Agreement. The Loan Parties shall deliver such Borrower Joinder or Guarantor Joinder, as applicable, and all related documents required by this Section 11.16 [Joinder] to the Administrative Agent (a) with respect to any Subsidiary incorporated or otherwise formed pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], within five (5) Business Days after the date of the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, or (b) with respect to any Subsidiary acquired pursuant to Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions], on or prior to the date of consummation of the applicable Permitted Acquisition.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written as a document under seal.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc.,
a Delaware corporation

/s/ Paul A. McGrath	By:	/s/ Douglas McSorley
	Name:	Douglas McSorley
	Title:	Chief Financial Officer

WITNESS:	Dunkirk Specialty Steel, LLC,
a Delaware limited liability company

/s/ Paul A. McGrath	By:	/s/ Douglas McSorley
	Name:	Douglas McSorley
	Title:	Executive Officer

WITNESS:	North Jackson Specialty Steel, LLC,
a Delaware limited liability company

/s/ Paul A. McGrath	By:	/s/ Douglas McSorley
	Name:	Douglas McSorley
	Title:	Treasurer

GUARANTOR:

WITNESS:	USAP Holdings, Inc.,
a Delaware corporation

/s/ Paul A. McGrath	By:	/s/ Douglas McSorley
	Name:	Douglas McSorley
	Title:	Vice President

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Susan J. Dimmick
Name:	Susan J. Dimmick
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ M. P. DiClemente

Name:	Michael P. DiClemente

Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Stephen P. Moynihan

Name:	Stephen P. Moynihan

Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Diane Geisler

Name:	Diane Geisler

Title:	Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Thad D. Rasche

Name:	Thad D. Rasche

Title:	Director

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ Brian J. Sohocki

Name:	Brian J. Sohocki

Title:	Vice President

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND LETTER OF CREDIT FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Term Loan Base Rate Spread	Revolving Credit LIBOR Rate Spread	Term Loan LIBOR Rate Spread

I	Less than 1.0 to 1.0	1.75%	.75%	.75%	1.75%	1.75%

II	Greater than or equal to 1.0 to 1.0 but less than 1.5 to 1.0	2.00%	1.00%	1.00%	2.00%	2.00%

III	Greater than or equal to 1.5 to 1.0 but less than 2.25 to 1.0	2.25%	1.25%	1.25%	2.25%	2.25%

IV	Greater than or equal to 2.25 to 1.0 but less than 3.0 to 1.0	2.50%	1.50%	1.50%	2.50%	2.50%

V	Greater than or equal to 3.00 to 1.0	2.75%	1.75%	1.75%	2.75%	2.75%

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to the Closing Compliance Certificate.

(b) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under

Section 8.3.3 [Certificate of Universal]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Loan Parties or the Lenders determine that (i) the Leverage Ratio as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

PRICING GRID—

COMMITMENT FEES BASED ON AVERAGE REVOLVING FACILITY USAGE

Level	Average Revolving Facility Usage	Commitment Fee

I	Less than or equal to fifty percent (50%) of the Revolving Credit Commitments	0.375%

II	Greater than fifty percent (50%) of the Revolving Credit Commitments	0.250%

For purposes of determining the Applicable Commitment Fee Rate:

(a) From the Closing Date through the day immediately preceding the first (1st) Adjustment Date, the Applicable Commitment Fee Rate shall be the amount corresponding to Tier I above.

(b) The Applicable Commitment Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on Average Revolving Facility Usage as of such quarter end. Any increase or decrease in the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Universal] (each, an “Adjustment Date”). If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level II shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, for any reason, the Loan Parties or the Lenders determine that (i) Average Revolving Facility Usage as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of Average Revolving Facility Usage would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of fees that should have been paid for such period over the amount of fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(C)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share

Name: PNC Bank, National Association Address: Three PNC Plaza 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 Attention: Susan J. Dimmick Telephone: (412) 768-1454 Telecopy: (412) 762-6484	$19,565,217.40	$10,434,782.60	$30,000,000.00	26.086956522%

Name: The Huntington National Bank Address: 310 Grant Street, 4th Fl. Pittsburgh, Pennsylvania 15219 Attention: Michael P. DiClemente Telephone: (412) 227-6237 Telecopy: (877) 904-6218	$11,086,956.52	$5,913,043.48	$17,000,000.00	14.782608696%

Name: Fifth Third Bank Address: 707 Grant Street, 21st Fl. Pittsburgh, Pennsylvania 15219 Attention: Paul Dawley Telephone: (412) 291-5453 Telecopy: (412) 291-5411	$11,086,956.52	$5,913,043.48	$17,000,000.00	14.782608696%

Name: First National Bank of Pennsylvania Address: One North Shore 12 Federal Street, Suite 420 Pittsburgh, Pennsylvania 15212 Attention: Diane Geisler Telephone: 412-395-2036 Telecopy: 412-231-3584	$11,086,956.52	$5,913,043.48	$17,000,000.00	14.782608696%

Name: BMO Harris Bank N.A. Address: 111 W. Monroe 5E Chicago, Illinois 60603 Attention: Thad Rasche Telephone: (312) 461-5739 Telecopy: (312) 293-4044	$11,086,956.52	$5,913,043.48	$17,000,000.00	14.782608696%

Name: First Commonwealth Bank Address: 437 Grant Street, Suite 1600 Attention: Brian J. Sohocki Telephone: 412-690-2205 Telecopy: 412-690-2202	$11,086,956.52	$5,913,043.48	$17,000,000.00	14.782608696%

Total	$75,000,000.00	$40,000,000.00	$115,000,000.00	100%

SCHEDULE 1.1(C)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	Three PNC Plaza 225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Susan J. Dimmick
Telephone:	(412) 768-1454
Telecopy:	(412) 762-6484

With a Copy To:

Name:	Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address:	500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

With a Copy To:

Name:	Thorp Reed & Armstrong, LLP
Address:	One Oxford Centre
310 Grant Street, 14th Floor
Pittsburgh, PA 15219-1425
Attention:	Sean M. Girdwood, Esq.
Telephone:	(412) 394-2567
Telecopy:	(412) 394-2555

BORROWERS:

Name: Universal Stainless & Alloy Products, Inc.
Address: 600 Mayer Street Bridgeville, PA 15017 Attention: President
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

Name: Dunkirk Specialty Steel, LLC
Address: 830 Brigham Road Dunkirk, NY 14048 Attention: Executive Director
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

Name: North Jackson Specialty Steel, LLC
Address: 2058 South Bailey Road North Jackson, OH 44451 Attention: Executive Director
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

GUARANTOR:

Name: USAP Holdings, Inc.
Address: 1011 Centre Road, Suite 322 Wilmington, DE 19805 Attention: President
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

SCHEDULE 1.1(D)

QUALIFIED ACCOUNTS

Upon delivery to the Administrative Agent of each Schedule of Accounts, the Administrative Agent shall make a determination, in its Permitted Discretion, as to which Accounts listed thereon shall be deemed Qualified Accounts. An Account of any Borrower shall not be considered a Qualified Account unless the Administrative Agent determines, in its Permitted Discretion, that such Account has met the following minimum requirements:

(i) the Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of such Borrower to make such Account payable by the Account Debtor; the Account arises from an arm’s-length transaction in the ordinary course of such Borrower’s business between such Borrower and an Account Debtor which is not an Affiliate of any Borrower or an officer, stockholder or employee of the Borrower or any Affiliate of any Borrower, or a member of the family of an officer, stockholder or employee of any Borrower or any Affiliate of any Borrower;

(ii) the Account shall not (a) be or have been unpaid more than ninety (90) days from the invoice date, (b) be delinquent more than sixty (60) days, or (c) be payable by an Account Debtor (1) more than fifty percent (50%) of whose Accounts from such Account Debtor are not deemed Qualified Accounts hereunder, or (2) whose Accounts constitute, in the Administrative Agent’s Permitted Discretion, an unduly high percentage of the aggregate amount of all outstanding Accounts;

(iii) all covenants, representations and warranties contained in this Agreement with respect to such Account has been complied with;

(iv) the goods or services the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

(v) the Account is not evidenced by chattel paper or an instrument of any kind;

(vi) the Account Debtor with respect to the Account (a) is Solvent, (b) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (c) is not, in the Permitted Discretion of the Administrative Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experiences of the Borrowers or any of the Lenders with the Account Debtor or unsatisfactory reputation of the Account Debtor);

(vii) (a) the Account Debtor is not located outside the continental United States of America and Canada or (b) if the Account Debtor is located outside the continental United States and Canada, the Account is supported by a letter of credit or FICA insurance deemed adequate and acceptable by the Administrative Agent; provided, however, notwithstanding the foregoing, otherwise Qualified Accounts where the Account Debtor is located outside the continental United States and Canada and is not supported by a letter of credit or FICA insurance deemed adequate and acceptable by the Administrative Agent shall only be excluded from Qualified Accounts to the extent they exceed, singularly or in the aggregate, an amount equal to the lesser of (i) Four Million and 00/100 Dollars ($4,000,000.00) or (ii) ten percent (10%) of the Borrowing Base on any applicable date of determination;

(viii) (a) the Account Debtor is not the government of the United States of America, or any state, department, agency or instrumentality thereof, or (b) if the Account Debtor is an entity mentioned in clause (vii)(a), the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Administrative Agent’s Prior Security Interest to the Administrative Agent’s satisfaction; provided, however, notwithstanding the foregoing, otherwise Qualified Accounts where the Account Debtor is the government of the United States of America, or any state, department, agency or instrumentality thereof and the Federal Assignment of Claims Act (or applicable similar legislation) has not been fully complied with so as to validly perfect the Administrative Agent’s Prior Security Interest to the Administrative Agent’s satisfaction shall only be excluded from Qualified Accounts to the extent they exceed, singularly or in the aggregate, Two Million and 00/100 Dollars ($2,000,000.00);

(ix) the Account is a valid, binding and legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

(x) the Account is subject to the Administrative Agent’s Prior Security Interest and is not subject to any other Lien, claim, encumbrance or security interest whatsoever;

(xi) the Account is evidenced by an invoice or other documentation and arises from a contract which is in form and substance satisfactory to the Administrative Agent;

(xii) the Borrowers have observed and complied with all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny to the Borrowers access to the courts of such state;

(xiii) the Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

(xiv) the goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Administrative Agent’s Prior Security Interest;

(xv) the Account is payable in freely transferable Dollars; and

(xvi) the Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Qualified Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Administrative Agent’s estimate of any contingent liabilities) by any Borrower to such Account Debtor (“Contras”); provided that the Administrative Agent, in its sole discretion, may determine that none of the Accounts in respect to such Account Debtor shall be Qualified Accounts in the event that there exists an unreasonably large amount of payables owing to such Account Debtor.

Notwithstanding the qualification standards specified above, upon prior notice to the Borrowing Agent, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Permitted Discretion, determine that one or more Accounts are not eligible to be Qualified Accounts.

SCHEDULE 1.1(E)

QUALIFIED INVENTORY

Upon delivery to the Administrative Agent of each Schedule of Inventory, the Administrative Agent shall make a determination, in its Permitted Discretion, as to which Inventory listed thereon shall be deemed Qualified Inventory. Inventory held by any Borrower shall not be considered Qualified Inventory unless the Administrative Agent determines, in its Permitted Discretion, that such Inventory has met the following minimum requirements:

(i) the Inventory is either (a) finished goods; (b) raw materials other than supplies; or (c) work-in-process, in each case of a type held for sale in the ordinary course of such Borrower’s business; but excluding in all cases any goods which have been shipped, delivered, sold by, purchased by or provided to such Borrower on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding other than an absolute sale;

(ii) the Inventory is of good and merchantable quality;

(iii) the Inventory is located on premises listed on Exhibit A to the Security Agreement and, with respect to inventory locations at facilities leased to any of the Borrowers, the Administrative Agent has received a Landlord’s Waiver in form and substance acceptable to the Administrative Agent; provided that Inventory in an aggregate amount not to exceed Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) at any time that would otherwise be excluded pursuant to this clause (iii) shall be included as Qualified Inventory, subject to the Administrative Agent’s and/or Required Lenders’ ability to institute rent reserves in accordance with the terms of this Agreement;

(iv) the Inventory is not stored with a bailee, warehouseman, consignee or similar party unless such Borrower has caused such bailee, warehouseman, consignee or similar party to issue and deliver to the Administrative Agent, in form and substance acceptable to the Administrative Agent, warehouse receipts or similar type documentation therefor in the Administrative Agent’s name or a lien waiver agreement or similar type documentation;

(v) the Inventory is subject to the Administrative Agent’s’ Prior Security Interest and is not subject to any other Lien;

(vi) the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C. § 215(a)(1);

(vii) the Inventory has not been manufactured in violation of any standards imposed by any Official Body which has regulatory authority over such Inventory or the use or sale thereof;

(viii) the Inventory is not subject to a license agreement or other agreement that limits, conditions or restricts any Borrower’s or the Administrative Agent’s right to sell or otherwise dispose of such Inventory;

(ix) the Inventory does not breach any of the representations or warranties pertaining to Inventory of such Borrower set forth in this Agreement or in any of the other Loan Documents;

(x) the Inventory does not consist of any gross profit mark-up in connection with the sale and distribution thereof to any division of any Borrower or to any Affiliate of such Borrower;

(xi) the Inventory is covered by casualty insurance as required by terms of this Agreement reasonably acceptable to the Administrative Agent; and

(xii) the Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.

Notwithstanding the qualification standards specified above, upon prior notice to the Borrowing Agent, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Permitted Discretion, determine that certain Inventory is not eligible to be Qualified Inventory.

SCHEDULE 1.1(P)

PERMITTED LIENS

1.	Liens of the Pennsylvania Department of State related to the assets of Universal Stainless & Alloy Products, Inc., in connection with its tax years 2005, 2006, and 2007 (at the alleged principal amounts of $126,059, $109,632, and $99,771 respectively), all of which are being contested in good faith by Universal Stainless & Alloy Products, Inc. by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made.

SCHEDULE 6.1.1

QUALIFICATIONS TO DO BUSINESS

1.	Universal Stainless & Alloy Products, Inc.

Pennsylvania and Delaware

2.	Dunkirk Specialty Steel Products, LLC

New York and Delaware

3.	North Jackson Specialty Steel, LLC

Ohio and Delaware

4.	USAP Holdings, Inc.

Delaware

SCHEDULE 6.1.2

SUBSIDIARIES

ALL SUBSIDIARIES ARE DIRECT SUBSIDIARIES OF UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

NAME	JURISDICTION OF FORMATION	TYPE OF ENTITY	EQUITY	PERCENTAGE OWED BY UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
USAP Holdings, Inc.	Delaware	Corporation	100 shares of Common Stock	100%
Dunkirk Specialty Steel, LLC	Delaware	Limited Liability Company	100 Units	100%
North Jackson Specialty Steel, LLC	Delaware	Limited Liability Company	100 Units	100%

SCHEDULE 6.1.13

ERISA

None

SCHEDULE 6.1.14

ENVIRONMENTAL DISCLOSURES

None

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

None

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date (as hereinafter defined) and is entered into by and between                                          [Insert name of Assignor] (the “Assignor”) and                                          [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, modified, supplemented or restated, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate /Approved Fund of [identify Lender]1]

3.	Borrowers:	Universal Stainless & Alloy Products, Inc., a Delaware corporation, Dunkirk Specialty Steel, LLC, a Delaware limited liability company, and North Jackson Specialty Steel, LLC, a Delaware limited liability company

[1]	Select as applicable.

4.	Administrative Agent:	PNC Bank, National Association, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated the 18th day of August, 2011, among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent for the Lenders

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	][5]

8.	Effective Date: , 201 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[INTENTIONALLY LEFT BLANK]

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g.; “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC Bank, National Association, as Administrative Agent

By:
Name:
Title:

[If necessary per terms of Credit Agreement]

[Consented to:

Universal Stainless & Alloy Products, Inc., a Delaware

corporation, as Borrowing Agent

By:	(SEAL)
Name:
Title:	]

[If necessary per terms of Credit Agreement]

[Consented to:

PNC Bank, National Association, as Issuing Lender

By:
Name:
Title:	]

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

[INTENTIONALLY LEFT BLANK]

- ii -

EXHIBIT 1.1(B)

FORM OF

BORROWER JOINDER AND ASSUMPTION AGREEMENT

This Borrower Joinder and Assumption Agreement (“Joinder”) is made this          day of             , 201  , by                                         , a [limited liability company/limited partnership/general partnership/corporation] (the “New Borrower”).

Background

Reference is made to (i) that certain Credit Agreement, dated as of August 18, 2011 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), and (ii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, amended or restated.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. The New Borrower is a subsidiary of a Loan Party that was created or acquired subsequent to the Closing Date. Pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement, as applicable, and Section 11.16 [Joinder] of the Credit Agreement, it is a condition to the Lenders’ and Administrative Agent’s obligations to continue to make the Loans and issue the Letters of Credit under the Credit Agreement that the New Borrower, effective as of the date hereof: (i) become a party to the Credit Agreement, the Security Agreement and the other Loan Documents to which the Borrowers are a party (collectively, the “Joinder Documents”); and (ii) assume the obligations of a Borrower thereunder pursuant to the terms and conditions of this Joinder. In consideration of the Obligations and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrowers, and in order to induce the Lenders and the Administrative Agent to continue to make the Loans and issue the Letters of Credit under the Credit Agreement, the New Borrower, intending to be legally bound, hereby covenants and agrees that effective as of the date hereof, it hereby is, and shall be deemed to be, a Borrower under the Credit Agreement and the other Joinder Documents, and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Loan Parties under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, the New Borrower has assumed the obligations of a Borrower under each of the Joinder Documents, and the New Borrower shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement and each of the other Joinder Documents and any other documents which are stated to apply to or are made by a Borrower. Without limiting the generality of the foregoing, the New Borrower hereby represents and warrants that (i) each of the representations and warranties with respect to the Borrowers set forth in Article 6 of the Credit Agreement is true and correct as to the New Borrower on and as of the date hereof as if made on and as of the date hereof by the New Borrower (except representations and warranties which relate solely to an earlier date or time which representations and warranties shall be true and correct on and as of the specific date or times referred to in said representations and warranties) and (ii) the New Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

When executed and delivered, this Joinder may be attached to each of the Joinder Documents as evidence of the joinder of the undersigned in and to each such Joinder Document.

The New Borrower hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement and each of the other Joinder Documents given by the Borrowers to the Administrative Agent and any of the Lenders.

The New Borrower is simultaneously delivering to the Administrative Agent the following documents together with this Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement, as applicable, and Section 11.16 [Joinder] of the Credit Agreement.

Document	Delivered	Not Delivered

Opinion of Counsel (mandatory)	☐	☐

Officer’s Certificate (mandatory)	☐	☐

Secretary’s Certificate (or equivalent thereof) (mandatory)	☐	☐

Pledge Agreement – Parent or other Loan Party pledging [Stock/Partnership Interests/LLC Interests] of New Borrower (mandatory)	☐	☐

Pledge Agreement – New Borrower pledging [Stock/Partnership Interests/LLC Interests] of its Subsidiaries (if applicable)	☐	☐

Patent, Trademark and Copyright Security Agreement (if applicable)	☐	☐

Mortgage (if applicable)	☐	☐

Assignment of Rents and Leases (if applicable)	☐	☐

Waivers (if applicable)	☐	☐

Collateral Assignment[s] (if applicable)	☐	☐

UCC-1 Financing Statements naming New Borrower and pledgor of New Borrower as debtor (mandatory)	☐	☐

Schedules to Credit Agreement	Delivered	Not Delivered

Schedule 1.1(P) Permitted Liens (if applicable)	☐	☐

Schedule 6.1.1 Qualifications to Do Business (mandatory)	☐	☐

Schedule 6.1.2 Subsidiaries (mandatory)	☐	☐

Schedule 6.1.14 Environmental Disclosures (if applicable)	☐	☐

Schedule 8.2.1 Permitted Indebtedness (if applicable)	☐	☐

[Note: updates to schedules do not cure any breach of warranties unless expressly agreed in accordance with the terms of the Credit Agreement.]

In furtherance of the foregoing, the New Borrower shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the New Borrower has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Lenders, on the date and year first above written, with the intention that it constitute a document under seal.

NEW BORROWER:

By:	(SEAL)
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:

EXHIBIT 1.1(C)

FORM OF

COLLATERAL ASSIGNMENT OF REPRESENTATIONS,

WARRANTIES, COVENANTS, INDEMNITY, ESCROW AND PURCHASE PRICE

ADJUSTMENT RIGHTS

This Collateral Assignment of Representations, Warranties, Covenants, Indemnity, Escrow and Purchase Price Adjustment Rights (this “Assignment”), dated August 18, 2011, is made by North Jackson Specialty Steel, LLC, a Delaware limited liability company (as assignee of Universal Stainless & Alloy Products, Inc., a Delaware corporation) (“Universal”) (Universal, in such capacity, the “Grantor”), to PNC Bank, National Association as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Patriot Special Metals, Inc., an Ohio corporation (“Patriot”), RSM Real Estate Holding, Inc., an Ohio corporation (“RSM”), John Dimitrieff, an individual (“JD”), Gordon Dimitrieff, an individual (“GD”), Robert Dimitrieff, an individual (“RD”) (Patriot, RSM, JD, GD and RD are each a “Seller”, and collectively, the “Sellers”), and Universal, have entered into that certain Asset Purchase Agreement, dated as of June 10, 2011, (as the same may be amended, modified or supplemented from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to that certain Assignment and Assumption and Agreement, dated as of August 18, 2011, Universal assigned all of its rights and obligations under the Purchase Agreement (excluding the Excluded Liabilities (as defined therein)) to the Grantor;

WHEREAS, pursuant to the Purchase Agreement, the Seller Parties have made certain representations and warranties to, and covenants and agreements with, the Grantor (collectively, the “Representations, Warranties and Covenants”);

WHEREAS, pursuant to the Purchase Agreement, the Grantor and the Sellers have agreed to certain indemnification provisions described in Article 7 of the Purchase Agreement (the rights and benefits of the Grantor are collectively, the “Indemnity Rights”);

WHEREAS, in connection with the Purchase Agreement, the Grantor, the Sellers and the Escrow Agent (as defined in the Purchase Agreement) propose to enter into that certain Escrow Agreement, dated as of August 18, 2011 (as the same may be amended, modified or supplemented from time to time, the “Escrow Agreement”) (the rights and benefits of the Grantor under the Escrow Agreement are collectively, the “Escrow Rights”, and (i) the Representations, Warranties and Covenants, (ii) the Indemnity Rights and (iii) the Escrow Rights are hereinafter collectively referred to as the “Representations, Warranties, Covenants, and Indemnity and Escrow Rights”);

WHEREAS, in connection with that certain Credit Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Universal, Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), the Grantor (Universal, Dunkirk and the Grantor are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), the Grantor has granted to the Administrative Agent (for itself and for the benefit of the Lenders) a security interest in the Collateral (as defined in the Credit Agreement);

WHEREAS, the Lenders have required, as a condition to making the Loans and issuing the Letters of Credit pursuant to the Credit Agreement, that the Grantor collaterally assign to the Administrative Agent (for itself and for the benefit of the Lenders), as additional security for the repayment of the Obligations all of its respective rights and remedies with respect to the Representations, Warranties, Covenants, and Indemnity and Escrow Rights;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. Unless otherwise defined herein, all terms used herein shall have their defined meanings under the Credit Agreement.

2. The Grantor hereby collaterally assigns and transfers to the Administrative Agent (for itself and for the benefit of the Lenders), and hereby grants a security interest to the Administrative Agent (for itself and for the benefit of the Lenders), as additional security for the repayment in full of the Obligations, all of the Grantor’s rights and remedies with respect to the Representations, Warranties, Covenants, and Indemnity and Escrow Rights, and any payments due from the Sellers to the Grantor under or pursuant to the Purchase Agreement and the Escrow Agreement.

3. Until the Obligations have been finally paid in full and the Credit Agreement has been terminated, the Grantor hereby irrevocably authorizes and empowers the Administrative Agent, its successors and assigns, to assert, either directly or on behalf of the Grantor, any claims the Grantor may have, from time to time, against the Sellers with respect to the Representations, Warranties, Covenants, and Indemnity and Escrow Rights and or with respect to any payments due from the Sellers to the Grantor under or pursuant to the Purchase Agreement and the Escrow Agreement, as the Administrative Agent may deem proper, and to receive and collect any damages, awards and other monies resulting therefrom and to apply the same on account of the Obligations in accordance with the terms of the Credit Agreement. Until all the Obligations have been finally paid in full and the Credit Agreement has been terminated, the Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent, its successors and assigns, as its true and lawful attorney (and agent-in-fact) for the purpose of enabling the Administrative Agent, its successors and assigns, to assert and collect such claims and to apply such monies in the manner set forth hereinabove. Notwithstanding the foregoing, the Grantor alone shall have the right to assert claims against the Sellers in connection with the Representations, Warranties, Covenants, and Indemnity and Escrow Rights and during every period of time in which no Event of Default exists, provided that the Grantor gives the Administrative Agent written notice of its intention to assert any such claims and keeps the Administrative Agent informed of the status of any proceedings concerning such claims.

4. The Grantor shall keep the Administrative Agent informed of all circumstances known to the Grantor bearing upon the Representations, Warranties, Covenants, and Indemnity and Escrow Rights, and the Grantor shall not waive any of its rights or remedies under the Purchase Agreement or the Escrow Agreement with respect to the Representations, Warranties, Covenants, and Indemnity and Escrow Rights without the prior written consent of the Administrative Agent.

5. This Assignment shall continue in effect until the Obligations have been finally paid in full and the Credit Agreement has been terminated.

6. At any time or from time to time, upon the Administrative Agent’s written request, the Grantor will execute and deliver to the Administrative Agent such further documents and do such other acts and things as the Administrative Agent may request in order to effectuate the purposes of this Assignment including, without limitation, the filing or recording of this Assignment or any schedule, amendment or supplement hereto, or a financing or continuation statement with respect hereto in accordance with the Laws of any applicable jurisdictions. The Grantor hereby authorizes the Administrative Agent to effect any such filing or recording as aforesaid (including the filing of any such financing statements or amendments thereto without the signature of the Grantor), and the Administrative Agent’s costs and expenses with respect thereto shall be payable by the Grantor on demand.

7. The Grantor hereby represents and warrants that (i) each of the Purchase Agreement and the Escrow Agreement is in full force and effect and is enforceable by the Grantor in accordance with its terms, (ii) no default exists under the Purchase Agreement or the Escrow Agreement, (iii) the Grantor has not assigned or pledged or otherwise encumbered the Purchase Agreement or the Escrow Agreement other than as contemplated hereby, (iv) the Grantor has full power, authority and legal right to assign its rights under the Purchase Agreement and the Escrow Agreement pursuant to this Assignment, (v) this Assignment has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor, enforceable by the Administrative Agent against the Grantor in accordance with its terms, (vi) no consent of any other Person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Grantor in connection with the execution, delivery or performance of this Assignment by the Grantor, (vii) the execution, delivery and performance of this Assignment will not violate any provision of any Law, and (viii) the execution, delivery, and performance of this Assignment by the Grantor will not violate any provision of any contractual obligation to which the Grantor is a party or upon any of its assets and will not result in the creation or imposition of any Lien on any of the assets of the Grantor except as contemplated by this Assignment.

8. Without receiving the prior written consent of the Administrative Agent, the Grantor (i) will not assign, pledge or otherwise encumber any of its right, title or interest in, to or under the Purchase Agreement and the Escrow Agreement to anyone other than the

Administrative Agent (for itself and for the benefit of the Lenders), its successors or assigns; (ii) will not enter into any agreement amending, modifying, restating, renewing or supplementing the Purchase Agreement or the Escrow Agreement; (iii) will not consent or agree to any act or omission to act on the part of any party to the Purchase Agreement or the Escrow Agreement that, without such consent or agreement, would constitute a default thereunder; (iv) will deliver to the Administrative Agent a copy of each demand, notice, communication or document (except those received in the ordinary course of business) delivered to it in any way relating to the Purchase Agreement or the Escrow Agreement; and (v) will not grant any material consents or waivers under the Purchase Agreement or the Escrow Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. No amendment, modification or termination of this Assignment shall be binding on any party hereto unless it is in writing and is signed by the party to be charged. The terms of this Assignment shall be binding on the Grantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent (for itself and for the benefit of the Lenders), its successors and assigns and any holder, owner or assignee of any rights in any of the Loan Documents and will be enforceable by any of them, as their interest may appear.

11. This Assignment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles or the conflicts thereof. The Grantor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Assignment.

12. Any notice required, permitted or contemplated hereunder shall be given in accordance with the terms of Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

13. THE GRANTOR SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THIS ASSIGNMENT.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the Grantor has executed this Assignment on the day and year first above written, with the intention that it constitute a document under seal.

GRANTOR:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

This Guarantor Joinder and Assumption Agreement (“Joinder”) is made this          day of             , 201  , by                                         , a [limited liability company/limited partnership/general partnership/corporation] (the “New Guarantor”).

Background

Reference is made to (i) that certain Credit Agreement, dated as of August 18, 2011 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), (ii) the Guaranty Agreement (as defined in the Credit Agreement), and (ii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, amended or restated.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic benefits received by New Guarantor as a result of becoming affiliated with Borrowers and the Guarantors, the New Guarantor hereby agrees that: (i) on the date hereof, it shall execute and deliver to the Administrative Agent for the benefit of the Lenders any applicable documents as set forth in this Joinder; and (ii) effective as of the date hereof, it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Loan Parties under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, the New Guarantor has assumed the obligations of a Guarantor under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement and each of the other Loan Documents which are stated to apply to or are made by a Guarantor. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties with respect to the Guarantors set forth in Article 6 of the Credit Agreement is true and correct as to the New Guarantor on and as of the date hereof as if made on and as of the date hereof by the New Guarantor (except representations and warranties which relate solely to an earlier date or time which representations and warranties shall be true and correct on and as of the specific date or times referred to in said representations and warranties) and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

The New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with this Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement, as applicable, and 11.16 [Joinder] of the Credit Agreement.

Document	Delivered	Not Delivered

Guaranty Agreement (mandatory)	☐	☐

Opinion of Counsel (mandatory)	☐	☐

Officer’s Certificate (mandatory)	☐	☐

Secretary’s Certificate (or equivalent thereof) (mandatory)	☐	☐

Pledge Agreement – Parent or other Loan Party pledging [Stock/Partnership Interests/LLC Interests] of New Guarantor (mandatory)	☐	☐

Pledge Agreement – New Guarantor pledging [Stock/Partnership Interests/LLC Interests] of its Subsidiaries (if applicable)	☐	☐

Patent, Trademark and Copyright Security Agreement (if applicable)	☐	☐

Mortgage (if applicable)	☐	☐

Assignment of Rents and Leases (if applicable)	☐	☐

Waivers (if applicable)	☐	☐

Collateral Assignment[s] (if applicable)	☐	☐

UCC-1 Financing Statements naming New Guarantor and pledgor of New Guarantor as debtor (mandatory)	☐	☐

Schedules to Credit Agreement	Delivered	Not Delivered

Schedule 1.1(P) Permitted Liens (if applicable)	☐	☐

Schedule 6.1.1 Qualifications to Do Business (mandatory)	☐	☐

Schedule 6.1.2 Subsidiaries (mandatory)	☐	☐

Schedule 6.1.14 Environmental Disclosures (if applicable)	☐	☐

Schedule 8.2.1 Permitted Indebtedness (if applicable)	☐	☐

[Note: updates to schedules do not cure any breach of warranties unless expressly agreed in accordance with the terms of the Credit Agreement.]

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the New Guarantor has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Lenders, on the date and year first above written, with the intention that it constitute a document under seal.

NEW GUARANTOR:

By:	(SEAL)
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:

EXHIBIT 1.1(G)(2)

FORM OF

GUARANTY AND SURETYSHIP AGREEMENT

IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”) pursuant to that certain Credit Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”) and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Debtor” and collectively, the “Debtors”), the Guarantors (as defined therein) party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtors, USAP Holdings, Inc., a Delaware corporation (the “Guarantor”), this 18th day of August, 2011, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):

1. Becomes an absolute and unconditional guarantor and surety as though it were a primary obligor to the Administrative Agent and the Lenders, their respective successors, endorsees and assigns, for (i) the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations including, without limitation, all existing and future liabilities and obligations of the Debtors to the Administrative Agent and the Lenders, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any legal expenses) incurred by the Administrative Agent or any Lender in enforcing any rights with regard to or collecting against the Guarantor under this Guaranty and Suretyship Agreement (“Agreement”) and (ii) the due and punctual performance of and/or compliance with all of the terms, conditions and covenants contained in each of the Credit Agreement, the Notes (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement) to be performed or complied with by the Debtors and the accuracy of the Debtors’ representations and warranties contained in each of the Loan Documents (hereinafter collectively referred to as the “Debtor Liabilities”), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

2. Assents to all agreements made or to be made between the Administrative Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by the Debtors and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an “Obligor”), and further agrees that the Guarantor’s liability hereunder shall not be reduced or diminished by such agreements in any way;

3. Consents and agrees that its obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtors, the Administrative Agent and the Lenders;

4. Consents that the Administrative Agent and the Lenders may, at their option, without in any way affecting the Guarantor’s liability hereunder: (i) exchange, surrender or release any or all collateral security or any endorsement, guaranty or surety held by the Administrative Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Administrative Agent’s and the Lenders’ rights or remedies against the Debtors or the collateral security for any of the Debtor Liabilities; and

5. Warrants that the address specified on the signature page hereof, immediately below the Guarantor’s name, is the Guarantor’s true and correct address, and agrees to notify the Administrative Agent, in the manner hereinafter specified, within three (3) days after any change in the Guarantor’s address.

CONTINUING GUARANTOR. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtors), all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, the Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

EXTENT OF GUARANTOR’S LIABILITY. This Agreement shall be and it is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities including, but not limited to, the Indebtedness evidenced by the Notes. The Administrative Agent may apply any payment received on account of the Debtor Liabilities in such order as the Lenders, in their sole discretion, may elect.

This Agreement shall be the joint and several obligations of the Guarantor and the other Guarantors and it is intended to be an absolute and unconditional guaranty and suretyship for the Debtor Liabilities including, but not limited to, the Indebtedness evidenced by the Notes; provided, however, that the Guarantor’s total liability hereunder shall be limited as set forth below. The obligations of the Guarantor under this Agreement, when construed collectively with the obligations of the other Guarantors, are intended to be the joint and several obligations of the Guarantor and the other Guarantors for the aggregate of the maximum liability of the Guarantor as set forth below.

Subject to the remainder of this paragraph, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of the Guarantor under this Agreement shall not exceed the sum of (i) that portion of the Debtor Liabilities, the proceeds of which are used by any Debtor to make Valuable Transfers (as hereinafter defined) to the Guarantor, plus (ii) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that Adjusted Net Worth is a positive number, of the Guarantor at the date of this Agreement. For purposes of this paragraph:

“Adjusted Net Worth” shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of the Guarantor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (ii) the amount of all liabilities of the Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), in all events prior to giving effect to Valuable Transfers.

“Valuable Transfers” shall mean (a) all loans, advances, other credit accommodations, or capital contributions made to the Guarantor with proceeds of the Loans, (b) the amount of Letters of Credit Obligations with respect to Letters of Credit issued to support the obligations or Indebtedness of the Guarantor, (c) all debt securities or other obligations or Indebtedness of the Guarantor acquired from the Guarantor or retired, redeemed, purchased or acquired by the Guarantor with proceeds of any Loans or of any Letters of Credit issued to support the obligations or Indebtedness of the Guarantor, (d) all equity securities of the Guarantor acquired from the Guarantor with the proceeds of any Loans or of any drawings on Letters of Credit issued to support the obligations of the Guarantor, (e) the fair market value of all property acquired with proceeds of the Loans or of any drawings on Letters of Credit issued to support the obligations or Indebtedness of the Guarantor and transferred to the Guarantor, (f) the interest on and the fees in respect of the Loans, the proceeds of which are used to make such a Valuable Transfer, and (g) the value of any quantifiable economic benefits not included in clauses (a) through (f) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to the Guarantor as a result of the Loans or the Letters of Credit Outstanding.

The Guarantor agrees that the Debtor Liabilities may at any time and from time to time exceed the maximum liability of the Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent and the Lenders hereunder. No payment or payments made by any Debtor, the Guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Debtor, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor under this Agreement and the Guarantor shall, notwithstanding any such payment or payments (other than payments made to the Administrative Agent or any Lender by the Guarantor or payments received or collected by the Administrative Agent or any Lender from the Guarantor), remain liable for the Debtor Liabilities up to the maximum liability amount of the Guarantor set forth in this paragraph until the Debtor Liabilities are indefeasibly paid in full in cash, the Loans are terminated according to the terms of the Credit Agreement, all Letters of Credit have either expired or have been cancelled and all Lender Provided Interest Rate Hedges have either expired or have been terminated; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Guarantor’s liability under this paragraph exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the Guarantor from any Debtor and other affiliates of any Debtor, would not render the Administrative Agent’s and the Lenders’ right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Debtor Liabilities than the maximum liability set forth in this paragraph could be repaid by the Guarantor as a result of an increase in the Guarantor’s Adjusted Net Worth subsequent to the date of this Agreement, without rendering the Administrative Agent’s and the Lenders’ right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of the Guarantor’s maximum liability calculated in the first sentence of this paragraph shall be calculated based upon the Guarantor’s Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

UNCONDITIONAL LIABILITY. The Guarantor’s liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.

RIGHT OF SET-OFF. As security for the prompt payment when due on the liabilities of the Guarantor hereunder, the Guarantor hereby grants to the Administrative Agent and the Lenders a lien and security interest in all property of the Guarantor now or at any later time in the Administrative Agent’s or any Lender’s possession in any capacity including, but not limited to, any balance or share of any deposit account, or otherwise, now or hereafter owed by the Administrative Agent or any Lender from time to time to the Guarantor in any regard or in any capacity, and whether or not then due. Such lien and security interest shall be independent of any right of setoff that the Administrative Agent and the Lenders may have. If any liability of the Guarantor hereunder is not paid to the Administrative Agent when due, the Administrative Agent and the Lenders may forthwith: (i) set-off against the liabilities of the Guarantor hereunder all moneys owed by the Administrative Agent or any Lender to the Guarantor in any capacity, whether or not then due, and whether provisionally or finally credited upon the Administrative Agent’s and the Lenders’ books and records; and (ii) sell all or any part of any such property held as collateral on or at the option of the Administrative Agent and the Lenders, at any time or times without advertisement, demand or notice to the Guarantor (any and all of which are hereby waived), except such notice, if any, as may be required by Law and cannot be waived, with the right on the part of the Administrative Agent and the Lenders or their respective nominees to become the purchasers thereof at any such sale, free of any equity of redemption and of all other claims.

WAIVER. The Guarantor hereby waives all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantor hereby consents to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor

Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantor will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of the Guarantor’s liability hereunder or any other Obligor’s liability shall be effective only with respect to the liability hereunder of the Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of the Guarantor or any Obligor not so expressly released. The dissolution of the Guarantor, or any other Obligor, shall in no way affect the liability hereunder or that of any other Obligor. The Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtors, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, the Guarantor with respect to its obligations hereunder, excepting only full, strict, and indefeasible payment and performance of the Debtor Liabilities in full.

No payment by the Guarantor shall entitle any other Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, and the Guarantor shall have no right of subrogation, contribution, indemnification or other rights to be reimbursed, made whole or otherwise compensated by any other Obligor with respect to any payments made hereunder, until all of the Debtors’ obligations to the Administrative Agent and the Lenders under the Loan Documents are satisfied in full and are not subject to any right of disgorgement and the Commitments are terminated. The Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Lenders or any failure or refusal by the Administrative Agent and the Lenders to perfect an interest in any collateral security.

BANKRUPTCY OF THE DEBTORS. Neither the Guarantor’s obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any Debtor’s bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of each Debtor, any Person assuming the obligations of each Debtor under the Credit Agreement or any of the other Loan Documents or any Debtor’s estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or future provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantor agrees that to the extent that any Debtor or any other Obligor makes a payment or payments to the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

PAYMENT OF COSTS. In addition to all other liabilities of the Guarantor hereunder, the Guarantor also agrees to pay to the Administrative Agent on demand all costs and expenses (including attorneys’ fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantor hereunder.

PRIMARY LIABILITY OF THE GUARANTOR. The Guarantor agrees that this Agreement may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and the Guarantor hereby waives the right to require the Administrative Agent and the Lenders to proceed against any other Obligor or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent and the Lenders from suing on the Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Loan Documents, or any other instrument of security if neither the Debtors nor the Guarantor timely perform the obligations of the Debtors thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantor thereunder; it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantor under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Debtor or by reason of the bankruptcy or insolvency of any Debtor. If acceleration of the time for payment of any amount payable by any Debtor is stayed upon the insolvency or bankruptcy of any Debtor, amounts otherwise subject to acceleration under the terms of the Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent. The Guarantor acknowledges that the term “Debtor Liabilities” as used herein includes any payments made by any Debtor to the Administrative Agent or the Lenders and subsequently recovered by such Debtor or a trustee for such Debtor pursuant to bankruptcy or insolvency proceedings.

ACCELERATION OF THE GUARANTOR’S LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Administrative Agent’s and the Lenders’ option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantor hereunder, whether or not the Administrative Agent and the Lenders have any such rights against any other Obligor, and whether or not the Administrative Agent and the Lenders elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (1) the failure of the Guarantor to perform any covenant or obligation hereunder; (2) the occurrence of an Event of Default under the Credit Agreement; (3) except as otherwise permitted pursuant to the terms of the Credit Agreement, the sale of all or substantially all of the assets, or change in ownership, or the dissolution, merger, consolidation or reorganization of the Guarantor; (4) any information or signature heretofore or hereafter furnished to the Administrative Agent or any Lender by the Guarantor, or delivered to the Administrative Agent or any Lender by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made; or (5) the failure of the Guarantor or any Obligor to furnish the Administrative Agent and the Lenders such financial and other information as required by the Loan Documents.

RIGHTS OF THE GUARANTOR. All rights and remedies of the Guarantor against any Debtor or any property of any Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Administrative Agent and the Lenders of all Debtor Liabilities and to the priority of the Administrative Agent and the Lenders in any property of any Debtor and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to the Guarantor on account of any Indebtedness of any Debtor to the Guarantor, or on account of any subrogation or other rights of the Guarantor against any Debtor, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

NOTICE TO THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE GUARANTOR. Any notice to the Administrative Agent or the Lenders by the Guarantor pursuant to the provisions hereof shall be sent, and shall be effective, in accordance with Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. Notice by the Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding any Debtor or any other Person, all rights granted to the Administrative Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.

FINANCIAL STATEMENTS OF THE GUARANTOR. Financial information provided by the Guarantor in connection herewith or with the Credit Agreement to the Administrative Agent or any Lender is accurate and complete and has been prepared in accordance with GAAP. There has been no Material Adverse Change since the date of such information. The Guarantor has made full and true disclosure of all pertinent financial and other information in connection with the transactions contemplated hereby.

MISCELLANEOUS. This Agreement shall be binding upon the Guarantor and the Guarantor’s successors, assigns and other legal representatives, and shall inure to the benefit of the Administrative Agent and the Lenders, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws thereof, and the parties hereto agree to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania with respect to any suit arising in connection herewith.

WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE GUARANTOR FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS AGREEMENT, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO THE GREATER OF FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT OR TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS’ COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS AGREEMENT SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE GUARANTOR SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS AGREEMENT OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE GUARANTOR HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE GUARANTOR’S BEHALF FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE GUARANTOR FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE UNDERSIGNED (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound, has executed and delivered this Agreement on the day and year first above written, with the intention that it constitute a document under seal.

GUARANTOR:

WITNESS:	USAP Holdings, Inc.,
a Delaware corporation

	By:	(SEAL)
Name:
Title:

Address:

Telephone:
Telecopier:

EXHIBIT 1.1(I)(1)

FORM OF

ENVIRONMENTAL INDEMNITY AGREEMENT

Environmental Indemnity Agreement (“Indemnity Agreement”), made as of August 18, 2011, by Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), and USAP Holdings, Inc., a Delaware corporation (“USAP”) (the Borrowers and USAP are each, an “Indemnitor” and collectively, jointly and severally, the “Indemnitors”), for the benefit of PNC Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, North Jackson owns a fee interest in certain real property located in Jackson Township, Mahoning County, Ohio, as more particularly described on Exhibit “A” attached hereto and made a part hereof (together with any real property hereinafter encumbered by the lien of the Mortgage (as hereinafter defined), being herein collectively called the “ Land” and the Land together with all improvements now or hereafter located on the Land, being herein collectively called the “Premises”);

WHEREAS, pursuant to that certain Credit Agreement, dated as of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, USAP and the other Guarantors party thereto, the Lenders party thereto and the Administrative Agent, the Lenders have extended or will extend to the Borrowers Loans (as defined in the Credit Agreement), which shall be evidenced by Notes (as defined in the Credit Agreement);

WHEREAS, the Loans shall be secured by, among other things, that certain Open-End Mortgage and Security Agreement, effective as of even date herewith, made by North Jackson to the Administrative Agent (for itself and the benefit of the Lenders) with respect to the Premises (together with all amendments, restatements, modifications, consolidations, increases, supplements and spreaders thereof being herein called the “Mortgage”),

WHEREAS, as a condition to making the Loans, the Administrative Agent and the Lenders require the Indemnitors to provide certain warranties and indemnities concerning any Contamination (as hereinafter defined) with respect to the Premises; and

WHEREAS, to induce the Lenders to make the Loans, the Indemnitors have agreed to enter into this Indemnity Agreement.

NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors hereby jointly and severally covenant, warrant, represent and agree as follows:

1. Definitions: Words and terms defined in the Credit Agreement and which are not otherwise defined in this Agreement are used herein as defined in the Credit Agreement. Words and terms defined in the introductory paragraph and the recitals are incorporated herein by reference as if the definitions were set forth in full in this Section 1. In addition, for purposes of this Agreement, the following words shall have the meanings ascribed herein:

“Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Premises, which presence or release or threat of release (i) requires, pursuant to Environmental Laws, notification or reporting to an Official Body, or (ii) requires, pursuant to Environmental Laws, the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

“Environmental Complaint” shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for personal injury (including death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

“Environmental Permit” shall mean any permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Premises; (ii) for the operations and business activities of the Loan Parties or any Subsidiary of any Loan Party; or (iii) for the performance of a Remedial Action.

“Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “pesticide” or “regulated substance” or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury, radon and radioactive materials.

“Remedial Action” shall mean any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in situ treatment, containment, operation and maintenance or management in-place, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

2. No Indemnitor has any knowledge of any Regulated Substances on, from or affecting any portion of the Premises in any manner which is not in compliance with all applicable Environmental Laws. To the best of the Indemnitors knowledge, no prior owner of any portion of the Premises or any existing or prior tenant, subtenant or occupant of any portion of the Premises has used Regulated Substances on, from or affecting any portion of the Premises in any manner which violates any Environmental Law.

3. No Indemnitor has received any notice of any violation (and is not aware of any existing violations) of any Environmental Law with respect to any portion of the Premises or that there have been actions commenced or threatened by any party for noncompliance which affects any portion of the Premises.

4. No Indemnitor has knowledge that the information provided to the Administrative Agent in the (i) All Appropriate Inquiry Report, dated June 17, 2011 and performed by SE Technologies, LLC with respect to the Premises and (ii) Phase I Environmental Site Assessment, dated June 9, 2010 and performed by R.E. Warner & Associates, Inc. with respect to the Premises (collectively, the “Report”) is not true, accurate and complete.

5. No Indemnitor has knowledge that any portion of the Premises is shown on the list of contaminated properties maintained by any public or government agency of competent jurisdiction.

6. The Indemnitors shall keep the Premises free of Contamination. No Indemnitor shall suffer or permit any portion of the Premises to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Regulated Substances in violation of any Environmental Law. In addition, no Indemnitor shall suffer or permit any tenant, subtenant or occupant to release any Regulated Substances onto any portion of the Premises or onto adjacent property in violation of any Environmental Law.

7. The Indemnitors shall, immediately upon obtaining knowledge of any of the following, notify the Administrative Agent in writing upon the occurrence of:

(i) any Contamination affecting any portion of the Premises;

(ii) the receipt by any Indemnitor, or any tenant, subtenant or occupant of any portion of the Premises of any Environmental Complaint;

(iii) any violation affecting any portion of the Premises of any Environmental Law; and

(iv) any claim or claims made against any Indemnitor or any portion of the Premises relating to damage, contribution, cost of recovery, compensation, loss or injury resulting from any Contamination affecting any portion of the Premises.

8. Except as set forth in the Report, the Indemnitors certify that, to the best of their knowledge, as of the date of this Indemnity Agreement, no report, analysis, study or other document prepared by or for any Person exists which identifies any Contamination affecting any portion of the Premises.

9. The Indemnitors, at their sole expense, shall conduct and complete all investigations, studies, sampling and testing, and all removal and other actions necessary to clean up and remove all Regulated Substances and any other Contamination on, under, from or affecting any portion of the Premises if and when required by and in accordance with any applicable Environmental Law to the satisfaction of the Administrative Agent, in accordance with the orders and directives of all Official Bodies. The Indemnitors shall at all times keep the Premises free of any Lien imposed by any Official Body pursuant to any applicable Environmental Law.

10. The Indemnitors shall jointly and severally indemnify, defend and hold harmless the Administrative Agent, each Lender and their respective employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including attorneys’ fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to: (i) the Contamination of any portion of the Premises or the soil, water, vegetation, buildings, personal property, persons or animals thereon; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Contamination of any portion of the Premises; (iii) any Environmental Complaint; (iv) any violation of Environmental Law; and/or (v) the breach of any warranty, representation or covenant of any Indemnitor contained in this Indemnity Agreement.

11. The Indemnitors agree that in the event that the Mortgage is foreclosed (whether judicially or by power of sale), or in the event a deed in lieu of foreclosure is tendered, the Indemnitors shall deliver such portion of the Premises to the Administrative Agent (or shall cause all tenants of such portion of the Premises to deliver, to the extent required by applicable Environmental Law) free of any and all Contamination so that the condition of such Premises shall conform with all applicable Environmental Laws affecting such Premises. The obligations of the Indemnitors as set forth in this Paragraph 11 are made strictly for the benefit of the Administrative Agent, each Lender and their respective successors and assigns and shall not in any way impair or affect the Administrative Agent’s right to foreclose against applicable portions of the Premises.

12. The Administrative Agent’s rights under this Indemnity Agreement shall be in addition to all rights granted to the Administrative Agent and/or the Lenders under the other Loan Documents. Any default by any Indemnitor under this Indemnity Agreement (including, without limitation, any breach of any representation or warranty made by any Indemnitor) shall, at the Administrative Agent’s option, constitute an Event of Default under the Credit Agreement and the other Loan Documents.

13. In addition to the other remedies provided to the Administrative Agent and/or the Lenders in the Credit Agreement, the Mortgage and the other Loan Documents, should any Indemnitor fail to abide by the terms and covenants of this Indemnity Agreement, after having been requested by the Administrative Agent to do so, and having not so complied after such request, the Administrative Agent may, should it elect to do so, cause the removal of any Contamination located on any portion of the Premises. In such event, all funds expended by the Administrative Agent and/or the Lenders in connection with the removal of such Contamination or the clean-up of such Contamination including, but not limited to, all attorneys’ fees, engineering fees, consultant fees, and similar charges, shall become a part of the Obligations secured by the Mortgage and the other Loan Documents, and shall be due and payable by the Indemnitors on demand. Promptly upon the request of the Indemnitors, the Administrative Agent shall provide supporting invoices for such expenditures. Each disbursement made by the Administrative Agent and/or the Lenders pursuant to this provision shall bear interest at the interest rate provided in Section 4.3 [Interest After Default] of the Credit Agreement from the date the funds are advanced by the Administrative Agent until paid in full by the Indemnitors. The Indemnitors shall permit the Administrative Agent and its agents and employees access to the Premises for any purpose consistent with this provision. In the event that any Indemnitor fails to remove or clean-up, within a reasonable period of time or the time required under any applicable Environmental Law, any Contamination on the Premises and fails to undertake, within a reasonable period of time or the time required under any applicable Environmental Law, such other Remedial Action as may be required by applicable Environmental Law with respect to any damage or Contamination to the Premises, the Indemnitors hereby grant to the Administrative Agent and/or the Lenders and their agents and employees the full right and authority to remove any Contamination from the Premises, and clean-up or undertake such other Remedial Action as may be required by applicable Environmental Law with respect to any damage to the Premises if such Contamination or damage is in violation of Environmental Law.

14. In the event that the Administrative Agent shall have reasonable cause to suspect that any Indemnitor has failed to comply with the terms of this Indemnity Agreement, or shall have reasonable cause to suspect that any Contamination exists on any portion of the Premises in violation of Law, the Administrative Agent may cause the Indemnitors to obtain an environmental audit of the Premises and if the Indemnitors fail to do so, the Administrative Agent may obtain an environmental audit of the Premises at the sole expense of the Indemnitors. The nature and scope of the environmental audit shall be determined by the Administrative Agent in its reasonable discretion. The Indemnitors shall permit the Administrative Agent and its agents and employees access to the Premises for the purpose of conducting the environmental audit, and shall otherwise reasonably cooperate and provide such additional information as may be requested by the Administrative Agent or its agents and employees. The Indemnitors shall immediately (i) correct all violations of Environmental Law identified in such environmental audit and (ii) implement all recommendations contained in the environmental audit including, but not limited to, any recommendations for additional testing or studies to detect the presence of Contamination on any portion of the Premises at the sole cost and expense of the Indemnitors. In the event that the Indemnitors fail to pay for the cost of the environmental audit or any Remedial Actions or additional testing recommended thereby, the Administrative Agent may pay for the same. Each such payment made by the Administrative Agent shall become a part of the Obligations secured by the Mortgage and the other Loan Documents, shall be due and payable upon demand and shall bear interest at the lower of either the highest default rate of interest established in Section 4.3 [Interest After Default] of the Credit Agreement or the maximum rate allowed by Law until paid in full by the Indemnitors.

15. The liability under this Indemnity Agreement shall in no way be limited or impaired by (i) any extension of time for performance required by any of the other Loan Documents; (ii) any sale, assignment or foreclosure of any Note or the Mortgage or any sale or transfer of all or part of the Premises; (iii) the discharge of any Note and/or the reconveyance of the Mortgage; (iv) any exculpatory provisions in any of the other Loan Documents limiting the Administrative Agent’s recourse to the Premises encumbered by the Mortgage or to any other security, or limiting the Administrative Agent’s or the Lenders’ rights to a deficiency judgment against any Indemnitor; (v) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor; (vi) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of Law, the Administrative Agent’s and/or the Lenders’ voluntary act, or otherwise; (vii) the release or substitution in whole or in part of any security for the Obligations; or (viii) the Administrative Agent’s failure to record the Mortgage or file any UCC financing statements (or the Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any Lien given as security for the Obligations and, in any such case, whether with or without notice to the Indemnitors, and with or without consideration.

16. No delay on the Administrative Agent’s and/or any Lender’s part in exercising any right, power or privilege under this Indemnity Agreement shall operate as a waiver of any such privilege, power or right.

17. Any party liable upon or in respect of this Indemnity Agreement or any other Loan Document may be released without affecting the liability of any party not so released.

18. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent in accordance with the terms of Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

19. No provision of this Indemnity Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

20. The indemnity provisions contained in this Indemnity Agreement shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the Premises by the Indemnitors or the Administrative Agent, and payment of the Obligations in full;

provided, however, that such indemnity provisions shall at no time accrue to, or be construed to benefit, any Person (other than the Administrative Agent, the Lenders and any successor in interest or assignee of the Administrative Agent or any Lender) no matter how such Person obtains title or an interest in the Premises.

21. The liability covered by the indemnity provisions in this Indemnity Agreement shall include, but not be limited to, losses sustained by the Administrative Agent, any Lender and/or their respective successors and assigns for (i) diminution in value of any portion of the Premises; (ii) amounts arising out of personal injury or death claims; (iii) amounts charged to the Administrative Agent or any Lender for any environmental or Contamination clean-up costs and expenses, Liens, or other such charges or impositions with respect to any portion of the Premises; (iv) payment for attorneys’ fees and disbursements, expert witness fees, court costs, environmental tests and design studies; and (v) any other amounts expended by the Administrative Agent, any Lender and/or their respective successors and assigns.

22. This Indemnity Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania (without giving effect to Pennsylvania’s principles of conflicts of law). The Indemnitors hereby irrevocably submit to the personal jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania over any suit, action or proceeding arising out of or relating to this Indemnity Agreement.

23. This Indemnity Agreement may be executed in any one or more counterparts, each of which shall be deemed an original document and all of which shall be deemed the same document.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the Indemnitors have executed this Indemnity Agreement as of the day and year first above written, with the intention that it constitute a document under seal.

INDEMNITORS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	USAP Holdings, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT 1.1(I)(2)

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (the “Agreement”), dated August     , 2011, is made by and among the entities listed on the signature page hereto (or subsequently joining this Agreement) (each being individually referred to herein as a “Loan Party” and collectively as the “Loan Parties”) for the benefit of PNC Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Credit Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents, the Lenders intend to make Loans to and issue Letters of Credit for the account of the Borrowers; and

WHEREAS, the Loan Parties are or may become indebted to each other (the Indebtedness of each of the Loan Parties to any other Loan Party, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the “Intercompany Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrowers and issue Letters of Credit from time to time are subject to the condition, among others, that the Loan Parties subordinate the Intercompany Indebtedness to the Indebtedness and all other Obligations of the Borrowers or any other Loan Party to the Administrative Agent or the Lenders pursuant to the Credit Agreement or the other Loan Documents (collectively, the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

2. Payment Over of Proceeds Upon Bankruptcy, Etc. Upon any distribution of assets of any Loan Party in connection with (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Loan Party or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshaling of assets and liabilities of any such Loan Party (a Loan Party distributing assets as set forth herein being referred to in such capacity as a “Distributing Loan Party”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Loan Party is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Loan Party in any such case, proceeding, dissolution, liquidation or other winding up event.

If, notwithstanding the foregoing provisions of this Section, a Loan Party which is owed Intercompany Indebtedness by a Distributing Loan Party shall have received any payment or distribution of assets from the Distributing Loan Party of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Loan Party, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

3. No Commencement of Any Proceeding. Each Loan Party agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing any proceeding referred to in the first paragraph of Section 2 against any other Loan Party which owes it any Intercompany Indebtedness.

4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Loan Party becomes or is declared due and payable before its stated maturity, then and in such event the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

If, notwithstanding the foregoing, any Loan Party shall make any payment of the Intercompany Indebtedness prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear.

The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.

5. No Payment When Senior Debt in Default. If any Event of Default or Potential Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Administrative Agent shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Loan Party owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.

If, notwithstanding the foregoing, any Loan Party shall make any payment of the Intercompany Indebtedness prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear.

The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.

6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Loan Parties, at any time except during the pendency of any of the conditions described in Sections 2 and 4 hereof, from making payments of principal of or interest on any portion of the Intercompany Indebtedness, or retaining any money deposited with such Loan Party for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

7. Rights of Subrogation. Each Loan Party agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full, the Commitments shall have terminated and all Letters of Credit have expired or have been cancelled.

8. Instruments Evidencing Intercompany Indebtedness. Each Loan Party shall cause each instrument, if any, which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of an Intercompany Subordination Agreement, dated August     , 2011, in favor of PNC Bank, National Association, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement.”

Each Loan Party will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Loan Parties and their creditors other than the Administrative Agent and the Lenders, the obligation of the Loan Parties to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Loan Parties and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Loan Parties from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

10. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Loan Party with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with. Each Loan Party by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Loan Party shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, the obligations of the other Loan Parties with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to any Loan Party except to the extent provided in the Credit Agreement, without incurring responsibility to the Loan Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Loan Parties to the Administrative Agent and the Lenders, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt, if any; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Loan Parties and any other Person.

11. Joinder. Upon the execution and delivery by any other Person of a Borrower Joinder or a Guarantor Joinder, such Person shall become a “Loan Party” hereunder with the same force and effect as if it were originally a party to this Agreement and named as a “Loan Party” on the signature pages hereto. The execution and delivery of any such Borrower Joinder or Guarantor Joinder shall not require the consent of any other Loan Party hereunder, and the rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

12. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

13. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Loan Parties hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders and, with respect to amendments or changes to any provision of this Agreement, signed by the Loan Parties.

14. Expenses. The Loan Parties unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including fees and expenses of counsel, which the Administrative Agent or any of the Lenders may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (c) the failure by the Loan Parties to perform or observe any of the provisions hereof.

15. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

16. Governing Law. This Agreement shall be a contract under the internal Laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of laws.

17. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Loan Parties shall be binding upon their respective successors and assigns. The duties and obligations of the Loan Parties may not be delegated or transferred by the Loan Parties without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

19. Attorneys-in-Fact. Each of the Loan Parties hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Loan Party as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Loan Parties hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Loan Party, and with full power for such Loan Party, and in the name, place and stead of such Loan Party for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Loan Party hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

20. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

21. Remedies. In the event of a breach by any of the Loan Parties in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

22. Consent to Jurisdiction, Waiver of Jury Trial. Each of the Loan Parties hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Loan Parties at the addresses referred to in Section 23 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Loan Parties waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

23. Notices. All notices, statements, requests and demands and other communications given to or made upon the Loan Parties, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Agreement on the day and year first above written, with the intention that it constitute a document under seal.

LOAN PARTIES:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	USAP Holdings, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(L)

ASSIGNMENT OF RENTS AND LEASES

Assignment of Rents and Leases (“Assignment”), executed the      day of August, 2011, to be effective on August     , 2011 (the “Effective Date”), made by North Jackson Specialty Steel, LLC, a Delaware limited liability company having a mailing address of 2058 South Bailey Road, North Jackson, Ohio 44451 (the “Assignor”), to PNC Bank, National Association, having a mailing address at Three PNC Plaza, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222, as administrative agent for the Lenders (as hereinafter defined) (in such capacity, the “Assignee”).

WHEREAS, in and by that certain Credit Agreement, dated of even date herewith, by and among the Assignor and the other Borrowers party thereto, the Guarantors party thereto, PNC Bank, National Association (“PNC”) and certain other financial institutions from time to time (PNC and such other financial institutions are each a “Lender” and collectively, the “Lenders”) and the Assignee (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), the Assignor and the other Borrowers are indebted to the Lenders in the aggregate principal amount not to exceed One Hundred Fifteen Million and 00/100 Dollars ($115,000,000.00), as evidenced by the Notes (as defined in the Credit Agreement); and

WHEREAS, the Assignor holds title in fee simple to the Premises (as hereinafter defined);

WHEREAS, the Assignor entered into that certain Open-End Mortgage and Security Agreement, dated of even date herewith, in favor of the Assignee, with respect to the Premises (as amended, modified, supplemented or restated from time to time, the “Mortgage”); and

WHEREAS, in order to induce the Assignee and the Lenders to enter into the Credit Agreement, the Assignor has agreed to enter into this Assignment.

NOW, THEREFORE, FOR VALUE RECEIVED, and intending to be legally bound, the Assignor hereby grants, sells, assigns, transfers, sets over and delivers unto the Assignee, for the benefit of the Assignee, the Lenders and their respective successors and assigns, all right, title and interest of the Assignor in and to all the Leases (as hereinafter defined) covering all or any part of those certain premises and the improvements now or hereafter erected thereon (the “Premises”), bounded and described in Exhibit “A” attached hereto and made a part hereof, together with all the Rents (as hereinafter defined) due and to become due to the Assignor under the Leases, other than security deposits to the extent such assignment is prohibited by applicable Law.

TO HAVE AND TO HOLD the same unto the Assignee, for the benefit of the Assignee, its successors and assigns, forever or for such shorter time as is hereinafter set forth, for the purpose of securing the performance and discharge by the Assignor of the Debt (as hereinafter defined).

The Assignor hereby covenants, promises and agrees as follows:

1. As used in this Assignment, the following terms shall have the meanings indicated, unless the context otherwise requires:

(a) “Debt” shall include (i) the Obligations (as such term is defined in the Credit Agreement) and (ii) the performance of all obligations of the Assignor hereunder, under the Credit Agreement, the Mortgage and the other Loan Documents (as defined in the Credit Agreement).

(b) “Leases” shall mean (i) all present and future leases (including subleases) covering all or any portion of the Premises, (ii) all agreements for use or occupancy of any portion of the Premises, (iii) any and all guaranties of the performance of any lessee under any Lease and (iv) any extensions, modifications, renewals or supplements to any Lease (including any guaranty or other item included in this definition of “Lease”).

(c) “Rents” shall include all rentals, security deposits, fees and other sums of money due or becoming due to the Assignor under any Lease, all of the rents, income, receipts, revenues, issues and profits now due or which may hereafter become due under any Lease and all moneys due and to become due to the Assignor under any Lease for goods or services supplied, whether or not the same were supplied under the terms of any Lease, and all rights and remedies which the Assignor may have against any tenant under the Leases or others in possession of any portion of the Premises for the collection or recovery of moneys so assigned hereby, and the proceeds of all such Rent, both cash and noncash including, but not limited to, any minimum rents, additional rents, percentage rents, parking, maintenance, insurance and tax contributions, any damages following default by any tenant under any Lease, any penalties or premiums payable by any tenant under any Lease and the proceeds of any policy of insurance covering loss of rents resulting from destruction or damage to any portion of the Premises.

Capitalized terms used in this Assignment that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Assignment.

2. To induce the Assignee to accept this Assignment and to induce the Lenders to advance funds on account of the Debt, the Assignor hereby represents and warrants to the Assignee as of the date hereof:

(a) That the Assignor has the full right and power to assign the Leases and Rents to the Assignee (for the benefit of the Lenders) and has not executed any prior assignment of any of its rights under any Lease or to any portion of the Rents to any Person;

(b) That the Assignor has not done any act or thing which might prevent the Assignee from enjoying the benefits of the Leases and Rents assigned hereby;

(c) That each of the Leases is valid and enforceable; and

(d) That the tenants are not in default under any of the Leases.

3. The Assignor hereby covenants, promises and agrees that the Assignor will:

(a) Observe, fulfill and perform each and every condition, covenant and provision of each of the Leases to be fulfilled or performed by the Assignor;

(b) Give prompt notice to the Assignee of any notice of default given or received by the Assignor under any Lease, together with a true copy of such notice and any supporting materials;

(c) Enforce, short of termination, at the sole cost and expense of the Assignor, the performance or observance of each and every material covenant and condition of each of the Leases to be performed or observed by the tenant thereunder;

(d) At the sole cost and expense of the Assignor, appear in and defend any action growing out of or in any manner connected with any of the Leases, Rents or the obligations or liabilities of the Assignor or the tenant thereunder; and

(e) From time to time, upon request by the Assignee, execute and deliver to the Assignee, acknowledge when appropriate, and record or file in the public records when appropriate, any and all writings including, without limitation, further assignments of any Lease or Leases, financing statements and other writings that the Assignee or any Lender may deem necessary or desirable to carry out the purpose and intent of this Assignment, or to enable the Assignee to enforce any right or rights hereunder.

4. The Assignor will not, without the prior written consent of the Assignee:

(a) materially modify or alter the terms of any of the Leases;

(b) terminate the term of any of the Leases (except in case of default by a tenant thereunder), or accept a surrender thereof;

(c) anticipate Rents for more than thirty (30) days prior to the accrual thereof under the terms of the Leases (other than as a security deposit in an amount not to exceed one month’s rent);

(d) waive or release any tenant under any of the Leases from any obligations or conditions to be performed by such tenant under its Lease; or

(e) hereafter pledge, transfer, mortgage or otherwise encumber or assign the Leases or the Rents except to the Assignee (for the benefit of the Lenders).

5. Neither the Assignee nor any Lender shall be obligated to perform or discharge any obligation of the Assignor under any of the Leases, or under or by reason of this Assignment. The Assignor hereby agrees to indemnify and defend the Assignee and the Lenders against, and hold the Assignee and the Lenders harmless from, (i) any and all liability, loss or damage which the Assignee or any Lender may or might incur under any of the Leases or under or by reason of this Assignment and (ii) any and all claims and demands whatsoever which may be asserted against the Assignee or any Lender by reason of any alleged obligation on the

Assignee’s or any Lender’s part to perform or discharge any obligation under any of the terms of any of the Leases. Should the Assignee or any Lender incur any such liability, loss or damage under the Leases or under or by reason of this Assignment, or in defense against any such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, together with interest thereon at the rate specified in the Credit Agreement, shall be added to the Debt secured hereby and the Assignor shall reimburse the Assignee (for the ratable benefit of the Lenders) therefor, immediately upon demand.

6. Notwithstanding this Assignment or any exercise by the Assignee of any of the Assignee’s rights hereunder, or any Law, usage or custom to the contrary, the Assignor shall retain full responsibility for the care, control, management and repair of the Premises), and the Assignor hereby agrees to indemnify and defend the Assignee and the Lenders against, and hold the Assignee and the Lenders harmless from, (i) any and all liability, loss or damage which the Assignee or any Lender may or might incur by reason of any deficiency or alleged deficiency in the care, control, management or repair of the Premises or any part thereof and (ii) any and all claims and demands whatsoever which may be asserted against the Assignee or any Lender by reason thereof. Should the Assignee or any Lender incur any liability, loss or damage described in the preceding sentence, or in defense against any such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, together with interest thereon at the rate specified in the Credit Agreement, shall be added to the Debt secured hereby and the Assignor shall reimburse the Assignee (for the ratable benefit of the Lenders) therefor, immediately upon demand.

7. Any default by the Assignor in the performance or observance of any covenant, obligation or undertaking of the Assignor hereunder, shall, at the option of the Assignee, constitute and be deemed to be an Event of Default under each of the Loan Documents, and shall entitle the Assignee to exercise any and all of the rights and remedies thereunder.

8. These presents shall not be deemed or construed to constitute the Assignee as a mortgagee in possession of the Premises nor to obligate the Assignee to take any action hereunder, nor to incur any expenses or perform or discharge any obligation, duty or liability hereunder or under the Leases. However, should the Assignor fail to make any payment or to perform any obligation of the Assignor hereunder, then the Assignee, but without obligation so to do and without notice to or demand on the Assignor and without releasing the Assignor from any obligation herein, may make or do the same, including specifically, without limiting the Assignee’s general powers, appearing in and defending any action purporting to affect the security hereof or the rights or powers of the Assignee and performing any obligation of the Assignor in any of the Leases contained, and in exercising any such powers paying necessary costs and expenses, employing counsel and incurring and paying attorneys’ fees; and the Assignor will pay immediately upon demand all sums expended by the Assignee under the authority hereof, together with interest thereon at the rate set forth in the Credit Agreement, and the same shall be added to the Debt secured hereby and shall be secured by all of the security given for any of the Debt.

9. Upon the occurrence and during the continuance of an Event of Default, the Assignee, without notice, may: enter upon, take possession of and operate the Premises; make, enforce, modify or accept a surrender of any of the Leases; obtain and evict tenants or other occupants under Leases; fix or modify rents; make any alterations, renovations, repairs and replacements to the Premises which the Assignee and the Lenders deem necessary or desirable for the successful operation of the Premises; bring or defend any suits in connection with the Premises, Leases or Rents in its own name (for the benefit of the Lenders) or in the name of the Assignor; obtain such insurance as the Assignee and the Lenders deem desirable; and do any acts which the Assignee and the Lenders deem proper to protect the security hereof until all Debt secured hereby is paid or performed in full, and either with or without taking possession of the Premises, in its own name (for the benefit of the Lenders), sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, upon any Debt secured hereby in such order as the Assignee may determine. The entering upon and taking possession of the Premises, the collection of the Rents and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect any notice of default hereunder.

10. Notwithstanding any agreement, Law, custom or usage to the contrary, the Assignor hereby assigns to the Assignee any award made hereafter to it in any court procedure involving any of the tenants in any bankruptcy, insolvency or reorganization proceedings in any state or federal court; and any and all payments made by the tenants in lieu of rent. Upon the occurrence of an Event of Default, the Assignor hereby appoints the Assignee as its irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment.

11. Notwithstanding any provision herein to the contrary, this Assignment is intended to be an absolute assignment from the Assignor to the Assignee and not merely the granting of a security interest. The Rents and Leases are hereby assigned absolutely by the Assignor to the Assignee; nevertheless, as long as no Event of Default shall have occurred, the Assignor shall have the right to collect upon, but not prior to the date such Rents become due, the Rents and any award described in paragraph 10 hereof, and to retain, use and enjoy the same.

12. Upon the occurrence and during the continuance of an Event of Default, the Assignee and the Lenders, upon notice to the Assignor, may elect to have all Rents assigned hereunder paid directly to the Assignee (for the ratable benefit of the Lenders) and the Assignee may notify the tenants or any other party or parties in possession of the Premises to pay all of the Rents directly to the Assignee (for the ratable benefit of the Lenders), for which this Assignment shall be sufficient warrant. Upon such notice from the Assignee to the tenants, the tenants are hereby authorized and directed to pay all Rents directly to the Assignee (for the benefit of the Lenders), unless or until the Assignee otherwise directs the tenants. Each tenant’s account with the Assignor shall be credited with the amount of all Rents so paid by such tenant to the Assignee. The Assignor covenants and agrees to release and hold harmless all tenants from any claim on account of any such payments made directly to the Assignee (for the ratable benefit of the Lenders).

13. The Assignee and the Lenders may take or release other security, may release any party primarily or secondarily liable for any Debt secured hereby, may grant extensions, renewals or indulgences with respect to such Debt, and may apply any other security therefor held by them to the satisfaction of such Debt without prejudice to any of their rights hereunder. The rights of the Assignee to collect said Debt and to enforce any other security therefor held by them may be exercised by the Assignee either prior to, simultaneously with, or subsequent to any action by it hereunder. The failure of the Assignee and the Lenders to avail themselves of any of the terms, covenants and conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. The Assignee shall have the full right, power and authority to enforce this Assignment or any of the terms, covenants or conditions hereof, at any time or times that the Assignee and the Lenders shall deem fit.

14. This Assignment shall terminate and become void automatically upon the Mortgage being satisfied and discharged of record, or upon the recording of an instrument releasing all of the Premises from the Lien of the Mortgage. Upon satisfaction of the Mortgage and a written request of the Assignor, the Assignee will deliver an instrument sufficient to terminate this Assignment.

15. As used herein, each gender shall include the other genders, the singular number shall include the plural, and conversely.

16. These presents shall be construed in accordance with the Laws of the State of Ohio without regard to the principles of conflicts of laws thereof, and shall be binding upon the Assignor, its successors and assigns, and shall inure to the benefit of the Assignee and its successors and assigns.

17. All notices required or permitted to be given hereunder shall be deemed to have been duly given if given in the manner provided for the giving of notice under the Credit Agreement or the Mortgage.

18. WAIVER OF TRIAL BY JURY. THE ASSIGNOR HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS ASSIGNMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Assignor has caused this Assignment to be duly executed on the day and year first written above, to be effective on the Effective Date, with the intention that it constitute a document under seal.

ASSIGNOR:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

By:	By:	(SEAL)
Name:	Name:
Title:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF	)
	)	SS:
COUNTY OF	)

On this, the      day of August, 2011, before me, a Notary Public, the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be the                                          of North Jackson Specialty Steel, LLC, a Delaware limited liability company (the “Company”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his/her name as such officer on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and affix my official seal.

Notary Public

My Commission Expires:

This instrument prepared by:

Sean M. Girdwood, Esquire

Thorp Reed & Armstrong, LLP

One Oxford Centre

301 Grant Street, 14th Floor

Pittsburgh, PA 15219-1425

EXHIBIT A

DESCRIPTION OF THE LAND

EXHIBIT 1.1(M)

FORM OF

OPEN-END MORTGAGE AND SECURITY AGREEMENT

This Mortgage secures future advances.

Maximum Principal Indebtedness Not to Exceed $115,000,000.00.

Open-End Mortgage and Security Agreement (“Mortgage”), executed the      day of August, 2011, to be effective on August     , 2011 (the “Effective Date”), made by North Jackson Specialty Steel, LLC, a Delaware limited liability company with an address of 2058 South Bailey Road, North Jackson, Ohio 44451 (the “Mortgagor”), to PNC Bank, National Association, as administrative agent for the Lenders (as hereinafter defined), with an office at Three PNC Plaza, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222 (in such capacity, the “Mortgagee”).

W I T N E S S E T H :

WHEREAS, the Mortgagor holds fee simple title to that certain real property located in Jackson Township, Mahoning County, Ohio, as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Land”);

WHEREAS, in and by that certain Credit Agreement, dated of even date herewith, by and among the Mortgagor, Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”) (the Mortgagor, Universal and Dunkirk are each a Borrower collectively, the “Borrowers”), the Guarantors party thereto, PNC Bank, National Association (“PNC”) and other financial institutions which are now or which hereafter become a party thereto (PNC and such other financial institutions are each a “Lender” and collectively, the “Lenders”) and the Mortgagee (the “Credit Agreement”), the Borrowers are indebted to the Lenders in the original aggregate principal amount not to exceed One Hundred Fifteen Million and 00/100 Dollars ($115,000,000.00), in lawful money of the United States of America, with interest thereon at the rates set forth in the Credit Agreement being due and payable as provided in the Credit Agreement, conditioned upon the keeping, observance, performance and compliance with all other terms, conditions and agreements on the Mortgagor’s part to be kept, observed and performed under the Credit Agreement, the Notes (as defined in the Credit Agreement), this Mortgage and the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, in order to induce the Mortgagee and the Lenders to enter into the Credit Agreement, the Mortgagor has agreed to enter into this Mortgage; and

WHEREAS, capitalized terms used in this Mortgage which are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Mortgage.

NOW THEREFORE, in consideration of the Obligations and as security for payment to the Lenders of the Obligations including, but not limited to, principal with interest, and all other sums provided for in this Mortgage, the Credit Agreement, the Notes and the other Loan Documents, and as further security for the full and faithful performance (i) by the Mortgagor and the other Loan Parties of their obligations under the Credit Agreement, the Notes and the other Loan Documents and (ii) by the Mortgagor of its obligations under this Mortgage according to the terms and conditions herein, and for performance of the agreements, conditions, covenants, provisions and stipulations contained herein and therein, and in certain other agreements and instruments made and given by the Mortgagor or any of the other Loan Parties to the Mortgagee or any Lender in connection therewith, the Mortgagor has granted, bargained, sold, aliened, enfeoffed released, confirmed, conveyed, assigned, transferred and mortgaged, and by these presents does hereby grant, bargain, sell, alien, enfeoff, release, confirm, convey, assign, transfer and mortgage unto the Mortgagee, its successors and assigns (for itself and for the benefit of the Lenders and their respective successors and assigns), all of its right, title and interest in and to the Land.

TOGETHER with the tenements, hereditaments, appurtenances and all the estates and rights of the Mortgagor in and to the Land.

TOGETHER with all right, title and interest of the Mortgagor in and to all streets, roads and public places, opened or proposed, adjoining the Land, and all easements and rights of way, public or private, now or hereafter used in connection with the Land.

TOGETHER with all right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land to the extent of the interest of the Mortgagor therein, now or hereafter acquired.

TOGETHER with all right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or used in connection with the Land.

TOGETHER with all right, title and interest of the Mortgagor to all buildings, structures and improvements (the “Improvements”) of every kind and description now or hereafter erected or placed on the Land.

TOGETHER with all fixtures, fittings, appliances, apparatus, equipment, machinery, chattels, building materials and articles of personal property of every kind and character, together with the renewals, replacements and substitutions thereof, additions and accessions thereto (hereinafter collectively called the “Fixtures”), now or at any time hereafter affixed to or attached to or placed upon or used in any way in connection with the complete and comfortable use, enjoyment or occupancy for operation and maintenance of the Improvements (excepting any personal property owned by any tenant or unit owner occupying any of the Improvements and used by such tenant or unit owner in the use or occupancy of the space occupied by it to the extent the same does not become the property of the Mortgagor under the lease or other agreement with such tenant or unit owner or pursuant to applicable Law), all of which now or hereafter so affixed, placed or used are intended to be subject to the Lien of this Mortgage as if part of the real estate, and all cash and noncash proceeds thereof.

TOGETHER with all right, title and interest of the Mortgagor in and to any and all deposits made under any conditional bill of sale, chattel mortgage or security interest (other than that created hereby) to which any Fixtures are or shall be subject, and all deposits made thereunder, together with the benefit of any payments now or hereafter made thereon.

TOGETHER with all right, title and interest of the Mortgagor as lessee under any and all leases relating to any Fixtures, together with any options to purchase the Fixtures which are subject to such leases and together with the benefit of any payments now or hereafter made thereon.

TOGETHER with the reversions, remainders, easements, rents, issues and profits arising or issuing from the Land and from the Improvements thereon including, but not limited to, the rents, issues and profits arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of said Land and for the Improvements, all of which leases, subleases, rents, issues and profits are hereby assigned and, if requested by the Mortgagee or any Lender, shall be caused to be further assigned to the Mortgagee (for the benefit of the Lenders) by the Mortgagor. The foregoing assignment shall include, without limitation, cash or securities deposited under leases to secure performance by lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The Mortgagee, or any officer of the Mortgagee, is hereby irrevocably appointed attorney-in-fact for the Mortgagor to collect such rents, issues and profits (for the ratable benefit of the Lenders) after the occurrence of an Event of Default, such power being coupled with an interest. The Mortgagor will execute and deliver to the Mortgagee on demand such assignments and instruments as the Mortgagee or any Lender may require to implement, confirm, maintain and continue the assignment hereunder.

TOGETHER with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Land, the Improvements, or any part thereof, or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to the Mortgagee (for the benefit of the Lenders) to the fullest extent that the Mortgagor may under the Law so do. The Mortgagee is hereby irrevocably appointed attorney-in-fact for the Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation (for the ratable benefit of the Lenders) from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquittances therefor.

TOGETHER with all of the Mortgagor’s right, title and interest in and to all contracts and agreements relative to the construction, management, use and occupancy of the Improvements.

TOGETHER with all right, title and interest of the Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by the Mortgagor with respect to any of the foregoing.

TOGETHER with all proceeds of the conversion, voluntary or involuntary, of any or all of the foregoing into cash or liquidated claims including, without limitation, proceeds of insurance and condemnation awards.

ALL of which property and rights therein hereinabove described or mentioned being hereinafter collectively called, the “Mortgaged Premises”.

TO HAVE AND TO HOLD the Mortgaged Premises unto the Mortgagee, its successors and assigns, forever.

AND at all times until the Obligations are fully satisfied, together with all interest thereon, the Mortgagor covenants, promises and agrees with the Mortgagee as follows:

ARTICLE 1

Covenants As To Payment, Performance and Title

SECTION 1.01. The Mortgagor shall, or shall cause the other Borrowers to, pay to the Mortgagee (for the ratable benefit of the Lenders), without offset, counterclaim or defense, the Obligations including, but not limited to, the unpaid principal indebtedness under the Loan Documents and all other sums now or hereafter due the Mortgagee and the Lenders under the terms hereof or of the Credit Agreement or the other Loan Documents, together with all interest thereon, punctually as and when the same shall become due by the terms thereof or hereof. The Mortgagor will and will cause the other Borrowers to fully and faithfully observe and perform all of the Obligations.

SECTION 1.02. The Mortgagor warrants (i) that it has good and marketable title to the Land, in fee simple, subject only to matters, if any, approved in writing by the Mortgagee, (ii) that it has good title to the Improvements and the Fixtures and (iii) that this Mortgage is a Lien on and security interest in and to the Mortgaged Premises subject to no other Lien except such matters as may be permitted in writing by the Mortgagee. The Mortgagor shall not, without the prior written consent of the Mortgagee or as may be permitted under the Credit Agreement, install in or locate on the Mortgaged Premises any equipment or fixtures which are subject to any Lien or title retention arrangement of any kind other than that created hereby. The Mortgagor warrants that neither the rents, issues and profits of the Mortgaged Premises nor any part thereof have been previously assigned. The Mortgagor shall preserve such title as herein described and will forever warrant and defend the validity and priority of the Lien hereof against the claims of all Persons whomsoever.

ARTICLE 2

Covenants As To Taxes, Assessments, Etc.

SECTION 2.01. At least five (5) days prior to the due date thereof, the Mortgagor will pay, discharge and (at the time specified in Section 2.03) furnish to the Mortgagee proper receipts for all taxes, general and special, water and sewer rent charges, excise levies, vault and other license or permit fees, city taxes, transit taxes, levies and assessments of every kind and all charges for utilities and utility services, which may have been or may hereafter be charged, assessed, levied, confirmed, imposed upon or grow or become due and payable out of, or in respect to, or against, the Mortgaged Premises, or any part thereof, or any appurtenance thereto (collectively, the “Impositions”), by any lawful authority or public utility, or which may become a Lien thereon, unless the same shall have been fully paid to the Mortgagee as provided in Section 2.02 hereof.

SECTION 2.02. After an Event of Default and during the continuance of such Event of Default, if requested by the Mortgagee, the Mortgagor will pay to the Mortgagee on a monthly basis an amount equal to one-twelfth (1/12th) of the real estate taxes and premiums for insurance required by Article 3 hereof so as to enable the Mortgagee to pay the same at least thirty (30) days before they become due. Amounts so paid shall be deemed not to be trust funds but may at the option of the Mortgagee be commingled with general funds of the Mortgagee. No interest shall be paid on such amounts. If, pursuant to any provision of this Mortgage, the outstanding amount of the Obligations or any installment of interest, principal or principal and interest becomes due and payable prior to its originally scheduled maturity, the Mortgagee shall have the right, at the Lenders’ election, to apply any amounts paid to the Mortgagee under this Section 2.02, with accrued interest thereon, against all or any part of the Obligations secured by this Mortgage, any interest thereon or in payment of the premiums or payments for which the amounts were paid. If the real estate taxes and insurance premiums required to be escrowed pursuant to this Section 2.02 shall exceed the estimate therefor and the amounts paid into escrow under this Section 2.02, the Mortgagor shall on demand forthwith make good the deficiency. The Mortgagor will furnish to the Mortgagee tax and insurance bills in sufficient time to enable the Mortgagee to pay such taxes and premiums before interest and penalties accrue thereon.

SECTION 2.03. Unless the same shall have been fully paid to the Mortgagee as provided in Section 2.02 hereof, the Mortgagor, upon written request of the Mortgagee, will furnish to the Mortgagee, within thirty (30) days after the date when any Impositions would become delinquent, official receipts of the appropriate taxing authority or other authority to which the charge is payable, or other evidence reasonably satisfactory to the Mortgagee evidencing the payment thereof.

SECTION 2.04. The certificate, advice or bill of the appropriate official designated by Law to make or issue the same or to receive payment of any Imposition, of non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

ARTICLE 3

Insurance

SECTION 3.01. The Mortgagor agrees, at its sole cost and expense, to insure the Improvements and the Fixtures included in the Mortgaged Premises at all times throughout the term of this Mortgage (including any period or periods of time during which any of the Improvements or the Fixtures are in the course of remodeling or construction) as provided for in the Credit Agreement.

SECTION 3.02. The Mortgagor may effect for its own account (for itself and for the benefit of the Lenders) any insurance not required under the provisions of the Credit Agreement, but any insurance effected by the Mortgagor on the Mortgaged Premises, whether or not required under the Credit Agreement, shall be for the mutual benefit of the Mortgagor, the Lenders and the

Mortgagee, and shall be subject to all other provisions of the Credit Agreement, of this Article 3 and of Article 11 hereof and the Mortgagor shall provide the Mortgagee written notice of such insurance prior to it being effected along with a photocopy of all such policies promptly upon their issuance.

SECTION 3.03. All insurance shall be subject to the approval of the Mortgagee as to insurance companies, amounts, content and form of policies and expiration dates, and shall contain a lender’s loss payee and mortgagee clause, in favor of the Mortgagee as agent for the Lenders, in form and substance satisfactory to the Mortgagee and the Lenders. Such policies shall not be amended, cancelled or otherwise terminated without at least thirty (30) days prior written notice to the Mortgagee.

SECTION 3.04. The Mortgagor will deliver originals of all such policies to the Mortgagee, and, not less than thirty (30) days prior to the expiration date of each such policy, will deliver to the Mortgagee a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to the Mortgagee. The Mortgagor will not permit any condition to exist on the Mortgaged Premises which would wholly or partially invalidate the insurance thereon. In the event of the occurrence of any loss or damage to the Mortgaged Premises, the Mortgagor will give immediate written notice thereof to the Mortgagee, and the Mortgagee may make proof of loss thereof if not made promptly by the Mortgagor. Subject in all cases to the terms of the Credit Agreement, the Mortgagee may on behalf of and with the concurrence of the Mortgagor adjust and compromise any claims under such insurance and, without the concurrence of the Mortgagor, collect and receive the proceeds thereof and endorse drafts and the Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor for such purposes. The Mortgagee shall apply such proceeds of all casualty insurance in accordance with the provisions of Article 11 of this Mortgage. The Mortgagee may deduct from such proceeds any expense incurred by the Mortgagee in collecting the same (including reasonable attorneys’ fees).

ARTICLE 4

Repairs, Maintenance And Removal

SECTION 4.01. The Mortgagor will not cause or permit any building, structure or improvement or other property now or hereafter covered by the Lien of this Mortgage and comprising part of the Mortgaged Premises to be removed or demolished or structurally changed or altered (except as provided in Section 6 hereof), in whole or in part, or any Fixture comprising part of the Mortgaged Premises to be removed, severed or destroyed, without the prior written consent of the Mortgagee unless, simultaneously with, or prior to, any such permitted removal, any such Fixtures shall be replaced with other Fixtures to perform the function of the Fixtures removed and of a value at least equal to that of the Fixtures replaced and free from any title retention or security agreement or other encumbrance other than Permitted Liens. By such removal and replacement, the Mortgagor shall be deemed to have subjected such replacement Fixtures to the Lien of this Mortgage. The Mortgagor will not abandon or cause or permit any waste to the Mortgaged Premises. The Mortgagor will pay all license fees and similar municipal charges for the use of the Mortgaged Premises and the vaults or other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by any Official Body having jurisdiction, discontinue such use without the prior written consent of the Mortgagee.

SECTION 4.02. Throughout the term of this Mortgage, the Mortgagor, at its sole cost and expense, will take good care of the Mortgaged Premises and the sidewalks, curbs and vaults, if any, adjoining the Mortgaged Premises and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and unforeseen and foreseen. All repairs made by the Mortgagor shall be equal in quality and class to the original work. The necessity for and adequacy of repairs to the Improvements pursuant to this Article shall be measured by the standard which is appropriate for facilities and buildings of similar construction and class, provided that the Mortgagor shall in any event make all repairs necessary to avoid any structural damage or injury to the Improvements and to keep the Improvements in a proper condition for their intended uses.

SECTION 4.03. The Mortgagor will permit the Mortgagee, the Lenders and their representatives to enter the Mortgaged Premises to inspect the same. In case any Event of Default shall occur, the Mortgagee or any Lender may, at its option, enter the Mortgaged Premises to protect, restore or repair any part thereof in accordance with the Credit Agreement. Neither the Mortgagee nor any Lender shall be liable to the Mortgagor or any Person in possession under the Mortgagor if it does enter the Mortgaged Premises.

ARTICLE 5

Compliance With Laws, Ordinances, Etc.

SECTION 5.01. Throughout the term of this Mortgage, the Mortgagor, at its sole cost and expense, shall promptly comply with all present and future Laws of all Official Bodies including, but not limited to, any national or local Board of Fire Underwriters, or any other body exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Mortgaged Premises or any part thereof and the sidewalks, curbs and vaults adjoining the Mortgaged Premises or to the use or manner of use of the Mortgaged Premises whether or not such Law shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Mortgaged Premises, or onto or over property contiguous or adjacent thereto.

SECTION 5.02. The Mortgagor shall have the right, after prior written notice to the Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to the Mortgagee, the validity or application of any Law of the nature referred to in Section 5.01 hereof or any matter referred to in Sections 2.01 and 7.01 hereof, and which does not subject the Mortgagee to any criminal or civil liability, subject to the following:

(a) If by the terms of any such Law compliance therewith may legally be delayed pending the prosecution of any such proceeding without the incurrence of any Lien of any kind against the Mortgaged Premises (as may be determined in the Mortgagee’s sole judgment), the Mortgagor may delay compliance therewith until the final determination of such proceeding.

(b) If any Lien against the Mortgaged Premises would or might be incurred by reason of any such delay (as may be determined in the Mortgagee’s sole judgment), the Mortgagor nevertheless may contest as aforesaid and delay as aforesaid, provided the Mortgagor (i) furnishes to and maintains with the Mortgagee security, at all times reasonably satisfactory to the Mortgagee, against any loss or injury by reason of such contest or delay, and (ii) prosecutes such contest with due diligence.

SECTION 5.03. The Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Premises, and the Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Mortgaged Premises.

ARTICLE 6

Changes And Alterations By The Mortgagor

SECTION 6.01. Subject to any provisions of Articles 11 or 12 hereof to the contrary, the Mortgagor shall have the right from time to time during the term of this Mortgage to make, at its sole cost and expense, changes and alterations in or to the buildings, structures or improvements included in the Mortgaged Premises, subject, however, to the following:

(a) No change or alteration shall be undertaken until the Mortgagor shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

(b) Other than structural changes or alterations consisting of Specified North Jackson Capital Expenditures, any structural change or alteration involving an estimated cost of more than Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) shall be conducted under the supervision of an architect and/or engineer selected by the Mortgagor and approved in writing by the Mortgagee and no such structural change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect and/or engineer and approved in writing by the Mortgagee.

(c) Any change or alteration shall, when completed, be of such a character as not to materially reduce the economic value of the Mortgaged Premises below its value immediately before such change or alteration.

(d) Any change or alteration, once commenced, shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning Laws and with all other Laws of all Official Bodies, local Board of Fire Underwriters, and any other body hereafter exercising similar functions.

(e) Other than changes or alterations consisting of Specified North Jackson Capital Expenditures, if the estimated cost of any such change or alteration shall be in excess of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) the Mortgagee shall have the right to require the Mortgagor, before commencement of work, to furnish to the Mortgagee a performance bond or other security reasonably satisfactory to the Mortgagee, in an amount at least equal to the estimated cost of such change or alteration, guaranteeing the completion thereof within a reasonable time, free and clear of all Liens, encumbrances, chattel mortgages, conditional bills of sale, and other charges, and in accordance with the plans and specifications approved by the Mortgagee.

(f) The Mortgagor shall pay to the Mortgagee all fees and expenses incurred by the Mortgagee in connection with such change or alteration including, but not limited to, the fees and expenses of any architect selected by the Mortgagee to review the plans and specifications and inspect the work on behalf of the Mortgagee.

(g) No change or alteration shall, when completed, tie in or connect the Mortgaged Premises with any other building, in whole or in part, on adjoining property.

ARTICLE 7

Mechanics’ And Other Liens

SECTION 7.01. The Mortgagor will pay, or bond, or cause to be paid or bonded, from time to time as the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Premises or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom. The Mortgagor will do or cause to be done everything necessary so that the Lien and priority hereof shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee. Mortgagee shall be and hereby is authorized and empowered, as mortgagee, to do all things provided to be done in the mechanic’s lien law of the State of Ohio (including Section 1311.14 of the Ohio Revised Code) and all acts amendatory or supplementary thereto.

SECTION 7.02. [Reserved].

SECTION 7.03. Except as otherwise permitted herein or in the Credit Agreement, the Mortgagor will not, without the prior written consent of the Mortgagee, create or suffer to be created any security interest under the Uniform Commercial Code or any other Lien in favor of any Person other than the Mortgagee, or create or suffer any reservation of title by any such other Person, with respect to any Fixtures, nor shall any such Fixtures or property be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any Person other than the Mortgagor (or the Mortgagee as provided herein) other than as approved in accordance with Section 9.01 hereof. All such property shall be purchased for cash or in such manner that no Lien shall be created thereon except the Lien of this Mortgage or Permitted Liens, unless the Mortgagee shall agree in writing to the contrary before a contract to purchase any such property is executed.

SECTION 7.04. Except as otherwise permitted herein or in the Credit Agreement, the Mortgagor will not create or permit to accrue upon all or any part of the Mortgaged Premises any debt or Lien except the Lien of this Mortgage, and shall promptly cause to be paid and discharged, any Lien whatsoever which by any present or future Law may be or become superior to, or on a parity with this Mortgage, either in Lien or in distribution out of the proceeds of any judicial sale of the Mortgaged Premises, or any part thereof, and any Lien not permitted by this Article 7.

ARTICLE 8

Use Of Property

SECTION 8.01. The Mortgagor will use or permit the Mortgaged Premises to be used, principally and continuously in the production, conversion and marketing of specialty and low alloy steels and all related industries and uses incidental thereto. The Mortgagor shall not use, or permit the use of the Mortgaged Premises for any other principal use without the prior written consent of the Mortgagee. The Mortgagor shall not use or permit the use of the Mortgaged Premises or any part thereof for any other purpose which in the opinion of the Mortgagee would adversely affect the then value or character of the Mortgaged Premises or any part thereof.

SECTION 8.02. The Mortgagor shall not suffer or permit the Mortgaged Premises, or any portion thereof, to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair the Mortgagor’s title to the Mortgaged Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Mortgaged Premises or any portion thereof.

ARTICLE 9

Leases

SECTION 9.01. Any and all leases or subleases, as the case may be, of any part of the Mortgaged Premises shall be subject in all respects to the prior approval of the Mortgagee. The Mortgagor shall submit to the Mortgagee certified copies of all future leases, which shall be in a form approved by the Mortgagee.

SECTION 9.02. The Mortgagor shall not modify, abridge or terminate (except for default by the tenant) any leases of any portion of the Mortgaged Premises nor shall any surrender thereof be accepted by the Mortgagor without the prior written consent of the Mortgagee, nor shall the Mortgagor collect rent under any of said leases for more than one month in advance, (i) except upon the execution of a lease, provided that such advance rent in excess of one month’s rent is to be applied to the rents at the beginning of the term of the lease or (ii) except as a security deposit to be applicable either against the rent due at the end of the term of the lease or repair of damages to the leased premises or to be refunded upon the expiration of the term thereof.

SECTION 9.03. At the option of the Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to any award in condemnation or insurance proceeds), to any and all leases or subleases, as the case may be, of all or any part of the Mortgaged Premises upon the execution by the Mortgagee of a written unilateral declaration to that effect, and recording thereof, at any time hereafter, in the official records of Mahoning County, Ohio.

SECTION 9.04. Every contract, written or oral, which the Mortgagor shall make with any broker or leasing agent with respect to the leasing or sale of the Mortgaged Premises or any part thereof, unless approved in writing by the Mortgagee prior to its execution, shall provide that the rights of such broker or agent to the commissions or other compensation payable thereunder shall be subject, subordinate and inferior to the rights of the Mortgagee, so that in the event of a sale of the Mortgaged Premises pursuant to the exercise by the Mortgagee of the rights and remedies of the Mortgagee hereunder or of the Mortgagee and the Lenders under the Credit Agreement, as the case may be, the Mortgagee or the purchaser at such sale will be exonerated and discharged from all liability for the payment of any such commission or compensation.

SECTION 9.05. The Mortgagor covenants and agrees that no lease or sublease, as the case may be, or any rentals under any lease or sublease, as the case may be,, or any rents, issues or profits issuing from the Mortgaged Premises, shall be hereafter sold, assigned, transferred, mortgaged, pledged or otherwise disposed of or encumbered, except to the Mortgagee, whether by operation of Law or otherwise, without the prior written consent of the Mortgagee in each instance first had and obtained, and any attempt to do so shall be null and void.

SECTION 9.06. The Mortgagor will perform faithfully the lessor’s or sublessor’s, as the case may be, covenants under any existing or future lease affecting the Mortgaged Premises, or any part thereof, and neither do, nor neglect to do, nor permit to be done or left undone, anything, other than pursuing the enforcement of the terms of such leases in the exercise of the lessor’s remedies thereunder following default on the part of any tenant in the performance of its prescribed obligations, which may cause the modification or termination of any said lease, or of the obligations of any tenant or any Person claiming through such tenant, or which may diminish or impair the value of any lease, or the rents provided for therein, or the interest of the lessor or of the Mortgagee therein or thereunder. The Mortgagor will not permit any assignment of any lease by the tenant thereunder or any subletting of all or any part of the premises demised by any lease without the prior written consent of the Mortgagee. The Mortgagor will not execute a mortgage or create or permit a Lien which may be or become superior to any lease affecting the Mortgaged Premises, or any part thereof without the prior written consent of the Mortgagee. The Mortgagor will give the Mortgagee prompt notice by certified mail, return receipt requested, of any notice of default received from any tenant of the Mortgaged Premises or any part thereof, or given by the Mortgagor to any tenant of the Mortgaged Premises or any part thereof.

ARTICLE 10

Mineral Rights

SECTION 10.01. Except for the Oil and Gas Lease between Lester R. Handwork and Audrey M. Handwork, as lessor, and The East Ohio Gas Company, as lessee, recorded in Volume 160, Page 941 on October 18, 1971, as amended, supplemented, consolidated and assigned, which Oil and Gas Lease the Mortgagee hereby approves, any and all oil and gas leases, pipeline agreements, or any other instruments related to the production or sale of oil or natural gas, as the case may be, covering any part of or related to the Land or the Mortgaged Premises shall be subject in all respects to the prior approval of the Mortgagee. The Mortgagor shall submit to the Mortgagee certified copies of all future oil and gas leases, pipeline agreements or such other instruments related to the production or sale of oil or natural gas, which shall be in a form approved by the Mortgagee.

ARTICLE 11

Damage Or Destruction

SECTION 11.01. In the case of casualty resulting in damage or destruction to the Mortgaged Premises, the Mortgagor shall promptly give written notice thereof to the Mortgagee.

SECTION 11.02. In all cases subject to the terms and provisions of the Credit Agreement, unless the Mortgagor elects to apply insurance proceeds to reduce the Obligations secured hereby, regardless of the amount of any such damage or destruction, the Mortgagor shall at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction or with such changes or alteration as may be made at the Mortgagor’s election in conformity with and subject to the conditions of Article 6 hereof. Such restoration, repairs, replacements, rebuilding or alteration shall be commenced promptly and prosecuted with reasonable diligence. If (i) estimates received, and/or made, by the Mortgagee disclose that the cost of restoration would be in excess of the amount of insurance proceeds available therefor, or (ii) during the period of restoration by the Mortgagor the amount of the insurance proceeds shall not be sufficient to complete such restoration, then in either of such events, the Mortgagor shall deposit with the Mortgagee the amount required to complete such restoration or such other security as shall be reasonably satisfactory to the Mortgagee.

SECTION 11.03. All proceeds of and payments under insurance policies with respect to any casualty event shall be paid to the Mortgagee and applied by the Mortgagee first to payment of the actual costs, fees and expenses, if any, incurred by the Mortgagee in connection with the adjustment of the loss and settlement with the insurance company. The remainder of such insurance proceeds shall be applied, in accordance with the terms and provisions of the Credit Agreement, either (i) in reduction of the Obligations secured by this Mortgage, principal and interest, , or (ii) to the payment of the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs and the cost of protection of property pending the completion of permanent restoration, repairs, replacement, rebuilding or alterations (all of which temporary and permanent repairs, restoration, replacement, rebuilding, alterations and protection of property are hereinafter collectively referred to as the “Restoration”).

SECTION 11.04. If under the provisions of this Article 11, insurance proceeds are to be applied to the cost of Restoration of the Mortgaged Premises, the Mortgagee shall hold such insurance proceeds, together with any amounts deposited with the Mortgagee pursuant to Section 11.02 hereof, and advance the same for application to the cost of the Restoration from time to time as the Restoration progresses. Such funds will be advanced upon the written request of the Mortgagor and upon the Mortgagor’s compliance with such reasonable requirements therefor as the Mortgagee shall impose. Upon completion of all of the Restoration in a good and workmanlike manner and substantially in accordance with any plans and specifications therefor which the Mortgagee may have required, and upon receipt by the Mortgagee of evidence satisfactory to the Mortgagee that the Restoration has been completed and that the Mortgaged Premises is not and will not become subject to any mechanic’s or materialmen’s Liens on account of the Restoration or any part thereof, any balance of the insurance proceeds or sums deposited with the Mortgagee pursuant to Section 11.02 hereof and not applied to the cost of Restoration shall be applied to reduce the Obligations secured by this Mortgage, and any balance remaining after repayment of the Obligations shall be paid over to the Mortgagor.

SECTION 11.05. Notwithstanding any provision of this Article 11 to the contrary, if a Default or an Event of Default should occur and be continuing at any time during any Restoration of the Mortgaged Premises, the Mortgagee shall have no obligation to continue to apply insurance proceeds to the Restoration and may apply such insurance proceeds to reduction of the Obligations secured hereby.

SECTION 11.06. In no event shall the application to the Obligations of the Mortgagor or, whether or not then due or payable, of any insurance proceeds postpone, abate or reduce any of the periodic installments of principal and interest thereafter to become due under the Notes or the Credit Agreement until the Obligations are satisfied in full. If the Mortgagee shall acquire title to the Mortgaged Premises either by virtue of a deed in lieu of foreclosure or a judicial sale thereof pursuant to proceedings under this Mortgage, the Credit Agreement or any other Loan Document, then all of the Mortgagor’s estate, right, title and interest in and to all such policies, including unearned premiums thereon and the proceeds thereof, shall vest in the Mortgagee.

ARTICLE 12

Condemnation

SECTION 12.01. The Mortgagor shall give the Mortgagee immediate notice of any actual or threatened commencement of condemnation proceedings or the exercise of the right of eminent domain. In the event that the Mortgaged Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called collectively, “Condemnation Proceedings”), the Mortgagee may on behalf of the Mortgagor participate in any such Condemnation Proceedings and may on behalf of and with the concurrence of the Mortgagor adjust, contest, accept, reject or compromise any proposed award and collect and, without the concurrence of the Mortgagor, may receive the proceeds thereof and endorse drafts, and the Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor for such purposes, such power being coupled with an interest. The decision of the Mortgagee with regard to the adjustment, contest, acceptance, rejection or compromise of any proposed award issued in connection with any Condemnation Proceedings shall be binding upon the Mortgagor. The award that may be made in any such proceeding or the proceeds thereof shall be deposited with the Mortgagee and distributed in the manner set forth in this Article 12. The parties agree to execute any and all further documents that may be required in order to facilitate collection of any award or awards and the making of any such deposit with the Mortgagee.

SECTION 12.02. If at any time during the term of this Mortgage title to the whole or materially all of the Mortgaged Premises shall be taken in Condemnation Proceedings or by agreement between the Mortgagor and the Mortgagee and those authorized to exercise such right, the Mortgagee shall apply such award or proceeds which it receives pursuant to Section 12.01 hereof to payment of the Obligations secured by this Mortgage and any balance then remaining shall be paid to the Mortgagor as its interest may appear. In the event that the amount of the award or proceeds received by the Mortgagee shall not be sufficient to pay the then unpaid principal balance of the Obligations, with the accrued interest thereon, and any other sums secured by this Mortgage, the Mortgagor shall, within ten (10) days after the application of the award or proceeds as aforesaid, pay such deficiency to the Mortgagee. For the purposes of this Section 12.02 “materially all of the Mortgaged Premises” shall be deemed to have been taken if the portion of the Mortgaged Premises taken shall preclude, in the Mortgagee’s sole judgment, the effective use of the Mortgaged Premises as an economically viable unit for the purposes permitted by Article 8 hereof.

SECTION 12.03. If at any time during the term of this Mortgage title to less than the whole or materially all of the Mortgaged Premises shall be taken as aforesaid, all of the award or proceeds collected by the Mortgagee pursuant to Section 12.01 hereof, shall, at the option of the Mortgagee, (i) be applied to reduce the Obligations secured by this Mortgage or (ii) be held by the Mortgagee and applied and paid over toward the cost of demolition, repair and restoration, substantially in the same manner and subject to the same conditions as those provided in Article 11 hereof with respect to insurance and other monies. Any balance remaining in the hands of the Mortgagee after payment of such costs of demolition, repair and restoration shall be retained by the Mortgagee and applied in reduction of the Obligations secured by the Mortgage. In the event that the costs of such demolition, repairs and restoration shall exceed the net amount collected by the Mortgagee, the Mortgagor shall pay the deficiency.

SECTION 12.04. If at any time during the term of this Mortgage the temporary use of the whole or any part of the Mortgaged Premises shall be taken in Condemnation Proceedings, all of the award or proceeds collected by the Mortgagee pursuant to Section 12.01 hereof shall be held by the Mortgagee and applied by the Mortgagee toward the payment of the interest payments or of the payments of principal and interest due on the Obligations secured by this Mortgage and such other sums as are due to the Mortgagee and the Lenders under the Credit Agreement, the Notes, this Mortgage, and the other Loan Documents, until such time as the Obligations secured by this Mortgage and such other sums as are due to the Mortgagee and the Lenders under the Credit Agreement, the Notes and this Mortgage are completely satisfied and paid, except that, if such taking by Condemnation Proceedings results in changes and alterations to the Mortgaged Premises or any part thereof which would necessitate an expenditure to restore the Mortgaged Premises or any part thereof to its former condition, then such portion of the award or proceeds as in the Mortgagee’s reasonable estimation shall be necessary to cover the cost of restoration shall at the option of the Mortgagee be retained by the Mortgagee, without application as aforesaid, and be applied and paid over toward the restoration of the Mortgaged Premises, or any part thereof, to its former condition in substantially the same manner and subject to the same conditions as those provided in Article 11 hereof with respect to insurance and other monies. In the event that the costs of such restoration shall exceed the net amount collected by the Mortgagee, the Mortgagor shall pay the deficiency.

SECTION 12.05. Any award for compensation made in Condemnation Proceedings for consequential damages or for the taking of rights in, under and above the streets adjoining such Mortgaged Premises, or the rights and benefits of light, air or access to said streets, or for the taking of space, or rights therein, below the surface of, or above, the Mortgaged Premises, shall be paid over to and received by the Mortgagee. Such awards or compensation shall at the option of the Mortgagee be either applied to the reduction of the Obligations secured hereby, or paid over toward the cost of such demolition, repair and restoration of the Mortgaged Premises as shall be necessitated by such taking, substantially in the same manner and subject to the same conditions as those provided in Article 11 hereof with respect to insurance and other monies, and any balance remaining in the hands of the Mortgagee shall be retained by the Mortgagee, and applied in reduction of the Obligations secured by this Mortgage in the same manner as provided in Section 12.03 with respect to the balance of the award or awards therein referred to.

SECTION 12.06. In the case of any taking covered by the provisions of this Article 12, the Mortgagor and the Mortgagee (to the extent that the Mortgagee has not been reimbursed therefor by the Mortgagor) shall be entitled as a first priority to reimbursement out of any award or awards for all reasonable costs, fees, reimbursements to the Mortgagee and expenses incurred in the determination and collection of any such awards.

SECTION 12.07. Notwithstanding any taking by Condemnation Proceeding, the Mortgagor shall continue to pay interest on the entire principal sum secured by this Mortgage at the rates provided in the Credit Agreement until any such award or payment shall have been actually received by the Mortgagee and applied to the principal sum as provided in this Article 12, if it is to be so applied under this Article 12. Any reduction in the principal sum resulting from the Mortgagee’s application of such award or payment, as hereinafter set forth shall be deemed to take effect only on the date of such application. If, prior to the Mortgagee’s receipt of such award or payment, the Mortgaged Premises shall have been sold to the Mortgagee or its nominee on foreclosure of this Mortgage, the Mortgagee shall have the right to receive and retain the entire award or payment.

SECTION 12.08. In no event shall the application to the Obligations secured hereby of any payment to the Mortgagee pursuant to this Article 12 postpone, abate or reduce any of the periodic installments of principal or interest thereafter to become due under the Credit Agreement and the Notes until the Obligations are satisfied in full.

ARTICLE 13

Notices

SECTION 13.01. All notices, requests, demands, directions and other communications under the provisions of this Mortgage must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Mortgage and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

If to the Mortgagor:	North Jackson Specialty Steel, LLC
2058 South Bailey Road
North Jackson, OH 44451
Attention: Executive

and a copy to:	Universal Stainless & Alloy Products, Inc.
600 Mayer Street
Bridgeville, PA 15017
Attention: President

If to the Mortgagee:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Susan J. Dimmick

and a copy to:	Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
500 First Avenue
Pittsburgh, PA 15219
Attention: Agency Services

Thorp Reed & Armstrong, LLP One Oxford Center 301 Grant Street, 14th Floor
Pittsburgh, Pennsylvania 15219-1425 Attention: Sean M. Girdwood, Esquire

SECTION 13.02. Except as provided in Section 13.01 hereof, if at any time during the term of this Mortgage more than one Person shall be the owner of the Mortgaged Premises, then any notices, demands or requests given by the Mortgagee to any one of such Persons shall be deemed to have been duly given to the Mortgagor for all purposes under this Mortgage, and any notices, demands or requests given by any one of such Persons owning the Mortgaged Premises to the Mortgagee shall be deemed to have been duly given by the Mortgagor for all purposes under this Mortgage, it being the intention that each Person owning the Mortgaged Premises irrevocably designates all other such Persons as his, her or its agent for the purpose of giving and receiving all notices, demands and requests required to be given or received under the provisions of this Mortgage.

ARTICLE 14

Credit Agreement/Future Advances

SECTION 14.01. This Mortgage is subject in all respects to the terms and provisions of the Credit Agreement, as now in force and as hereafter amended, supplemented or modified, which is incorporated herein by reference. All Obligations arising and accruing from time to time under the Notes, the Credit Agreement and the other Loan Documents shall be secured hereby to the same extent as though the Credit Agreement was fully incorporated in this Mortgage. Under the Credit Agreement, advances of proceeds of the Notes may be made from time to time hereafter, but each such advance shall be secured hereby as if made on the date hereof.

ARTICLE 15

Events of Default and Remedies

SECTION 15.01. Upon the occurrence of an Event of Default, the entire Obligations may become immediately due and payable (i) upon demand of the Mortgagee, at the Mortgagee’s and the Lenders’ option or (ii) automatically without notice or demand in accordance with the Credit Agreement. In any such event, the Mortgagee may forthwith, and without further delay undertake any one or more of the following:

(a) Foreclosure. Institute an action of mortgage foreclosure, or take such other action as the Law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the Obligations, with interest, at the rates and pursuant to the methods of calculation specified in the Credit Agreement and this Mortgage to the date of default and thereafter at the rates provided in the Credit Agreement, together with all other sums secured by this Mortgage, all costs of suit, interest at the rates specified in the Credit Agreement on any judgment obtained by the Mortgagee from and after the date of any Sheriff’s Sale of the Mortgaged Premises (which may be sold, subject to all applicable Laws, in one parcel or in such parcels, manner or order as the Mortgagee shall elect) until actual payment is made by the Sheriff of the full amount due the Mortgagee, and a reasonable attorneys’ commission for collection, without further stay, any Law, usage or custom to the contrary notwithstanding;

(b) Entry. The Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Mortgaged Premises, and each and every part thereof, and may exclude the Mortgagor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise and the Mortgagor agrees to surrender possession to the Mortgagee on demand after the happening of any Event of Default; and having and holding the same, may use, operate, manage and control the Mortgaged Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Mortgagee, at the expense of the Mortgaged Premises, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Premises, whereof it shall become possessed as aforesaid, may complete the renovation of the buildings, structures and improvements and in the course of such completion may make such changes in the contemplated or completed buildings, structures and improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Premises, the Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as it may deem advisable; and in every such case the Mortgagee shall have the right to manage and operate the Mortgaged Premises and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Premises and every part thereof, and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Premises or any part thereof, as well as just and reasonable compensation for the services of the Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees properly engaged and employed by the Mortgagee, the Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the Obligations evidenced by the Notes, whether on account of principal or interest or otherwise as the Mortgagee and the Lenders, in their sole discretion may elect and second, to the payment of any other sums required to be paid by the Mortgagor under this Mortgage, the Credit Agreement or any other Loan Document.

(c) Receivership. Have a receiver appointed to enter into possession of the Mortgaged Premises, collect the earnings, revenues, rents, issues, profits and income therefrom and apply the same as the court may direct. The Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of the Mortgagor or any other Person who may be legally or equitably liable to pay moneys secured hereby and the Mortgagor and each such Person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should the Mortgagee or any receiver collect earnings, revenues, rents, issues, profits or income from the Mortgaged Premises, the moneys so collected shall not be substituted for payment of the Obligations secured hereby and can only be used to cure the default, with the prior written consent of the Mortgagee, when such moneys have been applied to payments of the principal, and interest thereon, and only after a sufficient amount of time has passed so as to prevent the disgorgement or forfeiture of such moneys by the Mortgagee pursuant to any state or federal insolvency or bankruptcy Law. The Mortgagee shall be liable to account only for earnings, revenues, rents, issues, profits and income actually received by the Mortgagee.

(d) Sale of Personal Property. The Mortgagee shall have such rights and remedies in respect of so much of the Mortgaged Premises as may, under applicable Law, be personal property, or any part thereof, as are provided by the Uniform Commercial Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Mortgage, including without limitation the right to take possession of the Mortgaged Premises wherever located and to sell all or any portion thereof at public or private sale, without prior notice to the Mortgagor, except as otherwise required by Law (and if notice is required by Law, after ten (10) days prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Mortgagee in its sole discretion may determine. The Mortgagee shall apply the proceeds of any such sale first to the payment of the reasonable costs and expenses incurred by the Mortgagee in connection with such sale or collection, including reasonable attorney’s fees and legal expenses, second to the payment of the Obligations, whether on account of principal or interest or otherwise as the Mortgagee in its sole discretion may elect, and then to pay the balance, if any, as required by Law. Upon the occurrence of any Event of Default, the Mortgagor, upon demand by the Mortgagee, shall promptly assemble any equipment and fixtures included in the Mortgaged Premises and make them available to the Mortgagee at a place to be designated by the Mortgagee, which shall be reasonably convenient to the Mortgagee and the Mortgagor.

(e) Sale of the Mortgaged Premises. The Mortgagee may sell any of the Mortgaged Premises, not specifically designated as personal property and subject to subparagraph (d) above, in such a manner as it deems appropriate and in accordance with any applicable Law. The Mortgagee shall apply the proceeds of any such sale first to the payment of the costs and expenses incurred by the Mortgagee in connection with such sale or collection, including attorneys’ fees and legal expenses, second to the payment of the Obligations, whether on account of principal or interest or otherwise as the Mortgagee in its sole discretion may elect, and then to pay the balance, if any, as required by Law.

SECTION 15.02. Upon the occurrence of an Event of Default hereunder, the Mortgagee in pursuance of the foregoing remedies, or in addition thereto, (a) shall be entitled to resort to its several securities for the payment of the sums secured hereby in such order and manner as the Mortgagee may think fit without impairing the Mortgagee’s Lien in, or rights to, any of such securities and without affecting the liability of any Person for the sums secured hereby, except to the extent that the Obligations secured hereby shall have been reduced by the actual monetary consideration, if any, received by the Mortgagee from the proceeds of such security; (b) may, in the Mortgagee’s sole discretion, release for such consideration, or none, as the Mortgagee may require, any portion of the Mortgaged Premises without, as to the remainder of the security, in anywise impairing or affecting the Lien of this Mortgage, or the priority thereof, or improving the position of the holder of any subordinate Lien with respect thereto, except to the extent that the Obligations secured hereby shall have been reduced by the actual monetary consideration, if any, received by the Mortgagee for such release; and/or (c) may accept the assignment or pledge of any other property in place thereof as the Mortgagee may require without being accountable for so doing to any other lienor.

SECTION 15.03. The Mortgagor hereby waives and releases (a) all errors, defects and imperfections in any proceedings instituted by the Mortgagee under this Mortgage, (b) all benefit that might accrue to the Mortgagor by virtue of any present or future Laws exempting the Mortgaged Premises, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, (c) all benefits that might accrue to the Mortgagor from requiring valuation or appraisement of any part of the Mortgaged Premises levied or sold on execution of any judgment recovered for the Obligations secured hereby, and (d) all notices not herein elsewhere specifically required, of the Mortgagor’s default or of the Mortgagee’s exercise, or election to exercise, any option under this Mortgage. The Mortgagor further agrees to waive the issuance and service of process and enter its voluntary appearance in any action, suit or proceeding brought in connection with any Event of Default and if required by the Mortgagee, to consent to the appointment of a receiver or receivers of the Mortgaged Premises and of all the earnings, revenues, rents, issues, profits and income thereof. The Mortgagor will not at any time insist upon, or plead, or in any manner whatever, claim or take any benefit or advantage of any right under any statute heretofore or hereafter enacted to redeem the property so sold, or any part thereof, and the Mortgagor hereby expressly waives all benefit or advantage of any such Law or Laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such Law or Laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Premises marshaled upon any foreclosure hereof.

SECTION 15.04. In the event of any breach or threatened breach by the Mortgagor of any of the covenants, agreements, terms or conditions contained in this Mortgage, the Mortgagee shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though other remedies were not provided for in this Mortgage.

SECTION 15.05. No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Premises or upon any other property of the Mortgagor shall affect in any manner or to any extent, the Lien of this Mortgage upon the Mortgaged Premises or any part thereof, or any Liens, rights, powers or remedies of the Mortgagee hereunder, but such Liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

SECTION 15.06. In the event that the Mortgagee shall have the right to foreclose this Mortgage, the Mortgagor authorizes the Mortgagee at its option to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Premises, and the failure to make any such tenants parties to any such foreclosure proceeding and to foreclose their rights will not be asserted by the Mortgagor as a defense to any proceeding instituted by the Mortgagee to collect the Obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Premises.

ARTICLE 16

Non-Waiver, Etc.

SECTION 16.01. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms, covenants, agreements, conditions and provisions hereof shall not be deemed to be a waiver of any of the terms, covenants, agreements, conditions, promises and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms, covenants, agreements, conditions, promises and provisions of this Mortgage to be performed by the Mortgagor. No covenant, agreement, provision, term or condition of this Mortgage to be performed or complied with by the Mortgagor, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the Mortgagee. Neither the Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other Person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any of the Obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Obligations, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and the Mortgagee extending the time of payment or modifying the terms of the Credit Agreement, the Notes or this Mortgage without first having obtained the consent of the Mortgagor or such other Person, and in the latter event, the Mortgagor and all such other Persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Premises, the Mortgagee may release the obligation of anyone at any time liable for any of the Obligations secured by this Mortgage or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of the Credit Agreement or other Loan Documents or this Mortgage, or all of them, without, as to the security or the remainder thereof, in anywise impairing or affecting the Lien of this Mortgage or the priority of such Lien, as security for the payment of the Obligations as it may be so extended or modified, over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any lease affecting the Mortgaged Premises whether or not such lease be subordinate to this Mortgage. For the payment of the Obligations secured hereby, the Mortgagee may resort to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

SECTION 16.02. If any term or provision of this Mortgage or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and shall be enforced to the fullest extent permitted by Law.

SECTION 16.03. Any act to be performed by the Mortgagor under this Mortgage, the Credit Agreement or any other Loan Document shall be performed by the Mortgagor at the Mortgagor’s sole cost and expense.

SECTION 16.04. If the Mortgagor fails (i) to pay any Impositions when and as required by Article 2 hereof, (ii) to procure, pay for and deliver to the Mortgagee any policy or policies of insurance when and as required by Article 3 hereof, (iii) to maintain, protect, restore or repair the Mortgaged Premises as required by Article 4 hereof, (iv) to pay and discharge any Lien when and as required by Article 7 hereof, or (v) to fully and timely perform any other obligation of the Mortgagor hereunder, under the Credit Agreement or under any of the other Loan Documents, the Mortgagee shall be under no obligation to take action to correct such failures. However, at its option, the Mortgagee may take such action and expend such sums as the Mortgagee reasonably deems necessary to correct such failures or any consequences thereof, but such action or payment by the Mortgagee shall not constitute a waiver by the Mortgagee of the performance of said act, and the Mortgagee may declare the Mortgagor’s failure to perform such act an Event of Default notwithstanding the Mortgagee’s having undertaken the performance of the act. The Mortgagor will repay to the Mortgagee promptly upon demand any amounts expended by the Mortgagee to correct such failure or any consequences thereof, and all expenses of the Mortgagee in taking such action, with interest at the default rate set forth in the Credit Agreement from the incurring of such expense or the making of such payment, as the case may be. The payment of such amounts to the Mortgagee shall be secured by this Mortgage.

ARTICLE 17

General Covenants

SECTION 17.01. The Mortgagor represents and warrants that this Mortgage constitutes a legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms.

SECTION 17.02. The Mortgagor, within five (5) days after request in person or within ten (10) days after request by writing, will furnish a duly acknowledged written statement in form satisfactory to the Mortgagee setting forth the amount of the Obligations then secured by this Mortgage, and stating either that no offsets or defenses then exist against such Obligations, or if such offsets or defenses are alleged to exist, the nature and extent thereof.

SECTION 17.03. In the event of any sale under this Mortgage by virtue of judicial proceedings, the Mortgaged Premises may be sold, subject to all applicable Laws, in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect.

SECTION 17.04. The Mortgagor shall promptly pay upon request all expenses and costs incurred by the Mortgagee, including reasonable attorneys’ fees, together with interest thereon at the rate of interest accruing after an Event of Default as set forth in the Credit Agreement from the date of the payment thereof by the Mortgagee, in connection with any action, proceeding, litigation or claim instituted or asserted by or against the Mortgagee or in which the Mortgagee becomes engaged, including without limitation bankruptcy, reorganization, arrangements, receivership or similar proceedings, wherein it becomes necessary in the opinion of the Mortgagee to protect the Mortgagee’s interest in the Mortgaged Premises or the security afforded hereby, or to defend or uphold the Lien of this Mortgage, or the validity or effectiveness of any assignment of any claim, award, payment, property damage insurance policy or any other right or property conveyed, encumbered or assigned by the Mortgagor to the Mortgagee hereunder, or the priority of any of the same, and all such expenses and costs, and said interest thereon, shall be added to and become part of the Obligations and be secured in all respects hereby as if part of the original Obligations evidenced by the Credit Agreement and other Loan Documents; provided, however, that in any action to foreclose this Mortgage or to recover or collect the sums due hereunder the provisions of Law and of this Mortgage relative to the recovery of costs, disbursements, commissions, allowances and attorneys’ fees, shall prevail unaffected by this Section 17.04.

SECTION 17.05. In the event of the passage after the date of this Mortgage of any Law of the State of Ohio, deducting from the value of the Mortgaged Premises for the purpose of taxation any Lien thereon, or changing in any way the Laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of the Mortgagee, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes.

SECTION 17.06. This Mortgage creates a security interest in the Fixtures and other personalty referred to above and, to the extent that any such Fixtures shall not be deemed to be part of the real estate, shall constitute a security agreement under the Uniform Commercial Code. The Mortgagor agrees to pay to the Mortgagee on demand all costs and expenses incurred by the Mortgagee in connection with the preparation, execution, recording, filing and refiling of any instrument or document which the Mortgagee may require in order to perfect and maintain the Mortgagee’s security interest under the Uniform Commercial Code upon such collateral, including the charges for examining title and the attorneys’ fee for rendering an opinion as to the priority of this Mortgage as a valid and subsisting first Lien. Such costs and expenses shall be paid with interest at the rates provided in the Credit Agreement from the date of payment, and the same shall be secured by this Mortgage. Neither a request made by the Mortgagee to the Mortgagor to execute any instrument or document to perfect or maintain the Mortgagee’s security interest nor the failure of the Mortgagee to make such a request shall be construed as a release of such collateral or any part thereof from the Lien of and security interest granted by this Mortgage, it being understood and agreed that this covenant and any such security delivered to the Mortgagee are cumulative and given as additional security. The Mortgagor will execute and deliver to the Mortgagee on demand and, failing such execution and delivery, hereby irrevocably appoints the Mortgagee or any officer of the Mortgagee the attorney-in-fact of the Mortgagor to execute, deliver and file, such financing statements and other instruments as the Mortgagee may reasonably require in order to perfect and maintain such security interest under the Uniform Commercial Code upon the aforesaid collateral, such power being coupled with an interest.

SECTION 17.07. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word “Mortgagor” or “Mortgagors” shall mean each of the parties executing this instrument, individually, collectively and jointly and severally, their successors and assigns or any subsequent owner or owners of the Mortgaged Premises, the word “Mortgagee” shall mean the party to whom this Mortgage is given or any subsequent holder or holders of this Mortgage; the singular shall include the plural and the plural the singular; the masculine or feminine or neuter gender shall each include the other genders.

SECTION 17.08. This Mortgage cannot be changed except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

SECTION 17.09. The captions of this Mortgage are for convenience and reference only and in no way define, limit or describe the scope or intent of this Mortgage nor in any way affect this Mortgage.

SECTION 17.10. This Mortgage shall be construed and enforced in accordance with the Laws of the State of Ohio, without regard to the principles of conflicts of laws thereof. In addition, the Mortgagee covenants that it shall comply with the requirements of Section 1311.14 of the Ohio Revised Code.

SECTION 17.11. The Mortgagor shall, at its sole cost and expense, promptly upon request of the Mortgagee: (a) do all acts and things including, but not limited to, the execution and delivery of any further deeds, conveyances, mortgages, assignments and further assurances, deemed necessary by the Mortgagee, to establish, confirm, maintain and continue the Lien created and intended to be created hereby, all assignments made or intended to be made pursuant hereto, and all other rights and benefits conferred or intended to be conferred on the Mortgagee hereby, and the Mortgagor shall pay all costs incurred by the Mortgagee in connection therewith, including all filing and recording costs, cost of searches, and reasonable counsel fees incurred by the Mortgagee; and (b) furnish the Mortgagee with a written certification signed by the Mortgagor, as to all then existing leases covering any part of the Mortgaged Premises, the names of the tenants, the rents payable thereunder and the dates to which such rents are paid, together with executed copies of all such leases.

SECTION 17.12. The Mortgagor covenants and warrants that the execution and delivery of and the carrying out of the transactions contemplated by this Mortgage, the execution and delivery of the Credit Agreement, the Notes, this Mortgage and the other Loan Documents, and the performance and observance of the terms, covenants, agreements and provisions of all of the foregoing, will not conflict with or result in a breach of the terms or provisions of any existing Law.

ARTICLE 18

Transfer of Mortgaged Premises

SECTION 18.01. The Mortgagor shall not, without the written consent of the Mortgagee, (a) transfer (whether by operation of Law or otherwise) the Mortgagor’s interest in the Mortgaged Premises, or any part thereof (except for leases approved in accordance with Section 9.01 hereof and as otherwise permitted by the terms of the Credit Agreement); or (b) other than Permitted Liens, permit Liens inferior to the Lien of this Mortgage upon the Mortgaged Premises or any part thereof.

SECTION 18.02. If the Mortgagee is willing to consent to a transfer of the benefits of this Mortgage, the Mortgagee may impose conditions for such consent, including, without limitation, requirements that the purchaser meet the Mortgagee’s then existing credit and other standards with respect to similar such loans, that the purchaser specifically assume the obligations to be performed by the Mortgagor under this Mortgage, that fees be paid to the Mortgagee at the time of the transfer, that the interest rate be increased, that new title insurance be obtained, that new financing statements be filed, that purchaser agree to restrictions on further transfers, or that endorsements to existing policies or new hazard insurance policies be obtained.

ARTICLE 19

Open-End Mortgage/Future Advances

SECTION 19.01. The parties to this Mortgage intend that, in addition to the Obligations secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is left for record with the Recorder’s Office of Mahoning County, Ohio, whether such advances are made pursuant to an obligation of the Mortgagee or otherwise. The maximum loan indebtedness secured by this Mortgage shall be One Hundred Fifteen Million and 00/100 Dollars ($115,000,000.00), exclusive of interest, amounts advanced by Mortgagee for the payment of real property taxes, insurance premiums and costs for the protection of the Mortgaged Premises, all as provided in sections 5301.232 and 5301.233, Ohio Revised Code. Lender is authorized and empowered to do all things permitted to be done by a Lender under Section 1311.14, Ohio Revised Code. In addition to the Obligations, this Mortgage secures unpaid balances of advances made with respect to the Mortgaged Premises, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Premises or the Lien of this Mortgage, expenses including, but not limited to, costs and attorneys’ fees, incurred by the Mortgagee by reason of the occurrence of an Event of Default by the Mortgagor under this Mortgage or any of the other Loan Documents. Mortgagor hereby waives any right it may have under Section 5301.232(c) of the Ohio Revised Code to limit the Obligations secured by this Mortgage.

PROVIDED ALWAYS, that if the Mortgagor shall pay to the Mortgagee all Obligations secured by this Mortgage in accordance with the terms and conditions of the Credit Agreement and shall keep, observe, perform and comply with all of the provisions of this Mortgage, the Credit Agreement and the other Loan Documents to be kept, observed, performed or complied with by the Mortgagor, then, this Mortgage and the estate and interest hereby granted shall cease and have no further effect; and in such case, the Mortgagee, on demand of and at the sole cost and expense of the Mortgagor, shall execute proper instruments in recordable form acknowledging satisfaction and discharge of this Mortgage and shall release or assign all of the Mortgagee’s right, title and interest in, to and of the Mortgaged Premises, including the assignment by the Mortgagor of all of its right, title and interest in, to and of all current or future leases covering all or any part of the Mortgaged Premises and in the rents thereunder, and shall deliver to the Mortgagor any other property then pledged to and held by the Mortgagee pursuant to the terms of this Mortgage and the Credit Agreement, including all policies of title, fire and property damage insurance theretofore furnished or assigned to the Mortgagee and any monies not theretofore applied by the Mortgagee in accordance with the Credit Agreement, this Mortgage or the other Loan Documents.

ARTICLE 20

Waiver of Trial By Jury

SECTION 19.01. THE MORTGAGOR HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Mortgagor, intending to be legally bound hereby, has caused this Mortgage to be duly executed the day and year first written above, to be effective as of the Effective Date, intending the same to be a sealed instrument.

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

By:	By:	(SEAL)
Name:	Name:
Title:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF	)
	)	SS:
COUNTY OF	)

On this, the      day of August, 2011, before me, a Notary Public, the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be the                                         of North Jackson Specialty Steel, LLC, a Delaware limited liability company (the “Company”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his/her name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

This instrument prepared by:

Sean M. Girdwood, Esquire

Thorp Reed & Armstrong, LLP

One Oxford Centre

301 Grant Street, 14th Floor

Pittsburgh, PA 15219-1425

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

EXHIBIT 1.1(N)(1)

FORM OF

REVOLVING CREDIT NOTE

$	Pittsburgh, Pennsylvania
August , 2011

FOR VALUE RECEIVED, the undersigned, Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of                                          (“Holder”), the lesser of (i) the principal sum of                                          and     /100 Dollars ($            ) or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by Holder to the Borrowers pursuant to Section 2.1.1 [Revolving Credit Loans] of the Credit Agreement, dated August 18, 2011 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), payable on the Expiration Date or as otherwise provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified by the Borrowers pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Upon the occurrence of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note (“Revolving Credit Note”) at a rate per annum specified by Section 4.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable on the dates set forth in Section 5.5 [Interest Payment Dates] of the Credit Agreement and on the Expiration Date.

Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America in immediately available funds.

This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note.

THE BORROWERS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS REVOLVING CREDIT NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO THE GREATER OF FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT OR TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS’ COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWERS RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS REVOLVING CREDIT NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS REVOLVING CREDIT NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWERS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWERS’ BEHALF FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE APPLICABLE LENDER TO ACCEPT THIS REVOLVING CREDIT NOTE AND MAKE THE REVOLVING CREDIT LOANS.

This Revolving Credit Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of Holder, the Administrative Agent and the Lenders and their respective successors and assigns. This Revolving Credit Note may be enforced by Holder or its respective successors or assigns. All references herein to the “Borrowers”, “Holder”, the “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrowers, Holder, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.

This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of Law principles.

Holder may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release Holder from its obligations under any of the Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Revolving Credit Note on the day and year first above written, with the intention that it constitute a sealed instrument.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(N)(2)

FORM OF

SWING NOTE

$7,000,000.00	Pittsburgh, Pennsylvania
August , 2011

FOR VALUE RECEIVED, the undersigned, Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of PNC Bank, National Association (“PNC Bank”) the lesser of (i) the principal sum of Seven Million and 00/100 Dollars ($7,000,000.00) or (ii) the aggregate unpaid principal balance of all Swing Loans made by PNC Bank to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] of the Credit Agreement dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and PNC Bank, as administrative agent for the Lenders (the “Administrative Agent”). All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Upon the occurrence of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Note (“Swing Note”) at a rate per annum specified by Section 4.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, interest on this Swing Note will be payable on the dates set forth in Section 5.5 [Interest Payment Dates] of the Credit Agreement and on the Expiration Date.

Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America in immediately available funds.

This Swing Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Note.

THE BORROWERS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS SWING NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO THE GREATER OF FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT OR TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS’ COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWERS RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS SWING NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS SWING NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL SWING NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS SWING NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWERS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWERS’ BEHALF FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PNC BANK TO ACCEPT THIS SWING NOTE AND MAKE THE SWING LOANS.

This Swing Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of PNC Bank, the Administrative Agent and the Lenders and their respective successors and assigns. This Swing Note may be enforced by PNC Bank or its respective successors or assigns. All references herein to the “Borrowers”, “PNC Bank”, the “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrowers, PNC Bank, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.

This Swing Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by, and construed and enforced in accordance with, the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of Law principles.

PNC Bank may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Swing Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release PNC Bank from its obligations under any of the Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Swing Note on the day and year first above written, with the intention that it constitute a sealed instrument.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(N)(3)

FORM OF

TERM NOTE

$	Pittsburgh, Pennsylvania
August , 2011

FOR VALUE RECEIVED, the undersigned, Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of                                          (“Holder”), the principal sum of                                          and     /100 Dollars ($            ), which shall be payable to Holder in quarterly installments of principal in the amounts and on the dates set forth in Section 3.2 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] of the Credit Agreement, dated August 18, 2011 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and with the final installment of the entire balance due on the Maturity Date or as otherwise provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified by the Borrowers pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Upon the occurrence of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Term Loan evidenced by this Term Note (“Term Note”) at a rate per annum specified by Section 4.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, interest on this Term Note will be payable on the dates set forth in Section 5.5 [Interest Payment Dates] of the Credit Agreement and on the Maturity Date.

Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America in immediately available funds.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note.

THE BORROWERS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS TERM NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO THE GREATER OF FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT OR TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS’ COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWERS RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS TERM NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS TERM NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL TERM NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS TERM NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWERS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWERS’ BEHALF FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TERM NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE APPLICABLE LENDER TO ACCEPT THIS TERM NOTE AND MAKE THE TERM LOAN.

This Term Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of Holder, the Administrative Agent and the Lenders and their respective successors and assigns. This Term Note may be enforced by Holder or its respective successors or assigns. All references herein to the “Borrowers”, “Holder”, the “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrowers, Holder, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.

This Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of Law principles.

Holder may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release Holder from its obligations under any of the Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Term Note on the day and year first above written, with the intention that it constitute a sealed instrument.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(P)(1)

FORM OF

MEMBERSHIP INTEREST PLEDGE AGREEMENT

Membership Interest Pledge Agreement, dated the      day of August, 2011, is made by Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Pledgor”), in favor of PNC Bank, National Association, as administrative agent for the Lenders (as hereinafter defined) (in such capacity, the “Agent”) (“Pledge Agreement”).

W I T N E S S E T H:

WHEREAS, the Pledgor, Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (the Pledgor, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”) (Dunkirk and North Jackson are each, a “Company” and collectively, the “Companies”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”) and the Agent have entered into that certain Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated of even date herewith, which is incorporated herein by reference thereto, pursuant to which the Borrowers, the Guarantors, the Lenders and the Agent agreed, among other things, that the Lenders shall extend credit to the Borrowers as set forth in the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement, among others, that the Pledgor create a security interest in and pledge all of its issued and outstanding membership interests in each Company to the Agent (for itself and for the benefit of the Lenders) under the terms and conditions set forth herein; and

WHEREAS, in consideration of the Obligations (as defined in the Credit Agreement), the Pledgor has agreed to create such a security interest and pledge all of its membership interests in the Companies to the Agent (for itself and for the benefit of the Lenders) under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

2. Pledge. The Pledgor hereby pledges to the Agent (for itself and for the benefit of the Lenders) its right, title and interest in and to all of the issued and outstanding membership interests, however evidenced, of the Companies owned by it, as described on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated upon the issuance of any additional such membership interests), now or hereinafter acquired (the

“Pledged Interests”), and hereby grants to the Agent a first Lien on its right, title and interest in and to the Pledged Interests, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the “Collateral”) as collateral security for the prompt and complete payment when due of all Obligations. The membership unit certificates collectively representing all of the Pledged Interests in each Company now or hereinafter acquired, together with a membership unit transfer power with respect to each membership unit certificate, duly signed in blank by the Pledgor, as transferor, shall be delivered by the Pledgor to the Agent (for itself and for the benefit of the Lenders) contemporaneously with the execution of this Pledge Agreement and with each acquisition of additional membership unit certificates of any Company by the Pledgor.

3. Rights of the Pledgor. Prior to the occurrence of an Event of Default under the Credit Agreement or any of the other Loan Documents, the Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral, subject to the terms of this Pledge Agreement, and the Agent (for itself and for the benefit of the Lenders) shall not be entitled to any of such rights by reason of its possession of the Pledged Interests.

4. Covenants of the Pledgor. The Pledgor agrees that it will not (i) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, (iii) file any affidavit for replacement of lost membership interest certificates, or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral. The Pledgor further agrees that it will take all actions necessary to cause the Companies not to issue any membership interest certificates or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would adversely affect the Agent’s rights in the Collateral. The Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as the Agent may request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, membership unit powers and other instruments of assignment executed in blank, and will do all such other acts as the Agent may request with respect to the perfection and protection of the Lien granted herein and the assignment effected hereby.

5. Release of Collateral. Subject to any sale or other disposition by the Agent of the Collateral in accordance with the terms hereof, within thirty (30) days following payment in full and the satisfaction of all of the Obligations, this Pledge Agreement shall terminate, the Agent shall, if applicable, file UCC-3 financing statements to release the Liens granted hereunder and the Collateral shall be returned to the Pledgor.

6. Rights of the Agent. If an Event of Default has occurred and is continuing, the Agent may thereafter, without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. If an Event of Default has occurred, and in the event that any portion of the Obligations becomes due and payable, the Agent (for itself and for the benefit of the Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right of equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Agent hereunder, including attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Agent may elect, Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Pledgor. The Pledgor agrees that the Agent shall give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Agent shall have all the rights and remedies of a secured party under the UCC or other applicable Laws. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Agent and the Lenders are entitled, and the fees and legal expenses of any attorneys employed by the Agent to collect such deficiency.

8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) it has, and on the date of delivery to the Agent of any Collateral will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement which has not been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable Law, or of the articles of incorporation, certificate of organization or certificate of limited partnership (or equivalent thereof), as applicable; the bylaws, operating or limited liability company agreement or limited partnership agreement (or equivalent thereof), as applicable; or any equityholders agreement of any Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which either the Pledgor or any Company is a party or which purports to be binding upon the Pledgor or any Company or upon any of its or its respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Pledgor or any Company except as contemplated by this Pledge Agreement; (e) there are no restrictions on the transferability of the Collateral to the Agent or with respect to the foreclosure and transfer thereof by the Agent or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived with respect to this assignment, transfer, pledge, and grant of a security interest to the Agent and with respect to the foreclosure and transfer thereof by the Agent (or any necessary consents have been obtained); and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a valid first Lien on all right, title and interest of the Pledgor in or to such Collateral, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of the Pledgor which would include the Collateral. The Collateral is fully paid and nonassessable. The Pledgor covenants and agrees that it will defend the Agent’s right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to the Agent as collateral hereunder and will likewise defend the Agent’s right thereto and Lien thereon.

9. No Disposition, Etc. The Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement and Permitted Liens.

10. Sale of Collateral. (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities Laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state or foreign securities Laws, even if the Pledgor would agree to do so.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable Laws of any Official Body having jurisdiction over any such sale or sales, all at the Pledgor’s expense. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

11. Waivers by the Pledgor.

(a) The Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of the Agent without notice to or consent from the Pledgor; (iii) waives the right to notice and/or hearing prior to the Agent’s exercising of the Agent’s rights and remedies hereunder upon the occurrence of an event which would constitute a default hereunder or an Event of Default under the Credit Agreement; (iv) waives any right to require the Agent to marshal the Collateral with other collateral which secures the Pledgor’s obligations and any similar right to which the Pledgor is or may become entitled; and (v) waives any right of subrogation, reimbursement, contribution and any similar rights against any Company until the Obligations are paid and satisfied in full and the Credit Agreement has been terminated.

(b) The Agent shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent’s rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. In no event shall the Agent have any liability to the Pledgor or otherwise hereunder except for liability arising out of the gross negligence or actual bad faith of the Agent.

12. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such further acts and things as the Agent may request in order to effect the purposes of this Pledge Agreement.

13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies. The Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by Law.

15. Binding Effect. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent (for its benefit and for the benefit of Lenders) and its respective successors and permitted assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. The undersigned hereby agrees that any judicial proceeding by Pledgor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.

16. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ANY PRESENT OR FUTURE RIGHT TO A TRIAL BY JURY OF ANY CASE OR CONTROVERSY IN WHICH IT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST IT OR IN WHICH IT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY COMPANY, THE PLEDGOR AND/OR THE ADMINISTRATIVE AGENT. THE UNDERSIGNED (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS PLEDGE AGREEMENT AND MAKE THE LOANS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the Pledgor has executed this Pledge Agreement on the day and year first above written, with the intention that it constitute a document under seal.

PLEDGOR:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

MEMBERSHIP UNIT TRANSFER POWER

FOR VALUE RECEIVED, Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Corporation”), hereby sells, assigns and transfers unto                                                   membership units of Dunkirk Specialty Steel, LLC, a Delaware limited liability company, standing in the name of the Corporation on the books of said company and represented by Membership Unit Certificates                                          and does hereby irrevocably constitute and appoint                                          as its attorney-in-fact, to transfer said membership units on the books of said company with full power of substitution in the premises.

Dated:                     ,

Universal Stainless & Alloy Products, Inc., a Delaware corporation

By:	(SEAL)
Name:
Title:

MEMBERSHIP UNIT TRANSFER POWER

FOR VALUE RECEIVED, Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Corporation”), hereby sells, assigns and transfers unto                                                   membership units of North Jackson Specialty Steel, LLC, a Delaware limited liability company, standing in the name of the Corporation on the books of said company and represented by Membership Unit Certificates                                          and does hereby irrevocably constitute and appoint                                          as its attorney-in-fact, to transfer said membership units on the books of said company with full power of substitution in the premises.

Dated:                     ,

Universal Stainless & Alloy Products, Inc., a Delaware corporation

By:	(SEAL)
Name:
Title:

EXHIBIT A

PLEDGOR’S MEMBERSHIP UNITS

Pledgor	Issuer	Pledged Equity Description	Percentage of Interests in Issuer	Certificate Number

EXHIBIT 1.1(P)(2)

FORM OF

STOCK PLEDGE AGREEMENT

Stock Pledge Agreement, dated the      day of August, 2011, is made by Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Pledgor”), in favor of PNC Bank, National Association, as administrative agent for the Lenders (as hereinafter defined) (in such capacity, the “Agent”) (“Pledge Agreement”).

W I T N E S S E T H:

WHEREAS, the Pledgor, Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (the Pledgor, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), USAP Holdings, Inc., a Delaware corporation (the “Corporation”) and the other Guarantors (as defined in the Credit Agreement (as hereinafter defined)), PNC Bank, National Association (“PNC”) and various other financial institutions from time to time (PNC and such other financial institutions are each a “Lender” and collectively, the “Lenders”) and the Agent have entered into that certain Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated of even date herewith, which is incorporated herein by reference thereto, pursuant to which the Borrowers, the Guarantors, the Lenders and the Agent agreed, among other things, that the Lenders shall extend credit to the Borrowers as set forth in the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement, among others, that the Pledgor create a security interest in and pledge all of its issued and outstanding capital stock in the Corporation to the Agent (for itself and for the benefit of the Lenders) under the terms and conditions set forth herein; and

WHEREAS, in consideration of the Obligations (as defined in the Credit Agreement), the Pledgor has agreed to create such a security interest and pledge all of its capital stock in the Corporation to the Agent (for itself and for the benefit of the Lenders) under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

2. Pledge. The Pledgor hereby pledges to the Agent (for itself and for the benefit of the Lenders) its right, title and interest in and to all of the issued and outstanding capital stock of the Corporation owned by it, as described on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated upon the issuance of any additional such capital stock), now or hereinafter acquired (the “Pledged Stock”), and hereby grants to the

Agent a first Lien on its right, title and interest in and to the Pledged Stock, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the “Collateral”) as collateral security for the prompt and complete payment when due of all Obligations. The share certificates, collectively representing all of the Pledged Stock in the Corporation now or hereinafter acquired, together with a stock transfer power with respect to each share certificate, duly signed in blank by the Pledgor, as transferor, shall be delivered by the Pledgor to the Agent (for itself and for the benefit of the Lenders) contemporaneously with the execution of this Pledge Agreement and with each acquisition of additional capital stock shares of the Corporation by the Pledgor.

3. Rights of the Pledgor. Prior to the occurrence of an Event of Default under the Credit Agreement or any of the other Loan Documents, the Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral, subject to the terms of this Pledge Agreement, and the Agent (for itself and for the benefit of the Lenders) shall not be entitled to any of such rights by reason of its possession of the Pledged Stock.

4. Covenants of the Pledgor. The Pledgor agrees that it will not (i) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Permitted Liens, (iii) file any affidavit for replacement of lost stock certificates, or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral. The Pledgor further agrees that it will take all actions necessary to cause the Corporation not to issue any stock or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would adversely affect the Agent’s rights in the Collateral. The Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as the Agent may request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, stock powers and other instruments of assignment executed in blank, and will do all such other acts as the Agent may request with respect to the perfection and protection of the Lien granted herein and the assignment effected hereby.

5. Release of Collateral. Subject to any sale or other disposition by the Agent of the Collateral in accordance with the terms hereof, within thirty (30) days following payment in full and the satisfaction of all of the Obligations, this Pledge Agreement shall terminate, the Agent shall, if applicable, file UCC-3 financing statements to release the Liens granted hereunder and the Collateral shall be returned to the Pledgor.

6. Rights of the Agent. If an Event of Default has occurred and is continuing, the Agent may thereafter, without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. If an Event of Default has occurred and in the event that any portion of the Obligations becomes due and payable, the Agent (for itself and for the benefit of the Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right of equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Agent hereunder, including attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Agent may elect, Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Pledgor. The Pledgor agrees that the Agent shall give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Agent shall have all the rights and remedies of a secured party under the UCC or other applicable Laws. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Agent and the Lenders are entitled, and the fees and legal expenses of any attorneys employed by the Agent to collect such deficiency.

8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) it has, and on the date of delivery to the Agent of any Collateral will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement which has not been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable Law, or of the articles of incorporation, by-laws or any shareholders agreement of the Pledgor or the

Corporation or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which either Pledgor or the Corporation is a party or which purports to be binding upon the Pledgor or the Corporation or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Pledgor or the Corporation except as contemplated by this Pledge Agreement; (e) there are no restrictions on the transferability of the Collateral to the Agent or with respect to the foreclosure and transfer thereof by the Agent or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived with respect to this assignment, transfer, pledge, and grant of a security interest to the Agent and with respect to the foreclosure and transfer thereof by the Agent (or any necessary consents have been obtained); and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a valid first Lien on all right, title and interest of the Pledgor in or to such Collateral, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of the Pledgor which would include the Collateral other than Permitted Liens. The Collateral is fully paid and nonassessable. The Pledgor covenants and agrees that it will defend the Agent’s right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to the Agent as collateral hereunder and will likewise defend the Agent’s right thereto and Lien thereon.

9. No Disposition, Etc. The Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement and Permitted Liens.

10. Sale of Collateral. (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities Laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state or foreign securities Laws, even if the Pledgor would agree to do so.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable Laws of any Official Body having jurisdiction over any such sale or sales, all at the Pledgor’s expense. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

11. Waivers by the Pledgor.

(a) The Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of the Agent without notice to or consent from the Pledgor; (iii) waives the right to notice and/or hearing prior to the Agent’s exercising of the Agent’s rights and remedies hereunder upon the occurrence of an event which would constitute a default hereunder or under the Credit Agreement; (iv) waives any right to require the Agent to marshal the Collateral with other collateral which secures the Pledgor’s obligations and any similar right to which the Pledgor is or may become entitled; and (v) waives any right of subrogation, reimbursement, contribution and any similar rights against the Corporation until the Obligations are paid and satisfied in full and the Credit Agreement has been terminated.

(b) The Agent shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent’s rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. In no event shall the Agent have any liability to the Pledgor or otherwise hereunder except for liability arising out of the gross negligence or actual bad faith of the Agent.

12. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such further acts and things as the Agent may request in order to effect the purposes of this Pledge Agreement.

13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies. The Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by Law.

15. Binding Effect. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent (for its benefit and for the benefit of Lenders) and its respective successors and permitted assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. The undersigned hereby agrees that any judicial proceeding by Pledgor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.

16. THE PLEDGOR WAIVES ANY PRESENT OR FUTURE RIGHT TO A TRIAL BY JURY OF ANY CASE OR CONTROVERSY IN WHICH IT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST IT OR IN WHICH IT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE CORPORATION, THE PLEDGOR AND/OR THE AGENT. THE UNDERSIGNED (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS PLEDGE AGREEMENT AND MAKE THE LOANS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the Pledgor has executed this Pledge Agreement on the day and year first above written, with the intention that it constitute a document under seal.

PLEDGOR:

Witness:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

STOCK POWER

FOR VALUE RECEIVED, Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), hereby sells, assigns and transfers unto                                                   shares of common stock of USAP Holdings, Inc., a Delaware corporation, standing in the name of the Company on the books of said corporation and represented by Share Certificates                                          and does hereby irrevocably constitute and appoint                                          as its attorney-in-fact, to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated:                     ,

Universal Stainless & Alloy Products, Inc., a Delaware corporation

By:	(SEAL)
Name:
Title:

EXHIBIT A

PLEDGOR’S SHARES

Pledgor	Issuer	Pledged Equity Description	Percentage of Interests in Issuer	Certificate Number

EXHIBIT 1.1(S)(1)

FORM OF

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Security Agreement”), dated the      day of August, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), USAP Holdings, Inc., a Delaware corporation (“USAP”) (the Borrowers and USAP are each, a “Grantor” and collectively, the “Grantors”) and PNC Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated of even date herewith (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, USAP and the other Guarantors (as defined therein) party thereto, the Lenders party thereto and the Administrative Agent, which is incorporated herein by reference thereto, the parties thereto agreed, among other things, that the Lenders shall extend credit to the Borrowers as set forth in the Credit Agreement; and

WHEREAS, the obligations of the Lenders under the Credit Agreement are subject to the condition, among others, that the Grantors grant to and create in favor of the Administrative Agent (for itself and for the benefit of the Lenders) a first priority security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement), and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantors, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make the Loans (as defined in the Credit Agreement) and issue the Letters of Credit (as defined in the Credit Agreement), the Grantors, intending to be legally bound hereby, covenant and agree as follows:

Section 1. Definitions. In addition to the words and terms defined elsewhere in this Security Agreement:

(a) words and terms defined in the Credit Agreement or the Code (as hereinafter defined) shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided; and

(b) the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

(i) “Accounts” shall have the meaning given to that term in the Code.

(ii) “Chattel Paper” shall have the meaning given to that term in the Code.

(iii) “Code” shall mean the Uniform Commercial Code as in effect on the date of this Security Agreement and as amended from time to time, in the Commonwealth of Pennsylvania.

(iv) “Collateral” shall mean, collectively, the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations of each Grantor, whether now owned or acquired in the future.

(v) “Commercial Tort Claim” shall have the meaning given to that term in the Code.

(vi) “Deposit Accounts” shall have the meaning given to that term in the Code.

(vii) “Documents” shall have the meaning given to that term in the Code.

(viii) “Electronic Chattel Paper” shall have the meaning given to that term in the Code.

(ix) “Equipment” shall have the meaning given to that term in the Code.

(x) “Event of Default” shall mean (i) any of the Events of Default described in the Credit Agreement or any of the other Loan Documents and (ii) any default by the Grantors in the performance of their obligations under this Security Agreement.

(xi) “Fixtures” shall have the meaning given to that term in the Code.

(xii) “General Intangibles” shall have the meaning given to that term in the Code.

(xiii) “Goods” shall have the meaning given to that term in the Code.

(xiv) “Instrument” shall have the meaning given to that term in the Code.

(xv) “Intellectual Property” shall mean (x) all utility and design patents of any Person, together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, (y) all trademarks, service marks, trade names, trade dress or other indicia of trade origin of such Person, whether registered or unregistered, trademark and service mark registrations and applications for trademark or service mark registrations and any extension, modification or renewal thereof, whether now existing or hereinafter acquired, and (z) all original works of authorship fixed in a tangible medium, published or unpublished, and any copyrights, and registrations thereof and applications therefor, including all renewals and extensions thereof, of such Person, whether now existing or hereafter acquired, in each case, whether now existing or hereafter acquired.

(xvi) “Inventory” shall have the meaning given to that term in the Code.

(xvii) “Investment Property” shall have the meaning given to that term in the Code.

(xviii) “Letter-of-Credit Rights” shall have the meaning given to that term in the Code.

(xix) “Prior Security Interest” shall mean a continuing enforceable perfected security interest under the Code which is prior and superior to all Liens and the rights of all third parties in the Collateral except as may be otherwise provided in the Credit Agreement.

(xx) “Proceeds” shall have the meaning given to that term in the Code.

(xxi) “Security Agreement” shall mean this Security Agreement and all documents or annexes attached hereto or referred to herein, as any or all of the foregoing may be supplemented or amended from time to time.

(xxii) “Supporting Obligations” shall have the meaning given to that term in the Code.

Section 2. Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms of this Security Agreement, the Credit Agreement and the other Loan Documents and the full and timely payment and performance of the obligations of the Grantors under this Security Agreement, the Credit Agreement and the other Loan Documents, each Grantor grants to the Administrative Agent and the Lenders a continuing enforceable perfected security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by such Grantor and agrees that, upon filing of all applicable UCC-1 financing statements with the appropriate offices (based on the information set forth in Exhibits “A” and “B” to this Security Agreement), the Administrative Agent (for itself and for the benefit of the Lenders) shall have a Prior Security Interest in and to such Collateral. The Collateral is intended to be all personal property of the Grantors, whether or not within the scope of the Code.

Section 3. Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Administrative Agent pursuant to the Credit Agreement, this Security Agreement and the other Loan Documents, the Administrative Agent (for itself and for the benefit of the Lenders) shall have all of the rights and remedies of a secured party under the Code (whether or not the Code applies to the Collateral).

Section 4. Provisions Applicable to the Grantors and the Collateral. The parties agree that the following provisions shall be applicable to the Grantors and the Collateral:

(a) The Grantors covenant and agree that, at all times during the term of this Security Agreement, each shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by a Grantor, in accordance with GAAP at the locations set forth on Exhibit “A” attached hereto and made a part hereof and at no other location without complying with the requirements set forth in Section 4(k) of this Security Agreement.

(b) The Administrative Agent or its representatives shall have the right at all times to examine and inspect the Collateral and to review the books and records of the Grantors concerning the Collateral and to copy the same and make excerpts therefrom.

(c) The Grantors shall at all times during the term of this Security Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Security Agreement by the Grantors at the locations set forth on Exhibit “B” attached hereto and made a part hereof (each a “Permitted Location”) and at no other location (subject to the proviso at the end of this clause (c)) without the prior written consent of the Administrative Agent, except (i) for Equipment that is considered a mobile good under the Code, (ii) Inventory in transit from one Permitted Location to another Permitted Location and (iii) as may be otherwise set forth in the Credit Agreement; provided, however that solely with respect to third party off-site processing locations whereby Equipment, Inventory or Fixtures of the Grantors are maintained, such Exhibit “B” may be updated by the Grantors with respect to any such additional processing locations promptly, but in any event within ten (10) Business Days, upon the transfer of any Equipment, Inventory or Fixtures of the Grantors to such additional processing location.

(d) Each Grantor currently maintains its place of business, if such Grantor has only one place of business, or its chief executive offices, if such Grantor has more than one place of business, at the locations set forth on Exhibit “A” attached hereto and made a part hereof and shall not move the location of its place of business or chief executive offices, as the case may be, without providing prior written notification to the Administrative Agent and otherwise complying with subsection (k) of this Section 4.

(e) Except as may otherwise be provided in this Security Agreement or permitted pursuant to the Credit Agreement, the Grantors shall not sell, lease or otherwise dispose of any Equipment or Fixtures owned by any of the Grantors.

(f) Promptly upon request of the Administrative Agent from time to time, the Grantors shall furnish the Administrative Agent with such information and documents regarding the Collateral at such times and in such form and detail as the Administrative Agent may request.

(g) Promptly upon request of the Administrative Agent from time to time, the Grantors shall deliver to the Administrative Agent, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to the Grantors’ contracts or the performance of the Grantors’ contracts, (2) evidence of the Grantors’

Accounts and statements showing the aging, identification, reconciliation and collection thereof and (3) reports as to the Grantors’ Inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by an authorized officer or other employee of the Grantors.

(h) Notwithstanding the Prior Security Interest in the Collateral granted to and created in favor of the Administrative Agent (for itself and for the benefit of the Lenders) under this Security Agreement, the Grantors shall have the right until one or more Events of Default shall occur, at their own cost and expense, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce their contract rights.

(i) The Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to give notice of the security interest created hereby to account debtors obligated to any Grantor, to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to the Administrative Agent, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce such Grantor’s contract rights. It is understood and agreed by the Grantors that the Administrative Agent shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.

(j) Each Grantor represents and warrants as of the date of this Security Agreement that the exact legal name, the type of entity, the jurisdiction of organization, the organizational identification number and tax identification number of each Grantor is as set forth on Exhibit “C” attached hereto and made a part hereof. Each Grantor covenants and agrees that it will not change its legal name, its type of entity, its jurisdiction of organization, its organizational identification number or its tax identification number without (i) providing the Administrative Agent prior written notice of its intention to do so, (ii) providing the Administrative Agent with such information in connection therewith as the Administrative Agent may request, and (iii) taking such action, satisfactory to the Administrative Agent, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(k) If a Grantor desires to establish a new location for its place of business or chief executive office, as the case may be, or to establish new names in which it may invoice account debtors or maintain records concerning Collateral, it shall first, with respect to each such new location or name:

(i) give the Administrative Agent written notice of its intention to do so and provide the Administrative Agent with such information in connection therewith as the Administrative Agent may request; and

(ii) take such action, satisfactory to the Administrative Agent including, without limitation, all action required by Section 6 hereof, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(l) Each Grantor represents and warrants that it does not currently have a Commercial Tort Claim against any Person. If such Grantor shall at any time acquire a

Commercial Tort Claim, such Grantor shall immediately notify the Administrative Agent in a writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent (for itself and for the benefit of the Lenders) in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

(m) Each Grantor represents and warrants that, as of the date of this Security Agreement, it does not have any applications, registrations or recordings in the United States United States Patent and Trademark Office and/or United States Copyright Office with respect to the Intellectual Property. Each Grantor covenants and agrees that if such Grantor should file or otherwise obtain (by assignment or otherwise) any such application, registration or recording in the United States Patent and Trademark Office and/or United States Copyright Office with respect to the Intellectual Property, such Grantor shall, within five (5) days after filing or obtaining such application, registration or recording, notify the Administrative Agent with respect thereto. Each Grantor hereby (i) authorizes the Administrative Agent to file this Security Agreement and/or any related notice of security interest with the United States Patent and Trademark Office and/or Copyright Office, and (ii) agrees that upon filing or otherwise obtaining (by assignment or otherwise) any application, registration or recording in the United States Patent and Trademark Office and/or United States Copyright Office with respect to the Intellectual Property, such Grantor shall promptly, at the request of the Administrative Agent, execute and deliver a separate security agreement and/or notice of security interest with respect thereto, in form and substance satisfactory to the Administrative Agent.

(n) Each Grantor shall at any time and from time to time, take such steps as the Administrative Agent may request (i) to cause any bailee having possession of any of the Collateral to provide to the Administrative Agent a written acknowledgement of the Lenders’ security interest in such Collateral, in form and substance satisfactory to the Administrative Agent, (ii) to cause the Administrative Agent to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper including, but not limited to, causing any issuer of a letter of credit with respect to the Letter-of-Credit Rights to consent to the Lenders’ security interest therein and including an appropriate legend on Chattel Paper arising from the sale of Inventory identifying the Lenders’ security interest therein, and (iii) otherwise to ensure the continued perfection and priority of the Lenders’ security interest in any of the Collateral and of the preservation of its rights therein.

Section 5. Actions with Respect to Accounts. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions, in its name or in the name of the Administrative Agent, as the Administrative Agent may determine, at any time after the occurrence and during the continuance of an Event of Default (except as expressly limited in this Section 5) without notice to such Grantor and at such Grantor’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Administrative Agent and that the Lenders have a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Administrative Agent;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) In any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate;

(f) In any case and for any reason, receive, open and dispose of all mail addressed to such Grantor;

(g) Take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Administrative Agent may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Administrative Agent;

(ii) Receive and collect all monies due or to become due to such Grantor;

(iii) Exercise all of such Grantor’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(v) Sell or assign Accounts on such terms, for such amounts and at such times as the Administrative Agent deems advisable;

(vi) Prepare, file and sign such Grantor’s name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar Law as to any account debtor;

(vii) Prepare, file and sign such Grantor’s name on any Notice of Lien, Claim of Mechanic’s Lien, Assignment or Satisfaction of Lien or Mechanic’s Lien, or similar document in connection with the Collateral;

(viii) Endorse the name of such Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into the Administrative Agent’s possession;

(ix) Sign the name of such Grantor to verifications of Accounts and notices of Accounts sent by account debtors to such Grantor; or

(x) Take all other actions necessary or desirable to protect such Grantor’s interest(s) in the Accounts.

Each Grantor ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations are paid in full and the Grantors shall have performed all of their obligations under this Security Agreement. Each Grantor further agrees to use its best efforts to assist the Administrative Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Administrative Agent in any manner in its collection and enforcement of the Accounts.

Section 6. Preservation and Protection of Security Interest. Each Grantor represents and warrants that it has (or will have upon its acquisition of such Collateral), and covenants and agrees that at all times during the term of this Security Agreement it will have, good and valid title to the Collateral from time to time owned or acquired by it free and clear of all Liens, except those in favor of the Administrative Agent and those permitted under the Credit Agreement, and shall defend the Collateral against the claims and demands of all Persons whomsoever other than the holders of any Permitted Liens. Each Grantor covenants and agrees that it shall not (i) borrow against the Collateral or any portion of the Collateral from any other Person except as may otherwise be permitted under the Credit Agreement, (ii) grant or create or permit to attach or exist any Lien on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Administrative Agent and Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral or (iv) permit any financing statements or such other instruments or notices with respect to security interests to be on file with respect to any of the Collateral, except financing statements or such other instruments of notice in favor of the Administrative Agent and as otherwise permitted under the Credit Agreement. Each Grantor shall faithfully preserve and protect the Lenders’ security interest in the Collateral and shall, at its own cost and expense, cause or assist the Administrative Agent to cause that security interest to be perfected and continue perfected so long as the Obligations or any portion of the Obligations are outstanding, unpaid or executory. For purposes of the perfection of the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement, each Grantor authorizes the Administrative Agent, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of such Grantor or words of similar effect and which contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. If any such financing statement, continuation statement or amendment requires the signature of such Grantor, it may be signed by the Administrative Agent on behalf of such Grantor. Each Grantor shall from time to time at the request of the Administrative Agent file or record, or cause to be filed or recorded, such other instruments, documents and notices, including financing statements, assignments and certificates of title, as the Administrative Agent may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Each Grantor shall do all such other acts and things, shall execute and deliver all such other instruments and documents, including further security agreements, control agreements, pledges, endorsements, assignments, certificates of title and notices, and shall furnish any other information as the Administrative Agent, in its discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all Persons except as may otherwise be provided in the Credit Agreement. Each Grantor irrevocably appoints the Administrative Agent (and any of the Administrative Agent’s designated officers, employees and/or agents) as the attorney-in-fact of the Grantors to take such action as the Administrative Agent may deem necessary from time to time to preserve, perfect and continue perfected the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement including, but not limited to, signing any certificates of title, financing statements or amendments to financing statements evidencing the Administrative Agent’s security interest in the Collateral for and on behalf of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement and may be filed instead of the original. Each Grantor hereby ratifies any and all financing statements and amendments to financing statements evidencing the Administrative Agent’s security interest in the Collateral filed prior to the date hereof.

Section 7. Insurance. Risk of loss of, damage to, or destruction of the Equipment, Inventory and Fixtures is on the Grantors. The Grantors shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is set forth in the Credit Agreement. If the Grantors fail to effect and keep in full force and effect such insurance, or fail to pay the premiums when due, the Administrative Agent may (but shall not be obligated to) do so for the account of the Grantors and add the cost thereof to the Obligations. Subject to the terms and conditions of the Credit Agreement, each Grantor assigns and sets over to the Administrative Agent all monies which may become payable on account of such insurance and directs the insurers to pay the Administrative Agent any amount so due. The Administrative Agent is irrevocably appointed attorney-in-fact of each Grantor to endorse any draft or check that may be payable to such Grantor in order to collect the proceeds of such insurance. Subject to the terms and conditions of the Credit Agreement, any balance of insurance proceeds remaining in the possession of the Administrative Agent after payment in full of the Obligations shall be paid over to such Grantor or its order.

Section 8. Maintenance and Repair; Control. Each Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If such Grantor fails to do so, the Administrative Agent may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the Obligations. Each Grantor shall adopt and conscientiously adhere to a well-designed internal control system with respect to Equipment, Inventory and Fixtures, and such system shall be capable of permitting such Grantor and the Administrative Agent to identify readily at any reasonable time the location and condition of each and every item of Equipment, Inventory and Fixtures.

Section 9. Preservation of Rights Against Third Parties; Preservation of Collateral in the Administrative Agent’s Possession. Until such time as the Administrative Agent exercises its right to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of the Grantors’ contract rights, each Grantor assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and its contracts against third parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Administrative Agent takes such action for that purpose as each Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Administrative Agent, impair the security interest of the Administrative Agent and the Lenders in the Collateral or their rights in, or the value of, the Collateral, and provided further that the Administrative Agent receives such written request in sufficient time to permit the Administrative Agent to take the requested action.

Section 10. Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur, the Administrative Agent may then, or at any time thereafter, so long as such default shall continue, in any way permitted by Law foreclose the Lien in the Collateral granted hereby or, upon ten (10) days prior written notice to the Grantors, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, and at any such sale, the Administrative Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action, the Administrative Agent may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur, the Administrative Agent may then, or at any time thereafter, so long as such default shall continue, grant extensions to or adjust claims of, or make compromises or settlements with, debtors, the Grantors or any other Persons with respect to the Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting the Grantor’s liability under this Security Agreement, the Credit Agreement or the other Loan Documents. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts, Chattel Paper or Electronic Chattel Paper or any of its contract rights and any other notices to which the Grantor may be entitled.

(c) If any one or more of the Events of Default shall occur, then in any such event, the Administrative Agent and the Lenders shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code (whether or not the Code applies to the affected Collateral) and such other rights and remedies in respect thereof which they may have at Law or in equity or under the Loan Documents including, without limitation, the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

(d) The Administrative Agent shall apply the Proceeds of any sale or liquidation of the Collateral and, subject to Section 7, any Proceeds received by the Administrative Agent from insurance, first to the payment of the costs and expenses incurred by the Administrative Agent in connection with such sale or collection including, without limitation, attorneys’ fees and legal expenses, second to the payment of the Obligations, whether on account of principal or interest or otherwise as the Administrative Agent in its sole discretion may elect, and then to pay the balance, if any, to the Grantors or as otherwise required by Law. If such Proceeds are insufficient to pay the amounts required by Law, the Grantors shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, the Grantors shall promptly following demand by the Administrative Agent assemble the Equipment, Inventory and Fixtures and make them available to the Administrative Agent at a place or places to be designated by the Administrative Agent. The right of the Administrative Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Security Agreement and the Administrative Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance.

(f) If any one or more of the Events of Default shall occur or shall exist, then in any event, the Administrative Agent shall have the right to use and operate under all trade names under which each Grantor does business.

Section 11. Continuing Validity of Obligations. The agreements and obligations of the Grantors hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and the Grantors pursuant to which the Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such agreements and obligations shall continue in full force and effect as long as the Obligations or any part thereof remain outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the Obligations, or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to the Grantors, (iv) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and the Grantors pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against the Grantors, (vii) any dissolution, liquidation or termination of the Grantors for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of the Grantors hereunder, would or might otherwise be released or discharged. Each Grantor hereby waives notice of the acceptance of this Security Agreement by the Administrative Agent.

Section 12. Defeasance. Notwithstanding anything to the contrary contained in this Security Agreement, upon Payment in Full and performance of all other obligations of the Loan Parties under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, this Security Agreement shall terminate and be of no further force and effect and at the request of the Grantors, the Administrative Agent shall thereupon terminate the Lenders’ security interest in the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that the Grantors may not assign this Security Agreement or any of their rights under this Security Agreement or delegate any of their duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Administrative Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Grantors.

Section 13. Miscellaneous.

(a) The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable, in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

(b) No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege under this Security Agreement, the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Security Agreement, the Credit Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when given or made as provided in the Credit Agreement.

(d) The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lenders’ security interest in the Collateral and the rights, duties and obligations of the Administrative Agent and the Grantors with respect to the Collateral (whether or not the Code applies to the Collateral). This Security Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof.

(f) The Grantors consent to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and of the United States District Court of the Western District of Pennsylvania in any action on, relating to or mentioning this Security Agreement.

WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOANS AND ISSUE LETTERS OF CREDIT.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Security Agreement on the day and year first above written, with the intention that it constitute a document under seal.

GRANTORS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	USAP Holdings, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT A

LOCATION OF PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

EXHIBIT B

ADDITIONAL LOCATIONS

EXHIBIT C

ORGANIZATIONAL INFORMATION

Name	Entity Type	Jurisdiction of Formation	Organizational Identification #	Tax Identification #

Universal Stainless & Alloy Products, Inc.	Corporation	Delaware	2414193	25-1724540

Dunkirk Specialty Steel, LLC	Limited Liability Company	Delaware	3481056	01-0597896

North Jackson Specialty Steel, LLC	Limited Liability Company	Delaware	5006691	45-2717594

USAP Holdings, Inc.	Corporation	Delaware	2520580	51-0367611

EXHIBIT 1.1(S)(2)

FORM OF

SUBORDINATION AGREEMENT

This Subordination Agreement, dated the 18th day of August, 2011, by and among Gorbert Inc., a corporation incorporated under the laws of the province of Ontario, Canada (the “Junior Creditor”), Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each individually a “Borrower” and collectively, the “Borrowers”), USAP Holdings, Inc., a Delaware corporation (the “Guarantor”) and PNC Bank, National Association (“PNC”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (PNC, in such capacity, the “Senior Creditor”) (“Subordination Agreement”).

W I T N E S S E T H:

WHEREAS, Patriot Special Metals, Inc., an Ohio corporation (“Patriot”), RSM Real Estate Holding, Inc., an Ohio corporation (“RSM Holding”) (Patriot and RSM Holding are each a “Seller” and collectively, the “Sellers”), John Dimitrieff, an individual, Gordon Dimitrieff, an individual, Robert Dimitrieff, an individual and Universal are parties to that certain Asset Purchase Agreement, dated as of June 10, 2011, as amended (as such exists on the date hereof, the “Purchase Agreement”), pursuant to which North Jackson (as successor to Universal pursuant to that certain Assignment and Assumption and Agreement, dated as of August 18, 2011) will purchase substantially all of the properties and assets of the Sellers;

WHEREAS, in connection with the Purchase Agreement, Universal is indebted to the Junior Creditor in the aggregate original principal amount of $20,000,000 pursuant to that certain; (i) Convertible Note, dated August 18, 2011, made by Universal to the Junior Creditor in the original principal amount of $5,000,000; (ii) Convertible Note, dated August 18, 2011, made by Universal to the Junior Creditor in the original principal amount of $5,000,000; (iii) Convertible Note, dated August 18, 2011, made by Universal to the Junior Creditor in the original principal amount of $5,000,000; and (iv) Convertible Note, dated August 18, 2011, made by Universal to the Junior Creditor in the original principal amount of $5,000,000, a true and correct copy of each such note being attached hereto and made a part hereof as Exhibit A (collectively, the “Junior Creditor Notes” and, together with and any other documents, instruments and agreements related to any of the Junior Creditor Notes, the “Junior Creditor Documents”) (the obligations of Universal to the Junior Creditor pursuant to the Junior Creditor Documents (excluding any equity interest resulting from any conversion, partial or otherwise, of the indebtedness evidenced by the Junior Creditor Notes into capital stock of Universal in accordance with the terms and provisions of the Junior Creditor Notes, as applicable), together with all other present and future indebtedness for borrowed money of any Loan Party to the Junior Creditor, whether or not contemplated by the Senior Creditor, the Junior Creditor or the Borrowers are, collectively, the “Junior Creditor Obligations”);

WHEREAS, the Lenders have made and/or agreed to make loans to the Borrowers pursuant to that certain Credit Agreement, dated of even date herewith, by and among the Borrowers, the Guarantor, the Secured Creditor and the Lenders (as amended, modified, supplemented, replaced and restated, from time to time, the “Credit Agreement”) (the obligations of the Borrowers to the Senior Creditor and the Lenders pursuant to the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and all other obligations of the Loan Parties to the Senior Creditor and the Lenders (including interest accruing after the date on which any Loan Party becomes subject to the jurisdiction of any federal or state debtor relief statute, whether or not recoverable against such Loan Party), whether or not such debts are contemplated by the Loan Parties, the Senior Creditor, the Lenders or the Junior Creditor, are hereinafter collectively referred to as the “Senior Creditor Obligations”);

WHEREAS, as a condition precedent to the Senior Creditor’s and Lender’s agreement to enter into the Credit Agreement and the other Loan Documents, the Senior Creditor and the Lenders require that the Junior Creditor Obligations be subordinated to the Senior Creditor Obligations; and

WHEREAS, in order to induce the Senior Creditor and the Lenders to enter into the Credit Agreement and the other Loan Documents and to make advances under the Credit Agreement, the Junior Creditor has agreed to subordinate the Junior Creditor Obligations to the Senior Creditor Obligations pursuant to the terms and conditions of this Subordination Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

2. Except as otherwise set forth in Section 3 hereof, the Junior Creditor will not ask, demand, sue for, take or receive from any Loan Party, in any manner, the whole or any part of any monies, now or hereafter owing by such Loan Party to the Junior Creditor pursuant to the Junior Creditor Obligations until the Senior Creditor Obligations are paid in full and discharged and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated. The Junior Creditor also agrees that, regardless of whether the Senior Creditor Obligations are secured or unsecured, the Senior Creditor and the Lenders shall be subrogated to the Junior Creditor with respect to the Junior Creditor’s claims against the Loan Parties and the Junior Creditor’s rights and Liens in any of the Loan Parties’ assets and the proceeds thereof until all of the Senior Creditor Obligations shall have been fully paid and satisfied and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated.

3. So long as (i) no Potential Default or Event of Default under the Credit Agreement has occurred or will occur as a result thereof, the Borrowers may make interest payments to the Junior Creditor in accordance with the Junior Creditor Documents, as such documents exist on the date hereof, and (ii) the Permitted Prepayment Conditions are satisfied in full, the Borrowers may make voluntary prepayments of principal to the Junior Creditor in accordance with Section 1(c) of the Junior Credit Note as such document exists on the date hereof.

4. Senior Creditor shall promptly provide to the Junior Creditor and the Junior Creditor shall promptly provide to the Senior Creditor, copies of any written notice of the occurrence or existence of an Event of Default or a default or event of default under any Junior Creditor Document, as applicable; provided, however, in each case, the failure to provide such notice shall not affect the validity of such notice, or create a cause of action against the party failing to give such notice, or create any claim or right on behalf of any third party. The sending or receipt of such notice shall not obligate the recipient to cure such default. The Borrowers hereby consent and agree to the Senior Creditor or the Junior Creditor providing any such information to the other and to such actions by the Senior Creditor and/or the Junior Creditor and waive any rights or claims against any Lenders arising as a result of such information or actions.

5. Notwithstanding any right of the Junior Creditor with respect to the Junior Creditor Obligations, all rights and Liens of the Junior Creditor, whether now existing or hereafter arising and howsoever existing, in any assets of any Loan Party shall be and hereby are subordinated to the rights and Liens of the Senior Creditor and until the Senior Creditor Obligations shall have been fully paid and satisfied, and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated, the Junior Creditor shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise. In the event of (i) the occurrence of a Potential Default or an Event of Default under the Credit Agreement or any of the other Loan Documents, (ii) any acceleration of any Junior Creditor Obligation or (iii) any distribution, division or application (partial or complete), voluntary or involuntary, by operation of law or otherwise of all or any part of the assets of any Loan Party or the proceeds thereof to creditors of any Loan Party by reason of the liquidation, dissolution or other winding up of any Loan Party’s business or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors of any Loan Party, or any proceeding by or against any Loan Party for any relief under any bankruptcy or insolvency law relating to the relief of creditors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event all of the Senior Creditor Obligations shall first be paid in full, or payment thereof provided for in money or monies worth in accordance with the terms thereof, before any payment is made on account of any Junior Creditor Obligations; and upon any such distribution, division or application, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to the Junior Creditor Obligations shall be paid or delivered directly to the Senior Creditor for application to the Senior Creditor Obligations until the Senior Creditor Obligations shall have been fully paid and satisfied and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated.

6. The Junior Creditor hereby irrevocably appoints the Senior Creditor as its attorney-in-fact with full power to act in the place and stead of the Junior Creditor, in all matters relating to or affecting the Junior Creditor Obligations, including the right to make, present, file and vote such proofs of claim against any Loan Party on account of all or any part of the Junior Creditor Obligations, as the Senior Creditor may deem advisable and to receive and collect any and all distributions under any federal or state debtor relief statute on account of the Junior Creditor Obligations and to apply the same on account of the Senior Creditor Obligations.

7. Except as otherwise set forth in Section 3 hereof, should any payment or distribution upon or with respect to the Junior Creditor Obligations or any security therefor or proceeds thereof be received by the Junior Creditor prior to the satisfaction of all of the Senior Creditor Obligations, the Junior Creditor shall forthwith deliver the same to the Senior Creditor in precisely the form received (except for the endorsement or assignment of the Junior Creditor where necessary) for application to the Senior Creditor Obligations then due and owing (whether by virtue of maturity or any installment or acceleration or otherwise), and until so delivered the same shall be held in trust by the Junior Creditor as the property of the Senior Creditor. All collateral securing the Senior Creditor Obligations and all proceeds in respect thereof received by the Senior Creditor after such time as the Senior Creditor Obligations shall have been fully paid and satisfied and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated, shall be forthwith paid over, in the funds and currency received, to the Junior Creditor for application to the Junior Creditor Obligations (unless otherwise required by law).

8. The Junior Creditor hereby represents, warrants and covenants to the Senior Creditor that the Junior Creditor has not heretofore and will not in the future subordinate in favor of or assign to any other person any right, claim or interest in any part of the Junior Creditor Obligations or commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceeding against any Loan Party. In addition, the Junior Creditor hereby represents, warrants and covenants to the Senior Creditor that the Junior Creditor Obligations are unsecured and shall not become secured or be reduced to judgment until the Senior Creditor Obligations shall have been fully paid and satisfied and all financing arrangements among the Loan Parties, the Senior Creditor and the Lenders have been terminated.

9. The Junior Creditor agrees that it may not at any time enter into any agreement with any Loan Party which modifies, changes or waives any terms or conditions of the Junior Creditor Obligations including, but not limited to, the Purchase Agreement, the Junior Creditor Notes and/or any of the other Junior Creditor Documents, while any of the Senior Creditor Obligations remain unpaid, without the prior written consent of the Senior Creditor.

10. The Senior Creditor and the Lenders, at any time and from time to time, may enter into such agreement or agreements with any Loan Party as the Senior Creditor may deem proper extending the time of payment, increasing the amount of the Senior Creditor Obligations, increasing the interest rate accruing with respect to the Senior Creditor Obligations or otherwise altering the terms of the Credit Agreement or any other Loan Documents affecting any security or guarantee conveyed in connection therewith, or may exchange, sell or surrender or otherwise deal with such security, without notice to or the consent of the Junior Creditor and without in any way impairing or affecting the rights granted to the Senior Creditor and the Lenders pursuant to this Subordination Agreement.

11. The Junior Creditor agrees that (i) the provisions hereof shall inure to the benefit of any financial institution obtained by the Loan Parties or the Senior Creditor to provide replacement working capital or other financing for the Loan Parties in place of the Senior

Creditor and the Lenders, regardless of whether any such replacement lender provides its own financing or succeeds the Senior Creditor’s financing by assignment, and if requested by such replacement lender, the Junior Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Subordination Agreement; (ii) as a prior condition of any assignment of any of its interests under any of the Junior Creditor Documents, the Junior Creditor shall require the assignee to acknowledge this Subordination Agreement and agree, in writing, to be bound by the terms and conditions hereof; and (iii) each Junior Creditor Note shall bear a legend which refers to this Subordination Agreement and states that the Junior Creditor’s rights to payment thereunder are subject to the terms hereof.

12. The Junior Creditor agrees to indemnify and to hold the Senior Creditor and the Lenders, and each of their respective officers, directors, agents and employees (each, an “Indemnified Party”) harmless for any and all losses, damages, liabilities, expenses and obligations, including attorneys’ fees and expenses, relating to actions of the Junior Creditor taken contrary to this Subordination Agreement; provided, however, that the foregoing indemnity shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity contained in this Section shall survive the termination of this Subordination Agreement, payment of any Senior Creditor Obligations and assignment of any rights hereunder. If any action or claim shall be brought or threatened against any Indemnified Party by reason of or in connection with one of the foregoing events, the Senior Creditor, the Lenders or such Indemnified Party shall promptly notify the Junior Creditor in writing. The Junior Creditor may participate at its expense in the defense of any such action or claim, including the employment of counsel and the payment of all costs of litigation. Notwithstanding the preceding sentence, such Indemnified Party shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel for such Indemnified Party shall be at the expense of the Junior Creditor. In the event that the Junior Creditor assumes the defense of such proceedings and employs counsel in connection therewith, the Junior Creditor shall keep such Indemnified Party, the Senior Creditor, the Lenders and their respective counsels currently informed of all material developments in such proceeding, including the provision of all documents requested by such developments in such proceeding, including the provision of all documents requested by such Indemnified Party, the Senior Creditor, the Lenders or their respective counsels. Neither such Indemnified Party, the Senior Creditor nor any of the Lenders shall be liable for any settlement of such action effected without the prior written consent of such Indemnified Party, the Senior Creditor, the Lenders and their respective counsels. The Junior Creditor shall not be liable for any settlement of any such action effected without its consent.

13. No waiver shall be deemed to be made by the Senior Creditor or the Lenders of any of their rights hereunder unless the same shall be in writing, signed by the Senior Creditor or the Lenders, and such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Creditor or the Lenders or the obligations of the Junior Creditor to the Senior Creditor or the Lenders in any other respect at any other time.

14. This Subordination Agreement shall be binding upon and inure to the benefit of the Junior Creditor, the Loan Parties, the Senior Creditor, the Lenders and their respective successors and assigns. This Subordination Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Subordination Agreement.

15. This Subordination Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the principles of the conflicts of laws thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Subordination Agreement to be executed and delivered on the date first above written, with the intention that it constitute a document under seal.

SENIOR CREDITOR:

PNC Bank, National Association, as administrative agent for the Lenders

By:		(SEAL)
Name:	Susan J. Dimmick
Title:	Senior Vice President

JUNIOR CREDITOR:

Gorbert Inc.

By:		(SEAL)
Name:
Title:

BORROWERS:

Universal Stainless & Alloy Products, Inc.

By:	(SEAL)
Name:
Title:

Dunkirk Specialty Steel, LLC

By:	(SEAL)
Name:
Title:

North Jackson Specialty Steel, LLC

By:	(SEAL)
Name:
Title:

GUARANTOR:

USAP Holdings, Inc.

By:	(SEAL)
Name:
Title:

EXHIBIT A

Junior Creditor Notes

EXHIBIT 2.4.1

FORM OF

REVOLVING CREDIT LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
	Telephone No.:	(412) 762-6442
	Telecopier No.:	(412) 762-8672
Attention: Agency Services

FROM:	Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”) and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”)

RE:	Credit Agreement (as it may be amended, modified, supplemented or restated, the “Credit Agreement”), dated as of August 18, 2011, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association (“PNC Bank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.4.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned irrevocably requests [check one box under 1(a) below and fill in blank space next to the box as appropriate]:

1.(a)	☐	New Revolving Credit Loans, OR

	☐	Renewal of the LIBOR Rate Option applicable to an outstanding [specify type of Loans – Revolving Credit Loans or Term Loan], originally made on , OR

	☐	Conversion of the Base Rate Option applicable to an outstanding [specify type of Loans – Revolving Credit Loans or Term Loan] originally made on to a Loan to which the LIBOR Rate Option applies, OR

	☐	Conversion of the LIBOR Rate Option applicable to an outstanding [specify type of Loans – Revolving Credit Loan or Term Loan] originally made on to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check one box under 1(b) below and fill in blank spaces in line next to box]:

1.(b)(i)	☐	Under the Base Rate Option. Such Loan shall have a Borrowing Date of (which date shall be (i) on the Business Day of receipt by the Administrative Agent, by 11:00 a.m., Eastern Time, of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) on the last day of the preceding LIBOR Rate Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies; provided that the Administrative Agent receives this Loan Request prior to 11:00 a.m., Eastern Time, on such day), OR

(ii)	☐	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of (which date shall be at least three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 10:00 a.m., Eastern Time, of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies).

2.	Such Loan is in the principal amount of $ or the principal amount to be renewed or converted is $ [for each Borrowing Tranche to which the LIBOR Rate Option applies in integral multiples of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), and to each Borrowing Tranche to which the Base Rate Option applies, in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00)].

3.	Such Loans shall have an Interest Period of Months [one (1), two (2), three (3) or six (6) Months; this paragraph A.3 only applies if the Borrowers are selecting the LIBOR Rate Option].

B.	As of the date hereof and the date of making of the above-requested Loans (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement; all of the Loan Parties' representations and warranties therein are true and correct; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the making of any Revolving Credit Loan shall not cause (i) the aggregate amount of the Revolving Credit Loans from any Lender to exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage to exceed the lesser of (a) Revolving Credit Commitments and (b) the Borrowing Base.

C.	The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:

☐ Funds to be deposited into PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $            , OR

☐ Funds to be wired per the following wire instructions:

Amount of Wire Transfer :	$

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

[INTENTIONALLY LEFT BLANK]

The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 2.4.2

FORM OF

SWING LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, PA 15219

Telephone No.: (412) 762-6442

Telecopier No.: (412) 762-8672

Attention: Agency Services

FROM:	Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”) and North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are each, a “Borrower” and collectively, the “Borrowers”)

RE:	Credit Agreement (as it may be amended, modified, supplemented or restated, the “Credit Agreement”), dated August 18, 2011, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association (“PNC Bank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.4.2 [Swing Loan Requests] of the Credit Agreement, the undersigned irrevocably requests:

1.	New Swing Loans. Such Swing Loan shall have a Borrowing Date of (which date shall be the Business Day of receipt by the Administrative Agent by 12:00 noon, Eastern Time, of this Swing Loan Request for making a new Swing Loan.

2.	Such Swing Loan is in the principal amount of $ [not less than One Hundred Thousand and 00/100 Dollars ($100,000.00)].

B.	As of the date hereof and the date of making of the above-requested Loans (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement; all of the Loan Parties’ representations and warranties therein are true and correct; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the making of any Swing Loan shall not cause the Revolving Facility Usage to exceed the lesser of (i) the Revolving Credit Commitments and (ii) the Borrowing Base.

C.	The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:

☐ Funds to be deposited into a PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $            , OR

☐ Funds to be wired per the following wire instructions:

Amount of Wire Transfer :	$

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

[INTENTIONALLY LEFT BLANK]

The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT 7.1.1(A)

CLOSING DATE COMPLIANCE CERTIFICATE

August 18, 2011

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I, the Chief Financial Officer of each Borrower, do hereby certify on behalf of the Borrowers as of the Closing Date, as follows:

1. CHECK ONE:

The annual financial statements of Universal and its Subsidiaries, consisting of an audited consolidated balance sheet and related audited consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.2 [Annual Financial Statements] of the Credit Agreement.

OR

X

The quarterly unaudited financial statements of Universal and its Subsidiaries, consisting of a consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.

2. The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

3. No Event of Default or Potential Default has occurred and is continuing on the Closing Date.

4. Minimum Consolidated EBITDA (Section 6.1.1(viii)(b)). The trailing twelve month Consolidated EBITDA for the period ended as of June 30, 2011 is $36,351,000 (the calculation of which is set forth in the attached spreadsheet), which is not less than the required amount of $30,000,000.

5. Maximum Pro Forma Leverage Ratio (Section 6.1.1(viii)(a)). The trailing twelve month pro forma Leverage Ratio is 2.20 to 1.0, which is not greater than the permitted ratio of 2.50 to 1.00 for such period.

(A) Senior Indebtedness as of the Closing Date (after giving effect to the payment of the Transaction Expenses on or prior to the Closing Date and the Loans to be made on the Closing Date) equals $80,000,000.

(B) Consolidated EBITDA for the period equal to the 12 month period ended as of June 30, 2011 equals $36,351,000 (the calculation of which is set forth in the attached spreadsheet).

(C) The ratio of item 5(A) to item 5(B) equals the trailing twelve month pro forma Leverage Ratio.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Compliance Certificate this      day of August, 2011.

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

SPREADSHEET

$ balances in 000’s	For the 12 months ended June 30, 2011
Net Income		$17,631

Income Tax Expense		9,315
Interest Expense		482
Depreciation		5,733
Non-Cash Stock Option Expense		2,055

EBITDA		35,217

Transaction Costs		1,134

Consolidated EBITDA		$36,351

Pro Forma Senior Indebtedness as of the Closing Date	(A)	$80,000
Consolidated EBITDA for the 12 months ended June 30, 2011	(B)	$36,351

Pro Forma Leverage Ratio as of the Closing Date	(A) ÷ (B)	2.20

EXHIBIT 7.1.1(B)

OFFICER’S SOLVENCY CERTIFICATE

This Solvency Certificate (the “Certificate”) is delivered pursuant to Section 7.1.1 of the Credit Agreement, dated August 18, 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto from time to time (the Borrowers and the Guarantors are each, a “Loan Party” and collectively, the “Loan Parties”), the Lenders party thereto from time to time, and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that he/she is a duly authorized officer of each of the Loan Parties (“Officer”) and that, as such, he/she is authorized to execute this Certificate on behalf of each of the Loan Parties. Any term or provision hereof to the contrary notwithstanding, the Officer is executing this Certificate in his/her capacity as an officer of, and solely on behalf of, each of the Loan Parties, and not in his/her individual capacity. On behalf of each of the Loan Parties, the Officer further certifies that:

(a) The Officer has knowledge of, and has participated in, the preparation and negotiation of the Credit Agreement and each of the other Loan Documents.

(b) The Officer is familiar with the finances of each of the Loan Parties and the financial statements of the Loan Parties. The Officer has also participated in the development of financial projections for the Loan Parties giving effect to the financing and transactions contemplated pursuant to the Credit Agreement.

(c) Based upon the foregoing, as of the date of the initial Loans and after giving effect to the transactions contemplated by the Loan Documents and the Acquisition Documents:

(i) the fair value of the assets of each of the Loan Parties (on a going concern basis) will exceed the total amount of liabilities, including, without limitation, contingent liabilities, of each of the Loan Parties;

(ii) the present fair salable value of the assets of each of the Loan Parties (on a going concern basis) will exceed the probable total liabilities of each of the Loan Parties as they become absolute and matured;

(iii) each of the Loan Parties will be able to pay its debts, including contingent liabilities, as they mature and become due in the normal course of business;

(iv) no Loan Party is, nor will it be, engaged in a business for which its capital is, or would be, unreasonably small after giving due consideration to the prevailing practice in the industry in which such Loan Party is engaged; and

(v) no Loan Party has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Credit Agreement, or any of the other Loan Documents to which it is a party, nor has it made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors.

[INTENTIONALLY LEFT BLANK]

I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with its entering into the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated thereby.

LOAN PARTIES:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	USAP Holdings, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

EXHIBIT 8.2.6

FORM OF

ACQUISITION COMPLIANCE CERTIFICATE

                    , 201

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                             [insert name of applicable Loan Party] intends to enter into a Permitted Acquisition with                              [enter name of the target company] pursuant to which                              [insert name of applicable Loan Party] will                              [provide a brief description of the transactions contemplated by such Permitted Acquisition]. This Certificate is delivered to the Administrative Agent in accordance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement. I, the                              [Chief Executive Officer/President/Chief Financial Officer/Treasurer or Assistant Treasurer] of each Borrower, do hereby certify as of                     , 201    , which is at least five (5) Business Days prior to such Permitted Acquisition (the “Report Date”), as follows:

1. The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respect with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

2. No Event of Default or Potential Default exists on the Report Date;; and no Event of Default or Potential Default shall exist immediately prior to or after giving effect to such Permitted Acquisition.

[NOTE: If any Event of Default or Potential Default has occurred and is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

3. Aggregate Consideration. The Consideration (excluding any Consideration in the form of equity) to be paid for such Permitted Acquisition is $            .    , and the aggregate Consideration (excluding any Consideration in the form of equity) paid for all Permitted Acquisitions (after giving effect to such Permitted Acquisition) in the current fiscal year is $            .    .

Under Section 8.2.6(ii)(E)(w) of the Credit Agreement, the aggregate Consideration (excluding any Consideration in the form of equity) paid for all Permitted Acquisitions in any fiscal year shall not exceed Fifty Million and 00/100 Dollars ($50,000,000.00). Therefore, the Loan Parties                      [will/will not] be in compliance with Section 8.2.6(ii)(E)(w) of the Credit Agreement after giving effect to such Permitted Acquisition.

4. Undrawn Availability. After giving effect to such Permitted Acquisition, Undrawn Availability is $            .    .

Under Section 8.2.6(ii)(E)(x) of the Credit Agreement, Undrawn Availability is required to be at least Thirty Million and 00/100 Dollars ($30,000,000.00). Therefore, the Loan Parties              [will/will not] be in compliance with Section 8.2.6(ii)(E)(x) of the Credit Agreement after giving effect to such Permitted Acquisition.

5. Minimum Fixed Charge Coverage Ratio. After giving effect to such Permitted Acquisition, the Fixed Charge Coverage Ratio for the twelve (12) month period ending as of the Report Date is              to 1.0.

(A) Consolidated EBITDA for the twelve (12) month period ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(B) Fixed Charges for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(C) the ratio of item 5(A) to item 5(B) equals the Fixed Charge Coverage Ratio.

Under Section 8.2.6(ii)(E)(y) of the Credit Agreement, the Fixed Charge Coverage Ratio is not permitted to be less than the ratio of 1.20 for the relevant period. Therefore, the Loan Parties              [will/will not] be in compliance with Section 8.2.6(ii)(E)(y) of the Credit Agreement after giving effect to such Permitted Acquisition.

6. Maximum Leverage Ratio. After giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition), the Leverage Ratio for the twelve (12) month period ending as of the Report Date is             to 1.0.

(A) Senior Indebtedness as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(B) Consolidated EBITDA for the twelve (12) month period ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(C) The ratio of item 6(A) to item 6(B) equals the Leverage Ratio.

Under Section 8.2.6(ii)(E)(z) of the Credit Agreement, the Leverage Ratio is not permitted to be greater than .50 below the then applicable Leverage Ratio as required pursuant to Section 8.2.18 [Maximum Leverage Ratio] of the Credit Agreement for the relevant period. Therefore, the Loan Parties              [will/will not] be in compliance with Section 8.2.6(ii)(E)(z) of the Credit Agreement after giving effect to such Permitted Acquisition.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Acquisition Compliance Certificate this      day of                     , 201    .

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

SPREADSHEET

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

                    , 201

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I, the                              [Chief Executive Officer/President/Chief Financial Officer/Treasurer or Assistant Treasurer] of each Borrower, do hereby certify on behalf of the Borrowers as of the              [quarter/year] ended                     , 201     (the “Report Date”), as follows:

1. CHECK ONE:

The annual financial statements of Universal and its Subsidiaries, consisting of an audited consolidated balance sheet and related audited consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.2 [Annual Financial Statements] of the Credit Agreement.

OR

The quarterly unaudited financial statements of Universal and its Subsidiaries, consisting of a consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.

2. The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

3. In accordance with Section 6.2 [Updates to Schedules] of the Credit Agreement, attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the “Updated Schedules”). Notwithstanding the foregoing, the Borrowers hereby acknowledge and agree that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their commercially reasonable discretion, shall have accepted in writing the Updated Schedules.

4. No Event of Default or Potential Default has occurred and is continuing on the Report Date.

[NOTE: If any Event of Default or Potential Default has occurred and is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

5. Indebtedness (Section 8.2.1(iii)). Indebtedness of the Loan Parties and their Subsidiaries with respect to Purchase Money Security Interests and capitalized leases, in the aggregate, as of the Report Date of $            , which does not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate for all such Indebtedness.

6. Indebtedness (Section 8.2.1(vii)). Unsecured Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $            , which is Indebtedness other than the Indebtedness permitted by clauses (i) through (vi) of Section 8.2.1 of the Credit Agreement, which is not more than the permitted maximum of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any time outstanding.

7. Subsidiaries, Partnerships and Joint Ventures. The aggregate investment by the Loan Parties or any of them in all Joint Ventures as of the Report Date is $            , which is not more than the permitted maximum of Fifteen Million and 00/100 Dollars ($15,000,000.00) at any time.

8. Minimum Fixed Charge Coverage Ratio (Section 8.2.17). The Fixed Charge Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is              to 1.0, which is not less than the required ratio of 1.20 to 1.00 for such period.

(A) Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(B) Fixed Charges for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(C) the ratio of item 8(A) to item 8(B) equals the Fixed Charge Coverage Ratio.

9. Maximum Leverage Ratio (Section 8.2.18). The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is              to 1.0, which is not greater than the permitted ratio of [3.25 to 1.00] [3.00 to 1.00] [2.75 to 1.00] [2.50 to 1.00] for such period.

(A) Senior Indebtedness as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(B) Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $             (the calculation of which is set forth in the attached spreadsheet).

(C) The ratio of item 9(A) to item 9(B) equals the Leverage Ratio.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Compliance Certificate this      day of                     , 201    .

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT A

SPREADSHEET

EXHIBIT 8.3.4

FORM OF BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (the “Certificate”) is delivered pursuant to Section 8.3.4 of the Credit Agreement, dated August 18, 2011, (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that [he/she] is the [President] [Chief Financial Officer] [Chief Executive Officer] of each Borrower and that, as such, [he/she] is authorized to execute this Certificate on behalf of each Borrower and further certifies that:

For purposes of this Certificate, the date for which the Borrowing Base is being calculated is                     , 201     (the “Calculation Date”).

1. The calculation of the Borrowing Base is attached hereto as Exhibit A.

2. As of the Calculation Date, the Revolving Facility Usage on such date does not (and, after giving effect to any Loan or Letter of Credit being requested in conjunction with the delivery of this Certificate, will not) exceed the lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base.

3. All Accounts set forth herein as Qualified Accounts meet each of the requirements of Qualified Accounts as set forth in the Credit Agreement. All Inventory set forth herein as Qualified Inventory meet each of the requirements of Qualified Inventory as set forth in the Credit Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand this      day of                     , 201    .

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

EXHIBIT A

BORROWING BASE